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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20 South Wacker Drive

Chicago, Illinois 60606

March 30, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 annual meeting of shareholders of CME Group Inc. The meeting will be held at 4:00 p.m., Central Time, on Wednesday, May 13, 2009, at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois.

In addition to topics described in the notice of annual meeting and proxy statement, we’ll provide a report on our operating results and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

Your vote is very important. We urge you to vote your shares promptly, even if you plan to attend the meeting. You may vote by telephone or over the Internet by following the instructions on the enclosed proxy/voting instruction card or by returning the enclosed proxy/voting instruction card. We look forward to seeing you at the meeting.

Sincerely,

Terrence A. Duffy	Craig S. Donohue
Executive Chairman	Chief Executive Officer

20 South Wacker Drive

Chicago, Illinois 60606

Notice of Annual Meeting of Shareholders May 13, 2009

The annual meeting of shareholders of CME Group Inc. will be held at 4:00 p.m., Central Time, on Wednesday, May 13, 2009, at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, for the following purposes:

1.	to elect eight directors that we refer to as “Equity Directors;”

2.	to elect one Class B-1 director and one Class B-2 director;

3.	to elect five members of the Class B-1 nominating committee;

4.	to approve an amendment to the Amended and Restated Chicago Mercantile Exchange Holdings Inc. Omnibus Stock Plan;

5.	to approve an amendment to the Amended and Restated Chicago Mercantile Exchange Holdings Inc. 2005 Director Stock Plan;

6.	to approve an amendment to the Amended and Restated CME Group Inc. Annual Incentive Plan for Highly Compensated Executive Officers;

7.	to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009; and

8.	to transact any other business that may properly come before the meeting.

You are entitled to notice of and to vote at the annual meeting if you were a shareholder of record of CME Group Inc. Class A or Class B common stock at the close of business on March 16, 2009. There were 66,346,471 shares of our Class A common stock and 3,138 of our Class B common stock issued and outstanding on March 16, 2009. The Company expects to either mail or provide notice and electronic delivery of this notice of annual meeting, proxy statement, CME Group 2008 Annual Review and our annual report on Form 10-K on or about April 2, 2009.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the meeting. You may vote over the Internet, by telephone or by returning the enclosed proxy/voting instruction card by mail. Specific instructions on how to vote can be found on the card.

If you wish to vote by telephone or over the Internet and you hold your shares at Computershare, our transfer agent, you may vote until 10:59 p.m., Central Time, on Tuesday, May 12, 2009. If you hold your shares through a bank or broker you will need to vote in accordance with their deadline, which may be earlier than May 12, 2009.

By order of the board of directors,

Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

March 30, 2009

Chicago, Illinois

Proxy Statement for the

Annual Meeting of Shareholders of

CME GROUP INC.

To be held on Wednesday, May 13, 2009

In this proxy statement, we refer to CME Group Inc. as “CME Group” or the “Company,” to Chicago Mercantile Exchange Inc. as “CME,” to the former CBOT Holdings, Inc. as “CBOT Holdings,” to Board of Trade of the City of Chicago, Inc. as “CBOT,” to the former NYMEX Holdings, Inc. as “NYMEX Holdings,” to New York Mercantile Exchange, Inc. as “NYMEX” and to the Commodity Exchange, Inc. as “COMEX.” In connection with our merger with the former CBOT Holdings, Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) was the surviving company and its name was changed to CME Group. In this proxy statement, the terms “we,” “us” and “our” refer to CME Group and its subsidiaries.

Our principal offices are located at 20 South Wacker Drive, Chicago, Illinois 60606. Our phone number is 312.930.1000.

Frequently Asked Questions Regarding Attendance and Voting Matters

When and where is the annual meeting?

The annual meeting of shareholders of CME Group will be held on Wednesday, May 13, 2009, at 4:00 p.m. Central Time, at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois. The following are directions from the main thoroughfares:

From Interstate 90/94

To entrance: Heading north or south on I-90/94, exit at Ohio Street. Follow Ohio Street east to Michigan Avenue. Turn right. At the second light, turn left on Illinois Street. At stop sign, turn right. The Gleacher Center is on the right.

To area parking: Heading either north or south on I-90/94, exit Ohio Street east. Follow Ohio Street east to St. Clair Street, which is one block beyond Michigan Avenue and turn right. Travel two blocks on St. Clair Street to lower Illinois Street and turn left. Travel one block on lower Illinois Street and parking is one block on the right. Standard parking rates apply.

From Lake Shore Drive

To entrance: Heading north or south on Lake Shore Drive, exit at Grand Avenue. Follow Grand west to Columbus Drive/Fairbanks Court; turn left to East North Water Street and turn right. Gleacher Center is straight ahead.

To area parking: Heading either north or south on Lake Shore Drive, exit Grand Avenue. Follow Grand Avenue west to St. Clair Street, approximately four blocks, and turn left. Travel one block to lower Illinois Street and turn left. Parking is one block down on the right. Standard parking rates apply.

Who can attend the annual meeting?

All holders of Class A and Class B common stock on March 16, 2009, the record date for the annual meeting, are entitled to notice of and are invited to attend the annual meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport. If you are not a shareholder of record, you must bring evidence from your broker that you are a shareholder and are eligible to attend the meeting, such as a letter or account statement from your broker or bank. Shareholders will not be allowed to use cameras, recording devices and other electronic devices at the meeting.

Will the annual meeting be Web cast?

Yes. A live Web cast of the annual meeting will be provided from our Investor Relations section of our Web site www.cmegroup.com. Go to Investor Relations, click on Investor Calendar and then click on listen to Web cast for the CME Group Inc. 2009 Annual Meeting of Shareholders. If you miss the meeting, you can view a replay of the Web cast on that site. Please note that you will not be able to vote your shares via the Web cast or ask questions via the Web cast. If you plan to view the Web cast, please submit your vote in advance.

How did the merger with NYMEX Holdings impact the board of directors?

As a result of our merger with NYMEX Holdings, the size of the board of directors increased from 30 to 33. An additional director was appointed to each of our three classes of directors. Each of these directors was formerly a member of the NYMEX Holdings board. Six of our directors continue to be elected by our Class B shareholders. In connection with the 2009 annual meeting, the board of directors adopted a resolution to reduce the size of the board by one. Following the 2009 annual meeting, our board will be comprised of 32 directors.

What proposals are we being asked to vote on?

Holders of all classes of Class A and Class B common stock of CME Group (voting together as a single class) are being asked to vote on the following:

•	the election of eight directors that we refer to as “Equity Directors;”

•	the approval of an amendment to the Amended and Restated Chicago Mercantile Exchange Holdings Inc. Omnibus Stock Plan (the “Omnibus Stock Plan”);

•	the approval of an amendment to the Amended and Restated Chicago Mercantile Exchange Holdings Inc. 2005 Director Stock Plan (the “Director Stock Plan”);

•	the approval of an amendment to the Amended and Restated CME Group Inc. Annual Incentive Plan for Highly Compensated Executive Officers (the “IP for NEOs”); and

•	the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

In addition, holders of Class B-1 and Class B-2 shares are being asked to vote on the election of one director for their respective class, each from a slate of two candidates. We refer to these directors as the “Class B directors.”

Finally, holders of Class B-1 shares are being asked to vote on the election of five members of the Class B-1 nominating committee from a slate of ten candidates. We refer to these nominating committee members as the “Class B nominating committee members.”

Who is entitled to vote?

You may vote if you owned shares of Class A or Class B common stock of CME Group as of the close of business on March 16, 2009, the record date for the annual meeting. The number of shares outstanding of each of our classes of common stock as of March 16, 2009 was as follows:

Class	Shares Outstanding
Class A	66,346,471
Class B-1	625
Class B-2	813
Class B-3	1,287
Class B-4	413

There were approximately 2,200 holders of record of our Class A common stock and approximately 1,800 holders of record of our Class B common stock on such date.

The following table shows the number of votes each share is entitled to cast on the proposals on which shareholders will vote at the annual meeting:

Proposal	Class A	Class B-1	Class B-2	Class B-3	Class B-4
Election of Equity Directors	1	1	1	1	1
Election of Class B Directors	N/A	1	1	N/A	N/A
Election of Class B Nominating Committee Members	N/A	1	N/A	N/A	N/A
Approval of an Amendment to the Omnibus Stock Plan	1	1	1	1	1
Approval of an Amendment to the Director Stock Plan	1	1	1	1	1
Approval of an Amendment to the IP for NEOs	1	1	1	1	1
Ratification of Ernst & Young LLP	1	1	1	1	1

In connection with our merger with CBOT Holdings in 2007, we issued fractional shares of our Class A common stock to CBOT Holdings shareholders. Holders of fractional shares are entitled to vote their fractional share in proportion to their fractional interest. For example, an individual owning 1,000.75 shares would be entitled to 1,000 votes and  3/4 of one vote.

How do I vote?

Shareholders of record (shareholders having an account at Computershare, our transfer agent) have three ways to cast their vote:

•

By phone or via the Internet – by calling 1-800-690-6903 or voting electronically over the Internet by going to www.proxyvote.com. You will need to reference the control number on your proxy card when voting by telephone or over the Internet. If you wish to vote by telephone or over the Internet, you may vote until 10:59 p.m., Central Time, on Tuesday, May 12, 2009.

•	By mail – by submitting the proxy card in the envelope provided.

•	In person – by voting your proxy card at the annual meeting.

For holders in street name (shareholders holding through a bank or broker), your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. You may also vote in person at the annual meeting if you obtain a legal proxy from the institution holding your shares. Please contact the institution holding your shares for more information.

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares promptly by returning your proxy card and/or voting instruction card or casting your vote by telephone or over the Internet. Voting early will not affect your right to change your vote and/or to attend the meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of CME Group stock is reflected directly on the books and records of our transfer agent, Computershare. If you hold stock through a bank, broker or other intermediary, you hold your shares in street name and are not a shareholder of record. For shares held in street name, the record owner of your shares is your bank, broker or other intermediary. We only have access to ownership records for the registered shares. Therefore, if you are not a registered shareholder, you will need to bring additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card in order to be admitted to the annual meeting.

What does it mean if I receive more than one proxy/voting instruction card?

This means that you have multiple accounts holding CME Group shares. Shares with different registrations cannot be combined and as a result, you may receive more than one card. For example, shares held through your broker cannot be combined with shares held at our transfer agent, Computershare. Additionally, our Class B shares are not combined with our Class A shares. Therefore, if you own both Class A and Class B shares you will receive more than one proxy card.

If you receive more than one proxy/voting instruction card, you must vote each card to ensure that all shares you own are voted.

What if I return my proxy card but do not provide voting instructions?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

•	“FOR” the election of eight directors that we refer to as “Equity Directors;”

•	“ABSTAIN” from voting for Class B directors, if applicable;

•	“ABSTAIN” from voting for Class B nominating members, if applicable;

•	“FOR” the approval of the amendment to the Omnibus Stock Plan;

•	“FOR” the approval of the amendment to the Director Stock Plan;

•	“FOR” the approval of the amendment to the IP for NEOs; and

•	“FOR” the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement.

Can I change my mind after I vote?

For shareholders of record: You may change or revoke your vote by submitting a written notice of revocation directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606 or by submitting another proxy card or by voting at the annual meeting.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or intermediary.

Your most recent vote is the one that is counted.

Is my vote confidential?

All proxies, ballots and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of Broadridge will act as the inspector of election and will count the votes.

Comments written on proxy cards or ballots may be provided by Broadridge to our Corporate Secretary, Kathleen M. Cronin, with the name and address of the shareholder. Each comment will be provided without reference to the vote of the shareholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary in order to understand the comment. At our request, the inspector of election may provide us with a list of shareholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of shareholders, although it is expected that we will not be able to determine how individual shareholders voted.

How many votes must be present to hold the annual meeting?

In order for us to conduct the meeting, shareholders possessing at least one-third of the votes entitled to be cast on each proposal as of March 16, 2009, must be present or represented by proxy. This is referred to as a quorum.

Proxies marked “withhold” or “abstain” and “broker non-votes” are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item under the rules of the NASDAQ Global Select Market (the “NASDAQ”) and has not received instructions from the beneficial owner. The proposals requesting approval for the amendments to our equity plans (the Omnibus Stock Plan, the Director Stock Plan and the IP for NEOs) are considered “non-routine” proposals under the rules of the NASDAQ and, therefore, brokers may not vote on the matters unless they receive specific voting instructions from the beneficial holders.

To ensure that there will be a quorum for each of the proposals to be voted on and that the proposals relating to our equity plans will receive approval, please vote before the annual meeting, and allow your shares to be represented at the meeting by your proxies. Voting before the annual meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be revoked automatically.

How many votes are needed to approve the various proposals?

Each of the proposals presented at the annual meeting will be considered separately. Assuming that a quorum is present for the particular proposal, the following votes are required to approve each of the proposals:

•

Proposal 1: Election of Equity Directors: Eight nominees receiving the highest number of “FOR” votes from all classes of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class will be elected.

•

Proposal 2: Election of each Class B director: One Class B-1 nominee and one Class B-2 nominee receiving the highest number of “FOR” votes in his class from shareholders present or represented by proxy at the annual meeting will be elected as the Class B director for that class.

•

Proposal 3: Election of Class B-1 nominating committee: Five nominees receiving the highest number of “FOR” votes from shareholders present or represented by proxy at the annual meeting will be elected to the Class B-1 nominating committee.

•

Proposal 4: Approval of an amendment to the Omnibus Stock Plan: Must receive a “FOR” vote from the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

•

Proposal 5: Approval of an amendment to the Director Stock Plan: Must receive a “FOR” vote from the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

•

Proposal 6: Approval of an amendment to the IP for NEOs: Must receive a “FOR” vote from the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

•

Proposal 7: Ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009: Must receive a “FOR” vote from the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

Who pays for the solicitation of proxies?

CME Group pays the cost of soliciting proxies. Proxies will be solicited on behalf of the board of directors. This solicitation is being made by mail and over the Internet, but also may be made by telephone or in person. We have hired D.F. King for $9,500, plus out-of-pocket expenses, to assist in the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses for sending proxy materials to shareholders and obtaining their vote.

When are shareholder proposals due for the 2010 annual meeting?

To be considered for inclusion in the 2010 proxy statement, shareholder proposals must be received in writing at our principal executive offices no later than December 3, 2009. You should be aware that your proposal must comply with the Securities and Exchange Commission (“SEC”) regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal from the floor during next year’s meeting, we must have timely received written notice of the proposal. In accordance with our bylaws, to be timely, a shareholder’s notice must be delivered to our corporate secretary not earlier than the close of business on January 13, 2010 (the 120th day) and not later than the close of business on February 12, 2010 (the 90th day) prior to the anniversary of the 2009 annual meeting (May 13, 2010); provided, however, that in the event that the date of the 2010 annual meeting is more than 30 days before or more than 60 days after May 13, 2010, to be timely notice must be delivered not earlier than the close of business on the 120th day prior to the actual date of the 2010 annual meeting and not later than the close of business on the later of the 90 th day prior to the actual date of the 2010 annual meeting or, if the first public announcement of the date of the 2010 annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2010 annual meeting is first made by the Company. Your notice of the proposal must contain the information required under our bylaws in order to be considered.

Shareholder proposals should be sent by mail directed to the Corporate Secretary (Kathleen M. Cronin), CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

Are there any matters to be voted on at the meeting that are not included in the proxy?

At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement. If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results by press release following the annual meeting and will publish final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009.

If I received paper copies of materials, can I receive future proxy materials on-line?

Yes. If you chose this option you will not receive paper copies of the proxy materials in the mail. Choosing this option will save us printing and mailing costs and may benefit the environment.

If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by following the instructions provided when you vote over the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting you will receive an e-mail notification when the proxy materials are available for your on-line review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice.

Why did I receive a notice by mail without printed copies of the proxy materials?

As permitted by rules adopted by the SEC, we are making this proxy statement, our annual report on Form 10-K and the CME Group 2008 Annual Review available to our shareholders electronically via the Internet. On or about April 2, 2009 we mailed a notice containing instructions on how to access this proxy statement, our annual report on Form 10-K and the CME Group 2008 Annual Review and vote on-line. If you received a notice by mail, you will not receive a printed copy of the materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the materials. The notice also instructs you on how you may submit your proxy over the Internet. If you received a notice by mail and would like to receive a printed copy of these materials, you should follow the instructions for requesting such materials included in the notice.

Why did members of my household only receive one set of proxy materials but more than one proxy card?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate copies of the proxy materials, please contact Computershare at www.computershare.com/us/sc/cme.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Can I get additional copies of the proxy materials?

Yes. Additional copies of the CME Group 2008 Annual Review, along with copies of our annual report on Form 10-K for the year ended December 31, 2008 (not including exhibits) and this proxy statement, are available free of charge upon written request to Shareholder Relations, Attention: Ms. Beth Hausoul, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

Composition of the Board

Following our merger with NYMEX Holdings, our board is now comprised of 33 directors. The board continues to be classified into three classes each comprised of eleven directors with terms for three years.

The board of directors is aware that its current size of 33 members is larger than the average size board. However, additional representation was required as part of the mergers with CBOT Holdings and NYMEX Holdings and the board values the insight provided by these newly added members. The board recognizes that it should take steps over the long-term to reduce the size of the board. In connection with the 2009 annual meeting, the board of directors approved a resolution whereby following the annual meeting, the board size will be reduced from 33 to 32. In connection with this reduction, the board is proposing ten nominees for the class with terms expiring in 2012. Mr. Steele, who was appointed by the board in connection with the NYMEX Holdings merger, was not re-nominated to the board. The board recognizes the contribution of Mr. Steele and thanks him for his service. The board will continue to be classified into three classes following the annual meeting, with one class being comprised of 10 individuals and two classes being comprised of 11 individuals each.

Directors elected at the 2009 annual meeting will hold office for a three-year term expiring at the 2012 annual meeting. Eight Equity Directors will be elected by the Class A and Class B shareholders voting together as a single class. Additionally, as set forth in Proposal 2, the holders of Class B-1 and Class B-2 shares will each elect one director. Directors in the other two classes that are not up for election this year will continue in office for the remainder of their terms.

References to terms on our board of directors includes service on the board of CME Holdings from its formation in 2001 and service on the board of its wholly-owned subsidiary, CME. Additionally, since the completion of our mergers with CBOT Holdings and NYMEX Holdings, the board of directors of CBOT, NYMEX and COMEX have been comprised of the same members as the CME Group and CME boards. Ages are as of March 10, 2009.

Proposal 1 – Election of Equity Directors

The nominating committee recommended and the board approved the following candidates for election to a three-year term expiring at the annual meeting in 2012. The nominees were evaluated and recommended by the nominating committee and approved by the board in accordance with the process for nominating directors as described on page 19 of this proxy statement. All of the nominees are currently members of our board.

Directors are elected by a plurality of the shares present at the meeting, meaning that director nominees with the most affirmative votes are elected to fill the available seats.

Dennis H. Chookaszian, 65 Mr. Chookaszian has served as a member of our board of directors since 2004. Since January 2007, he has served as chairman of the Financial Accounting Standards Advisory Council. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the on-line management of 401(k) plans. Mr. Chookaszian served as Chairman and Chief Executive Officer of CNA Insurance Companies (“CNA”) from 1992 to 1999. During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels, including President and Chief Operating Officer from 1990 to 1992 and Chief Financial Officer from 1975 to 1990. Mr. Chookaszian serves as a director of Career Education Corporation, LoopNet, Inc. and Insweb Corp. Mr. Chookaszian is a registered certified public accountant.

Robert F. Corvino, 51 Mr. Corvino has served as a member of our board of directors since July 2007. Previously, Mr. Corvino served as Vice Chairman of CBOT since 2004. Mr. Corvino is an independent local trader and has been a member of CBOT since 1984.

Larry G. Gerdes, 60 Mr. Gerdes has served as a member of our board of directors since July 2007. Previously, he served as a director of CBOT since 2005. He is President/CEO and Chairman of Transcend Services, Inc., the third largest medical transcription company in the United States. Mr. Gerdes is also a general partner of Gerdes Huff Investments. Since 1983, Mr. Gerdes has served as general partner of Sand Hill Financial Company, a venture capital partnership. Mr. Gerdes is a major shareholder and President of Friesland Farms, LLC and a member of the board of directors of Alliance Healthcard, Inc.

Daniel R. Glickman, 64 Mr. Glickman has served as a member of our board of directors since 2001. Since 2004, Mr. Glickman has served as Chairman and Chief Executive Officer of the Motion Picture Association of America, Inc. Mr. Glickman currently serves as a director of the Hain-Celestial Corporation. Mr. Glickman previously served as Director of the Institute of Politics at Harvard University’s John F. Kennedy School of Government from 2002 to 2004 and, until 2004, had been a Senior Advisor in the law firm of Akin, Gump, Strauss, Hauer & Feld, where he was a partner from 2001. He also served as U.S. Secretary of Agriculture from 1995 through 2001 and as a member of the U.S. Congress, representing a district in Kansas, from 1977 through 1995.

James E. Oliff, 60 Mr. Oliff has served as a member of our board of directors since 1994 and has been a member of CME for more than 30 years. Mr. Oliff served as our Vice Chairman from 2002 until July 2007 and as our Second Vice Chairman from 1998 until 2002. He previously served on our board from 1982 to 1992. Mr. Oliff has also served as President of FILO Corp., a floor brokerage business, since 1982. Mr. Oliff previously served as Executive Director of International Futures and Options Associates from 1996 to 2005, as President and Chief Executive Officer of FFast Trade U.S., LLC from 2001 to 2005, as Chairman and CEO of FFastFill Inc. from 2003 to 2005 and as FFastFill’s Chief Operating Officer from 2001 to 2003. He also served as President of LST Commodities, LLC (an introducing broker) from 1999 until 2002. He currently serves as a member of the board of directors of FFastFill, plc. and the advisory board for the MS Program in Financial Engineering at Kent State University.

John L. Pietrzak, 53 Mr. Pietrzak has served as a member of our board of directors since July 2007. Previously, Mr. Pietrzak served as a director of CBOT since 2006 and from 1993 to 1995. He also served as a director of The Clearing Corporation (formerly Board of Trade Clearing Corp.) from 2001 to 2004. Mr. Pietrzak has served as Managing Partner of Longwood Partners, a private equity firm, since 2002 and as General Partner of Sparta Group, a proprietary trading group, since 1997.

Alex J. Pollock, 66 Mr. Pollock has served as a member of our board of directors since 2004. Mr. Pollock has served as Resident Fellow of the American Enterprise Institute in Washington, D.C. since 2004 and previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Chicago from 1991 through 2004. He was previously President and CEO of Community Federal Savings. Mr. Pollock serves as a director of Allied Capital Corporation, Great Lakes Higher Education Corporation and the Great Books Foundation.

William R. Shepard, 62 Mr. Shepard has been a member of our board of directors since 1997. Previously he served as our Second Vice Chairman from 2002 to July 2007. He has been a member of CME for more than 30 years. Mr. Shepard is founder and President of Shepard International, Inc., a futures commission merchant.

Our nominating committee and board recommends a vote “FOR” the foregoing nominees.

Proposal 2 – Election of Class B Directors

In accordance with our bylaws, our Class B-1, Class B-2 and Class B-3 shareholders have the right to elect six of our directors. At the 2009 annual meeting, Class B-1 shareholders are entitled to elect one director and Class B-2 shareholders are entitled to elect one director, each to a three-year term expiring at the annual meeting in 2012 from a slate of two nominees.

Nominee for Class B-1 Director (Class B-1 Shares Only)

May Vote “For” One of the Following Two Candidates

Jeffrey Bernacchi (JMB), 50 Mr. Bernacchi has been a member of CME since 1979, of CBOT since 1992 and of NYMEX since 2007. Mr. Bernacchi has served as President and owner of JMB Trading Corp. since 1980, Vice President and part owner of FuturesRoute, Inc. since 1999 and managing member of Celeritas Capital LLC since 2008. He is also the owner of Bernacchi Trading.

William G. Salatich, Jr. (SAL), 57 Mr. Salatich has served as a member of our board of directors since 1997 and has been a member of CME for more than 30 years. Mr. Salatich has been an independent floor broker and trader since 1975.

Our board is not providing any recommendations as to how you should vote with respect to the foregoing nominees.

Nominee for Class B-2 Director (Class B-2 Shares Only)

May Vote “For” One of the Following Two Candidates

Timothy A. Lattner (LTT), 45 Mr. Lattner is an independent electronic trader and has been a member of CME since 1985. He previously traded on the floor from 1985 to 2007. Mr. Lattner previously served as a member of CME’s pit supervision committee from 1997 to 1999. Mr. Lattner is the founding charter member of the St. Mary Men’s Club in Riverside, Illinois and was a founding member of the Chicago Trolley Company.

David J. Wescott (COT), 52 Mr. Wescott has served as a member of our board of directors since 2003. Mr. Wescott has been a member of CME for more than 25 years. He previously served as a director from 1989 through 1996 and has served as President of The Wescott Group Ltd. since 1991 and Managing Partner of the Dowd/Wescott Group since 2006. Dowd/Wescott was acquired by MF Global, one of our clearing firms, in 2007. Mr. Wescott is currently a Vice President with MF Global.

Our board is not providing any recommendations as to how you should vote with respect to the foregoing nominees.

Members of our Board Not Standing for Election this Year

Set forth below is information about our board members who are not standing for election at the 2009 annual meeting.

Class II – Terms Expiring in 2010

Terrence A. Duffy, 50 Mr. Duffy has served as our Executive Chairman since October 2006 when he became an officer of the Company. Previously he served as Chairman of the board since 2002 and our Vice Chairman from 1998 until 2002. Mr. Duffy has been a member of our board of directors since 1995. He has been President of TDA Trading, Inc. since 1981 and has been a member of CME for more than 25 years. In 2002, he was appointed by President Bush to serve on a National Saver Summit on retirement savings. He also was appointed by President Bush and confirmed by the U.S. Senate in 2003 as a member of the Federal Retirement Thrift Investment Board. Mr. Duffy currently serves on the board of directors of World Business Chicago, the board of regents for Mercy Home for Boys and Girls, the board of trustees of Saint Xavier University and is co-chair of the Mayo Clinic Greater Chicago Leadership Council.

Charles P. Carey, 55 Mr. Carey has served as our Vice Chairman of the board since July 2007. Prior to our merger, Mr. Carey served as Chairman of CBOT since 2003, as First Vice Chairman from 1999 to 2001 and from 1992 to 1994 and as a director of CBOT from 1993 to 1999. Mr. Carey is a partner in the firm Henning and Carey. He has been a member of CBOT since 1978 and was a member of the MidAmerica Commodity Exchange from 1976 to 1978.

Mark E. Cermak, 57 Mr. Cermak has served as a member of our board of directors since July 2007. Previously, Mr. Cermak served as a director of CBOT since 1999. Mr. Cermak is currently Director of Execution Services at Fortis Clearing Americas and President of the William F. O’Connor Foundation. Previously, Mr. Cermak served as President, Futures Division at O’Connor & Company LLC from 1995 until it was acquired by Fortis Clearing Americas in 2006. Mr. Cermak served in the U.S. Army from 1969 to 1971 and has been a member of CBOT since 1987.

Martin J. Gepsman, 56 Mr. Gepsman has served as a member of our board of directors since 1994 and served as Secretary of the board from 1998 to July 2007. He has been a member of CME for more than 20 years. Mr. Gepsman has also been an independent floor broker and trader since 1985.

Gary M. Katler, 62 Mr. Katler has served as a member of our board of directors since 1993 and has been a member of CME for more than 15 years. He is currently Vice President of Fortis Clearing Americas. Previously, Mr. Katler served as Vice President of O’Connor & Company LLC from 2002 until it was acquired by Fortis Clearing Americas in 2006. Mr. Katler served as Head of the Professional Trading Group of Fimat USA from 2000 to 2002. Prior to that, Mr. Katler served as Senior Vice President of ING Barings Futures and Options Inc.

Leo Melamed, 76 Mr. Melamed has served as a member of our board of directors since 2001 and as our Chairman Emeritus since 1997. He has also previously served on our board during prior periods for more than 30 years. He served as our Senior Policy Advisor from 1997 to 2005. He also served as Secretary of our board from 1967 to 1969, Chairman from 1969 until 1972 and founding Chairman of the International Monetary Market from 1972 until its merger with our exchange in 1976. Upon completion of the merger, Mr. Melamed became the first chairman of the combined institution. Mr. Melamed served as Special Counsel to our board from 1977 until 1991. He has been a member of CME for more than 45 years. From 1993 to 2001, he served as Chairman and Chief Executive Officer of Sakura Dellsher, Inc., a former clearing firm of our exchange, and he currently serves as Chairman and Chief Executive Officer of Melamed & Associates, a global consulting group. He is also a permanent advisor to the National Futures Association and a consultant to Infinium Capital Management.

Joseph Niciforo, 48 Mr. Niciforo has served as a member of our board of directors since July 2007. Previously he served as a director of CBOT since 2006 and from 1998 to 2001. He is Chairman of Twinfields Capital Management, a global fixed income hedge fund. Prior to that, Mr. Niciforo was Partner and Managing Director—U.S. Fixed Income at Tudor Investment Corporation. He is a member of the New York State Bar Association and Fordham Law School National Board of Advisors.

C.C. Odom II, 66 Mr. Odom has served as a member of our board of directors since July 2007. Previously, he served as a director of CBOT since 2002 and from 1979 to 1982 and as Vice Chairman in 1982. Mr. Odom is founder and sole proprietor of Odom Investments. He is a trader and has been an independent member of CBOT for more than 25 years and was a member of the Chicago Board Options Exchange (“CBOE”) from 1974 to 1991. Mr. Odom served as chairman of the board at New Orleans Commodity Exchange in 1981 and prior to that as charter director, 1979 to 1980. He served as a firm-delegated member of the New York Stock Exchange from 1971 to 1973, and a Director of the International Precious Metals Institute from 1979 to 1983. Mr. Odom is the founder of CCO Venture Capital, Argent Venture Capital and the co-founder and principal of Frontier Healthcare, LLC. Mr. Odom previously served as a principal of three CBOT clearing member firms and a principal of a CBOE member clearing firm and is the sole proprietor of the Rock’n C Ranch. Over the course of his career, Mr. Odom served on more than 40 boards of directors and board level committees of various financial services organizations.

John F. Sandner, 67 Mr. Sandner has served as a member of our board of directors since 1978 and a member of CME for more than 30 years. He also served as our Special Policy Advisor from 1998 to 2005. Previously, he served as Chairman of our board for 13 years. Mr. Sandner has served as Chairman of E*Trade Futures, LLC since 2003. Mr. Sandner has previously served as President and Chief Executive Officer of RB&H Financial Services, L.P., a futures commission merchant and one of our clearing firms, from 1985 to 2003. RB&H Financial Services, L.P. is now a division of MF Global. Mr. Sandner serves as a consultant to RB&H Financial Services, L.P. Mr. Sandner currently serves on the board of directors of the National Futures Association.

Howard J. Siegel, 52 Mr. Siegel has served as a member of our board of directors since 2000 and has been a member of CME for more than 25 years. Mr. Siegel has been an independent trader since 1977.

Dennis A. Suskind, 66 Mr. Suskind has served as a member of our board of directors since August 2008. Mr. Suskind joined J. Aron & Company in 1961 where he served as Executive Vice President and was responsible for the worldwide precious metal trading operations. In 1980, Mr. Suskind became a general partner of Goldman Sachs upon its acquisition of J. Aron & Company until his retirement in 1990. During his tenure in trading metals, Mr. Suskind served as Vice Chairman of NYMEX, Vice Chairman of COMEX, a member of the board of directors of the Futures Industry Association, a member of the board of directors of International Precious Metals Institute, and a member of the boards of the Gold and Silver Institutes in Washington, D.C.

Class III – Terms Expiring in 2011

Craig S. Donohue, 47 Mr. Donohue has served as Chief Executive Officer and a member of our board of directors since 2004. Previously, Mr. Donohue was our Executive Vice President and Chief Administrative Officer, Office of the CEO, from 2002 to 2003. Before that, Mr. Donohue held various positions at our organization with increasing responsibility, including Managing Director and Chief Administrative Officer; Managing Director, Business Development and Corporate/Legal Affairs; Senior Vice President and General Counsel; and Vice President of the Division of Market Regulation. Mr. Donohue serves as the Company’s representative on the board of BM&FBovespa. Mr. Donohue is also chairman of the board of the National Council on Economic Education, a non-profit organization that focuses on improving the economic literacy of students and teachers. He is also a member of the board of directors of the Executives’ Club of Chicago and the Chicagoland Chamber of Commerce and he serves on the Commodity Futures Trading Commission’s (“CFTC”) Global Markets Advisory Committee.

Timothy S. Bitsberger, 49 Mr. Bitsberger has served as a member of our board of directors since May 2008. He has served as Senior Vice President and Treasurer of Freddie Mac from January 2006 to December 2008. Previously, Mr. Bitsberger was with the U.S. Treasury Department from 2001 to October 2005 serving first as their Deputy Assistant Secretary for federal finance and more recently as the Assistant Secretary for financial markets. He was confirmed by the U.S. Senate as the Assistant Secretary in 2004.

Jackie M. Clegg, 46 Ms. Clegg has served as a member of our board of directors since July 2007. Previously, Ms. Clegg served as a director of CBOT since 2003. She also serves on the board of directors of Blockbuster, Inc., Brookdale Senior Living, Cardiome Pharma Corp. and Javelin Pharmaceuticals. Ms. Clegg is currently the Managing Partner of Clegg International Consultants, LLC, where she focuses on strategic advice and crisis management, especially for businesses with an international interest. Previously, she served as the Vice Chair of the board of directors and First Vice President and prior to that as the Chief Operating Officer of the Export-Import Bank of the United States, the official U.S. export credit agency that assists in financing the export of U.S. goods and services to international markets. During her 25-year career in Washington, D.C., Ms. Clegg has also worked in the U.S. Congress on national security issues, foreign affairs, and international finance and monetary policy.

James A. Donaldson, 64 Mr. Donaldson has served as a member of our board of directors since July 2007. Previously he served as a director of CBOT since 2004. Prior to that, Mr. Donaldson served as a partner of Kelly Grain Company, Executive Vice President and Secretary of Kelly Commodities, Inc. and a broker in the soybean oil pit. He has also been affiliated with Archer Daniels Midland and Kohlmeyer & Company. He is a veteran of the U.S. Air Force. Mr. Donaldson has been a member of CBOT since 1968 and is an independent trader.

J. Dennis Hastert, 67 Mr. Hastert has served as a member of our board of directors since May 2008. He served as Speaker of the House of Representatives from January 1999 through January 2007. He served 11 terms in Congress and retired from the House of Representatives in November 2007. Prior to his role as Speaker, Mr. Hastert served as Chief Deputy Majority Whip in the 104th Congress and also served as Chairman of the House of Government Reform and Oversight Subcommittee on National Security, International Affairs and Criminal Justice. He also spent the first 16 years of his career teaching government, history and economics at Yorkville High School.

Bruce F. Johnson, 66 Mr. Johnson has served as a member of our board of directors since 1998 and has been a member of CME for more than 30 years. Mr. Johnson previously served as President, Director and part owner of Packers Trading Company, Inc., a former futures commission merchant and former clearing firm, from 1969 through 2003.

Patrick B. Lynch, 43 Mr. Lynch has served as a member of our board of directors since 2002. He served as Treasurer of the board from 2002 until July 2007. He has been a member of CME since 1990 and has been an independent floor trader since 1990.

William P. Miller II, 53 Mr. Miller has served as a member of our board of directors since 2003. Mr. Miller is the Deputy Director of Investments and has been employed by the Ohio Public Employees Retirement System since 2005. Previously he served as Senior Risk Manager for the Abu Dhabi Investment Authority from 2003 to 2005. Mr. Miller was a risk management advisor for the Rockefeller Foundation, a non-profit foundation and an advisor to Africa Global from 2002 to 2003. Mr. Miller is also a director of American Axle and Manufacturing and is a member of the Public Company Accounting Oversight Board’s Standing Advisory Group. Mr. Miller is a chartered financial analyst and a member of the Institute of Chartered Financial Analysts.

James E. Newsome, 49 Dr. Newsome has served as a member of our board of directors since August 2008. Prior to that, he served as President of the NYMEX beginning in August 2004. Prior to that, he served as chairman of the CFTC beginning in December 2001. He was a commissioner of the CFTC from August 1998.

Terry L. Savage, 64 Ms. Savage has served as a member of our board of directors since 2003. Ms. Savage is a financial journalist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs, and networks, including CNN, NBC and theStreet.com. She was a member of CME from 1975 to 1980. Ms. Savage is a director of the Northwestern Memorial (Hospital) Foundation and Junior Achievement of Illinois.

Christopher Stewart, 51 Mr. Stewart has served as a member of our board of directors since July 2007. Previously, Mr. Stewart served as a director of CBOT since 2006. Mr. Stewart has served as Chief Executive Officer of Gelber Group LLC, a clearing member firm, since 2000 and has been employed by Gelber Group since 1983.

Corporate Governance

We have a long-standing commitment to good corporate governance practices. These practices provide an important framework within which the board and management can pursue our strategic objectives and ensure long-term vitality for the benefit of our shareholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance materials, including our Corporate Governance Principles, Board of Directors Conflict of Interest Policy, Board of Directors Code of Ethics, Categorical Independence Standards, Employee Code of Conduct and the charters for all our board committees, may be found on our Web site, www.cmegroup.com, in the “Investor Relations—Corporate Governance” section. Copies of these materials are also available free of charge to shareholders upon written request directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. The board and the governance committee regularly review and modify the corporate governance documents, including the Corporate Governance Principles and committee charters, as warranted. Any modifications are reflected on our Web site. Information made available on our Web site does not constitute a part of this document.

Changes to Our Corporate Governance in Connection with Our Merger with NYMEX Holdings

In August 2008, we completed our merger with NYMEX Holdings. In connection with the merger, the number of directors on the CME Group board was increased from 30 to 33 whereby each of the three existing classes of directors was increased by one individual. The holders of CME Group Class B-1, Class B-2 and Class B-3 common stock continue to have the right to elect six directors. The remaining 27 directors will be elected by holders of CME Class A and Class B common stock voting together as a single class. In August 2008, the board approved the appointment of Messrs. Newsome, Steele and Suskind to the board. Additionally, in connection with the NYMEX merger, our shareholders approved an amendment to our certificate of incorporation which allows our board of directors to fix the size of our board by one or more resolutions; provided that the size cannot exceed 33 members. The board of directors approved a resolution reducing the size of the board to 32 effective as of the 2009 annual meeting.

Director Independence

The experience and diversity of our directors has been, and continues to be, critical to our success. Our Corporate Governance Principles require that the board be comprised of at least a majority of independent directors. Additionally, in accordance with applicable listing standards, the members of our audit, compensation, governance and nominating committees must be independent. For a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The board has adopted Categorical Independence Standards, which are attached to this proxy statement as Appendix A, to assist the board in making its determinations regarding independence. These standards conform to and exceed the independence criteria specified in the listing standards of the NASDAQ. They specify the criteria by which the independence of our directors will be determined, including relationships and transactions between each director, any member of his or her immediate family, his or her affiliates, charitable organizations with which he or she is affiliated, and us.

The board believes that all of its non-executive directors act independently of, and effectively monitor and oversee the actions of, management. Based on our Categorical Independence Standards, at its meeting held in February 2009, the governance committee made a preliminary assessment of the independence of the directors and director nominees and based on such assessment made a recommendation to our board regarding their independence. Some of our directors are members of our exchanges, which provides them with access to our open outcry trading floors, lower trading fees, the ability to vote on certain matters relating to the operation of our trading floors and, for members of

CME, the ability to elect six of our directors. Directors who are members of our exchanges may make payments directly to us or indirectly to us through our clearing firms in connection with their trading activity on an exchange. To ensure that such payments did not exceed the monetary thresholds set forth in the listing standards of the NASDAQ, the governance committee reviewed the directors’ and their affiliated clearing firms’ trading activities and relationships with our exchanges as part of its independence determination. The governance committee and the board noted that all payments were made in the ordinary course of our business, were on terms consistent with those prevailing at the time for corresponding transactions by similarly situated unrelated third parties and were not in excess of the applicable payment thresholds. Certain of our board members also lease space at our 141 West Jackson Boulevard location in Chicago in connection with their trading activities. The governance committee and the board considered whether such transactions would have an impact on the directors’ independence, noting that the leases are entered into on terms prevalent in the marketplace.

After considering information provided by the directors and director nominees in their annual questionnaires, the payments made to us relating to trading activities of directors and director nominees who are members of an exchange as well as additional information gathered by our Office of the Corporate Secretary, the governance committee recommended and the board determined that each of the following directors and director nominees is independent and has no material relationship with the Company:

•	Jeffrey M. Bernacchi
•	Timothy S. Bitsberger
•	Mark E. Cermak
•	Dennis H. Chookaszian
•	Jackie M. Clegg
•	Robert F. Corvino
•	James A. Donaldson
•	Martin J. Gepsman
•	Larry G. Gerdes
•	Daniel R. Glickman
•	J. Dennis Hastert
•	Bruce F. Johnson
•	Gary M. Katler
•	Timothy A. Lattner
•	Patrick B. Lynch
•	William P. Miller II
•	Joseph Niciforo
•	C.C. Odom II
•	James E. Oliff
•	John L. Pietrzak
•	Alex J. Pollock
•	William G. Salatich, Jr.
•	Terry L. Savage
•	William R. Shepard
•	Howard J. Siegel
•	Robert H. Steele
•	Christopher Stewart
•	Dennis A. Suskind
•	David J. Wescott

In addition, based on its Categorical Independence Standards, the governance committee recommended and the board determined that Mr. Duffy, our Executive Chairman, and Mr. Donohue, our Chief Executive Officer, should not be classified as independent due to their employment with the

Company. The board also determined that Mr. Carey should not be classified as independent due to his contractual appointment as Vice Chairman in our bylaws adopted in connection with our merger with CBOT Holdings and that Messrs. Melamed, Newsome and Sandner should not be classified as independent due to their consulting relationships with the Company.

In 2008, the Company delisted from the New York Stock Exchange (“NYSE”) and became solely listed on NASDAQ. As a result of the delisting, the Company was no longer subject to the independence standards of the NYSE, which included different thresholds for assessing payments made by companies affiliated with the director or director nominee. In accordance with the NYSE standards, in 2008, the board determined that Messrs. Stewart and Wescott could not be classified as independent because payments made by their employers who were also clearing firms of one or more of our exchanges exceeded 2% of their companies’ consolidated gross revenues. These payments, as described above, were comprised of fees paid directly by the firm or indirectly by the customers of the firm to one of our exchanges for trading activity. Such fees are based upon charges provided to other unaffiliated parties under our published fee schedules. The governance committee recommended and the board agreed that based upon the nature of the particular payments and the fact that they were significantly below the NASDAQ threshold requirement that it was appropriate to classify Messrs. Stewart and Wescott as independent.

Executive Sessions

Our Corporate Governance Principles require our independent directors to meet in executive session (without management and non-independent directors) on a quarterly basis. In 2008, the governance committee approved a policy pursuant to which the chairman of the governance committee would chair the board’s executive sessions. In the absence of the chairman of the governance committee, another independent director would chair the session. The chair of the executive sessions may, at his or her discretion, invite our Executive Chairman, our Vice Chairman, other non-independent directors or other members of management, including the Chief Executive Officer, to participate in a portion of such executive sessions, as appropriate.

Annual Assessment of Board and Committee Performance

As provided in our Corporate Governance Principles, the board annually reviews its own performance, structure and processes in order to assess how effectively it is functioning. The assessment is implemented and administered by the governance committee through an annual board self-evaluation survey. In addition, the audit, compensation, governance, market regulation oversight and nominating committees each conduct an annual self-assessment. In 2009, the finance committee expects to complete a self-evaluation as well.

Contacting the Board of Directors

If you would like to contact the board of directors, including a committee of the board or the independent directors as a group, you may send an e-mail to directors@cmegroup.com. You may also communicate with the members of the board by mail addressed to an individual member of the board, the full board, a particular committee or the independent directors as a group directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

All communications received will be compiled by the Office of the Secretary and submitted to the governance committee on a quarterly basis or more frequently as appropriate. E-mails received via directors@cmegroup.com are screened for junk commercial e-mail and general solicitations. If a communication does not involve an ordinary business matter as described below and if a particular director is named, the communication will be forwarded to that director.

In order to expedite a response to ordinary business matters, the governance committee has authorized management to receive, research and respond, if appropriate, on behalf of our directors, including a particular director or its non-executive directors, to any communication regarding a product of an exchange or transactions by a clearing firm or a member of an exchange (an “ordinary business matter”). Any director may review any such communication or response thereto.

Attendance at Annual Meetings

We strongly encourage, but do not require, our directors to attend the annual meeting. Last year, 27 of the 30 directors on the board at that time attended the annual meeting of shareholders.

Equity Director Nomination Process

Our board seeks directors from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In selecting candidates, the board endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of our shareholders. Candidates are selected for their ability to exercise good judgment and to provide practical insights and diverse perspectives. The nominating committee, comprised entirely of directors who are independent under applicable listing standards, reviews the qualifications and backgrounds of potential directors and nominates a slate of Equity Director nominees to be nominated for election at the annual meeting of shareholders. In evaluating potential director nominees, the nominating committee will take into consideration, among other factors, whether the nominee:

•	has the highest professional and personal ethics and values;

•	is independent of management under our Categorical Independence Standards;

•	has the relevant expertise and experience required to offer advice and guidance to our Chief Executive Officer;

•	meets the industry diversity of interest composition requirements set forth in our bylaws;

•	has the ability to make independent analytical inquiries;

•	has sufficient time to carry out his or her duties and responsibilities;

•	is committed to enhancing shareholder value;

•	would be considered an audit committee financial expert or financially literate, as such terms are defined in applicable rules, regulations and listing standards; and

•	has an understanding of our business, products, market dynamics and customer base.

The nominating committee solicits candidates from its current directors and, if deemed appropriate, retains, for a fee, recruiting professionals to identify and evaluate candidates. The nominating committee also considers Equity Director nominees recommended by shareholders if the recommendations are submitted in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of consent of the proposed nominee to serve as a director if elected. Recommendations should be addressed to the nominating committee, Attention: Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. In considering a shareholder recommendation, the nominating committee may seek input from an independent advisor, legal counsel and/or other directors, as appropriate, and will reach a conclusion using its standard criteria. A copy of our nominating committee’s charter is available on our Web site.

In accordance with our amended and restated bylaws adopted in connection with our merger with CBOT Holdings, for the period until our 2012 annual meeting of shareholders, our nominating committee must be comprised of six members consisting of four CME directors (as defined in the bylaws) and two CBOT directors (as defined in the bylaws). In 2008, the governance committee recommended and the board approved modifications to our bylaws to require the nominating committee members to submit the slate of the CME directors and the slate of the CBOT directors to the entire slate of CME directors and CBOT directors, respectively, for approval.

Meetings of our Board and Board Committees

Our board held 15 meetings during 2008. The board of directors has nine board committees: audit, compensation, executive, finance, governance, market regulation oversight, marketing and public relations advisory, nominating and strategic steering. In addition to meetings of the full board, directors also attended meetings of board committees on which they serve. Each director, other than Dr. Newsome, attended at least 75% of the board meetings and meetings of the board committees of which he or she was a member during 2008. Dr. Newsome joined our board on August 22, 2008 and was unable to attend two meetings of the finance committee that were scheduled and held on short notice. He attended all other meetings of the finance committee and the board for the remainder of 2008. From August 22, 2008 to the end of the year, the board met twice and the finance committee met five times. Prior to our merger with NYMEX Holdings, Dr. Newsome served on the board of NYMEX Holdings. His attendance at NYMEX for board and committee meetings prior to the merger was in excess of 85%.

Our audit, compensation, governance, market regulation oversight and nominating committees consist entirely of independent directors. Following the completion of our mergers with CBOT Holdings and NYMEX Holdings, the board approved changes to the composition of our committees to include representation of the CBOT and NYMEX directors. Each committee has a written charter that sets forth its responsibilities in more detail. Copies of these charters are available on our Web site.

Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of our independent registered public accounting firm (our “auditors”), the performance of our internal audit functions and our auditors and the effectiveness of our internal controls. The committee performs this function by monitoring our financial reporting process and internal controls and by assessing the audit efforts of the auditors and the internal audit department. The committee has ultimate authority and responsibility to appoint, retain, compensate, evaluate, and where appropriate, replace the auditors. Directors Chookaszian (Chairman), Clegg, Gerdes, Miller, Savage and Suskind are current members of the committee, all of who are considered independent. In 2008, the committee met 12 times.

The board has determined that Messrs. Chookaszian, Gerdes and Miller qualify as audit committee financial experts in accordance with the applicable rules and regulations of the SEC. The board’s conclusion that Mr. Chookaszian has each of the attributes of an audit committee financial expert is based on Mr. Chookaszian’s service as Chief Financial Officer of CNA, through his supervision of the Chief Financial Officer when he was Chief Executive Officer of CNA, and through his service as a public accountant. Mr. Chookaszian has been a member of our audit committee since 2004 and currently serves as chairman of the Financial Accounting Standards Advisory Council. The board’s conclusion that Mr. Gerdes has each of the attributes of an audit committee financial expert is based on Mr. Gerdes’ service as chief financial officer and through his service overseeing the chief financial officer at a public company for over ten years. The board’s conclusion that Mr. Miller has each of the attributes of an audit committee financial expert is primarily based upon Mr. Miller’s extensive background and experience in preparing and analyzing financial statements. Mr. Miller has been responsible for preparing and modeling financial statements in accordance with generally accepted accounting principles, which required him to develop and assess financial estimates, accruals and reserves. Mr. Miller was also responsible for the establishment, staffing and management of the internal audit function at Commonfund Group. Mr. Miller served on the audit committee of the New York Futures Exchange, a division of the NYSE, for approximately six years and has been a member of our audit committee since April 2003.

Compensation Committee. The compensation committee assists the board in fulfilling its responsibilities in connection with the compensation of board members and senior management and oversees the compensation programs for our employees. It performs this function by establishing and overseeing our compensation programs, approving compensation for our senior management group, recommending to the board the compensation of board members who are not officers of the Company, overseeing the administration of our equity award plans and approving the filing of the Compensation Discussion and Analysis section in accordance with applicable rules and regulations of the SEC for inclusion in our proxy statements. Directors Pollock (Chairman), Bitsberger, Cermak, Donaldson, Gepsman, Gerdes, Glickman and Shepard are current members of the committee, all of whom are considered independent. In 2008, the committee met 16 times.

Executive Committee. The executive committee exercises the authority of the board when the board is not in session, except in cases where action of the entire board is required by our articles of incorporation, bylaws or applicable law. The committee may also review and provide counsel to management regarding material policies, plans or proposals prior to submission of such items to the board. The executive committee is also responsible for conducting the annual performance evaluation of the Chief Executive Officer and the President. Directors Duffy (Chairman), Carey, Donohue, Melamed, Niciforo, Odom, Sandner and Shepard are current members. In 2008, the committee met 15 times.

Finance. In December 2007, the board created a finance committee. The finance committee assists the board in fulfilling its oversight responsibilities with respect to the Company’s financial policies, strategies and capital structure. Directors Gerdes (Chairman), Chookaszian, Miller, Newsome, Oliff, Pietrzak, Pollock and Shepard are current members. In 2008, the committee met 15 times.

Governance. The governance committee assists the board by making recommendations on the Company’s corporate governance practices. The committee reviews and recommends changes to the Company’s Corporate Governance Principles and other policies in the area of corporate governance and oversees the Company’s compliance & ethics program. Directors Glickman (Chairman), Chookaszian, Clegg, Gerdes, Hastert and Pollock are current members, all of whom are considered independent. In 2008, the committee met seven times.

Marketing and Public Relations Advisory. The marketing and public relations advisory committee reviews and provides advice regarding marketing, branding, advertising and corporate communications policies and programs. Directors Salatich (Chairman), Donaldson, Donohue, Katler, Sandner, Savage and Siegel are current members. In 2008, the committee met one time.

Market Regulation Oversight. The market regulation oversight committee assists the board with its oversight of matters relating to our operation of four exchanges that are self-regulatory organizations. The committee provides independent oversight of the policies and programs of our market regulation department to ensure effective administration of our self-regulatory responsibilities. Directors Miller (Chairman), Bitsberger, Clegg, Pollock, Savage and Steele are current members, all of whom are considered independent. In 2008, the committee met four times.

Nominating. The nominating committee reviews qualifications of potential candidates for Equity Director. In connection with our merger with CBOT Holdings, until our 2012 annual meeting, the committee exercises all power and authority of the board of directors with respect to the designation of persons as the nominees of the board of directors for election to, or designating persons to fill vacancies on, the board of directors. Directors Pollock (Chairman), Cermak, Corvino, Gepsman, Oliff and Siegel are current members, all of whom are considered independent. In 2008, the committee met eight times.

Strategic Steering. The strategic steering committee assists and provides guidance to management and the board in fulfilling its responsibilities to oversee our long range direction, corporate strategy and competitive position. The committee analyzes market trends, growth patterns and the impact of innovations that may create opportunity or risk for the Company. The committee reviews and recommends goals and objectives for the Chief Executive Officer and President and the Company’s succession plans. Directors Melamed (Chairman), Shepard (Vice-Chairman), Carey, Donohue, Duffy, Gepsman, Hastert, Niciforo, Odom, Oliff, Sandner and Stewart are current members. In 2008, the committee met ten times.

Compensation Committee Report

The compensation committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

The Compensation Committee—2008

Alex J. Pollock, Chairman

Timothy S. Bitsberger

Mark E. Cermak

James A. Donaldson

Martin J. Gepsman

Larry G. Gerdes

Daniel R. Glickman

William R. Shepard

Compensation Discussion and Analysis

Overview

This discussion describes and analyzes CME Group’s compensation program for its named executive officers, namely, our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers in 2008.

The overall goal of our compensation philosophy is to have compensation programs that attract, retain and reward the talented executives and employees necessary to achieve our business objectives, at an appropriate cost to our shareholders.

Within the board of directors, our compensation committee oversees the compensation program applicable to our senior management. Senior management includes the named executive officers and the other members of our management team. Terrence A. Duffy serves as our Executive Chairman and our management team is comprised of the following individuals:

•	Craig S. Donohue, Chief Executive Officer
•	Phupinder S. Gill, President
•	Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary
•	Bryan T. Durkin, Managing Director & Chief Operating Officer
•	Barry C. Goldblatt, Managing Director, Commodities, Energy and Metals
•	Julie Holzrichter, Managing Director, Global Operations
•	Kevin Kometer, Managing Director & Chief Information Officer
•	James E. Parisi, Managing Director & Chief Financial Officer
•	Hilda Harris Piell, Managing Director & Chief Human Resources Officer
•	Richard H. Redding, Managing Director, Products & Services
•	Kimberly S. Taylor, Managing Director & President, CME Clearing House Division
•	Kendal Vroman, Managing Director & Chief Corporate Development Officer

Mr. Vroman joined the management team as Managing Director & Chief Corporate Development Officer in March 2008 following the resignation of John P. Davidson III. Mr. Kometer was appointed to the position of Managing Director & Chief Information Officer as the successor of James R. Krause, who retired in June 2008. Mr. Goldblatt joined the Company in February 2009.

In fulfilling its responsibilities, the committee also oversees certain compensation plans that apply to other employees throughout the organization and makes recommendations relating to the compensation of our board members to the full board of directors. This Compensation Discussion and Analysis describes the material elements of compensation for our senior management group. It also provides information on our compensation philosophy; our compensation policies and programs designed to achieve our compensation objectives; and the compensation for members of our board of directors.

Overview of 2008 Company Performance and Related Compensation Matters

In 2008, the overall economy, and the financial industries sector specifically, experienced a significant downturn. Our business as measured by overall trading volume was negatively impacted by the instability of the financial markets, the decline in assets under management and the decrease in the availability of credit, which resulted in many of our customers decreasing their risk exposure and trading activity in our markets. Despite these downward pressures, we experienced solid growth in many of our product lines, especially our equity index products and our newly-acquired over-the-counter ClearPort platform. In 2008, our average daily trading volume increased from 11.1 million contracts in 2007 to 12.9 million contracts in 2008 and our annual revenues increased from $1.8 billion in 2007 to $2.6 billion in 2008, primarily as a result of our mergers with CBOT Holdings and NYMEX Holdings. During 2008, we also achieved synergies of $112 million in connection with our merger with CBOT Holdings while completing another strategic transaction through our merger with NYMEX Holdings.

Our senior management group is compensated based upon company and individual performance, with company performance being weighted more heavily. It is the committee’s philosophy that the generation of cash earnings is the appropriate measure for evaluating the overall performance of the Company. The committee and management recognize that the economic downturn has had a negative impact on the Company’s stock performance. However, it is the committee’s belief that executive compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable.

In December 2007, in advance of the economic downturn in 2008, the compensation committee approved an annual cash earnings target of $912 million under our bonus plans. In 2008, despite experiencing decreased trading volumes, the Company achieved $851 million in cash earnings as calculated under its bonus plans. (See page 30 for the underlying calculation of the bonus plan cash earnings, which excludes the operating results of NYMEX). This represented an increase of approximately 38% over the prior year’s annual bonus plan cash earnings of $616 million. However, because the actual cash earnings under the plans in 2008 fell below the established target level, bonus awards for our named executive officers decreased 52% on an aggregate basis from 2007.

In 2009, the committee continued its focus on pay-for-performance and the achievement of cash earnings as a measure of company performance. In order to ensure that the Company’s compensation program was able to meet its objective of recruiting and retaining the talent necessary to grow its business and create shareholder value, the committee adopted a revised peer group in 2009 as discussed on page 35 and undertook a review of the compensation for its senior management group as compared to the new peer group and other published survey compensation data. The review showed that overall target total compensation of our senior management group was lower than the market median target total compensation by an average of 25%. The committee recognizes the value of our senior management group’s contributions to the development and growth of our business and the need to provide an appropriate compensation structure to retain such individuals and provide appropriate incentive to generate future growth and increase revenues. The committee also acknowledges that dramatic changes are occurring within the Company’s industry and that such talent is in high demand. In light of the results of the benchmarking review and with the goal of incenting members of the senior management group to generate value for our shareholders as measured by cash earnings, the committee approved increases in the annual incentive pay opportunities for certain members of the senior management group, including Messrs. Duffy and Gill for 2009, subject to the $2.5 million annual award limitation in the IP for NEOs. The bonus threshold, target and maximum were increased for Messrs. Duffy and Gill from 37.5%, 75% and 150% of base earnings to 50%, 100% and 300% of base earnings, respectively. The changes to the incentive structure will bring the average target total compensation for our senior management group within 18% of the median target total compensation of the competitive compensation data. Mr. Donohue’s compensation for 2009 is governed by his employment agreement which is scheduled to expire on December 31, 2009. The board of directors plans to evaluate Mr. Donohue’s compensation as part of the negotiations to renew his contract.

The following are the revised bonus opportunities for 2009:

Named Executive Officer	Threshold as % of Base Earnings	Threshold	Target as % of Base Earnings	Target	Maximum as % of Base Earnings (1)	Maximum(1)
Terrence A. Duffy	50%	$450,000	100%	$950,000	300%	$2,500,000
Phupinder S. Gill	50%	300,000	100%	600,000	300%	1,800,000

(1)	Maximum bonus awards for 2009 are subject to the $2.5 million limitation in the IP for NEOs. As discussed in Proposal 6, we are seeking shareholder approval of an amendment to the plan to increase the limitation to $5 million.

As described on pages 29 and 30, annual bonuses are contingent upon the achievement of cash earnings and synergies relating to our merger with NYMEX. To the extent we do not achieve cash earnings at the threshold level, no bonuses will be paid.

Executive Summary of Other Compensation Decisions

In addition to its regular responsibilities relating to executive compensation in 2008 and in the beginning of 2009, the committee made numerous decisions regarding the Company’s compensation programs and practices. The committee, among other things:

•	deferred 2009 annual salary increases for all members of the senior management group in light of the current economic situation;

•	reviewed the potential impact of a change-in-control on the compensation of the management team and the Executive Chairman and the assumptions and policies used in the calculations;

•

approved enhancements to the compensation program for certain employees, including members of the management team commencing in 2009—under this program, employees who have the ability to directly influence the growth of the business and drive corporate performance will have an enhanced short-term and long-term incentive opportunity when they deliver desired business results;

•	continued its practice of reviewing the competitiveness and reasonableness of the Company’s compensation program through benchmarking activities, including the approval of a new peer group;

•

approved changes to the cash earnings target for the bonus incentive plans to adjust for certain non-operating income/expenses as described in more detail in the section “Description of Each Element of Compensation—Bonus;” and

•

approved promotional salary increases for Messrs. Vroman and Kometer in connection with their appointment to the management team in recognition of their increased responsibilities and roles within the organization and approved the compensation package for Mr. Goldblatt, the newest member of the management team.

Compensation Objectives and Philosophy

The overall guiding principles in the design of our compensation program are to:

•	focus on company and individual achievement for the benefit of the Company and its shareholders;

•	motivate and reward our employees to achieve results in support of our strategic initiatives and to encourage innovation and growth;

•	attract and retain the best talent through competitive compensation programs and practices; and

•	manage the costs of our compensation programs and practices while maintaining their competitive nature.

Our compensation program consists of seven basic elements outlined in the following table:

Compensation Component	Purpose	Description	Eligibility
Base pay	Fixed component of pay intended to compensate the employee fairly based upon their job duties and level of responsibility	Fixed cash payments	All employees

Performance-based bonus	Variable component of pay intended to motivate and reward the employee’s contribution to achieving the Company’s short-term/annual goals	Annual cash award	All employees

Long-term incentives	Variable component of pay intended to motivate and reward the employee’s contribution to achieving the Company’s long-term objectives and to serve as a retention mechanism	Stock options	Employees at the officer level and specially recognized performers below the officer level

		Restricted stock	Senior management group and in special circumstances employees below the level of the senior management group

Broad-based benefits	Comprehensive health and financial protection programs to support the well being of our employees	Generally includes company paid life, AD&D insurance and disability insurance as well as health benefits with costs shared by the employee or solely at the employee’s expense	All employees scheduled to work at least 20 hours per week

Leadership benefits	Limited health and other benefits to recognize leadership level	Deferred compensation plan (ability to defer base salary and annual bonus) Group individual disability insurance Executive physical Parking	Employees at the officer level Employees at the officer level Employees at the officer level Subset of senior management group

Compensation Component	Purpose	Description	Eligibility
Retirement benefits	Contribution to retirement savings	401(k) match; defined benefit pension plan; make-whole contributions	All employees after meeting applicable service requirement

Severance benefits	Fixed component of pay intended to provide a temporary income source following termination (other than for misconduct) and in the case of a change of control to also provide for continuity of management during that event	Severance Payments Equity award accelerated vesting under our equity plans Enhanced severance benefits pursuant to an employment contract	All employees All participating employees Subset of senior management group

We do not maintain formal targets for the allocation of total compensation through each of the elements outlined above. We believe that members of our senior management group, who have more responsibility for the performance of the Company, should have a greater percentage of their compensation tied to the performance of the Company. In accordance with this philosophy:

•	Base salary should decrease as a percentage of overall compensation as employees gain more responsibility with more direct influence over our performance.

•

Employees in positions that most directly influence performance should have a larger degree of their compensation tied to the Company’s performance through increased percentage of overall compensation through equity awards.

•	Actual awards of incentive compensation should be closely aligned with the performance of the Company.

The following are the approximate average percentages that the elements represent out of the total compensation for our named executive officers for 2008 as set forth in the Summary Compensation Table:

Base Salary	Annual Cash Bonus	Annual Equity	Other Compensation
30%	19%	45%	6%

As a result in the decrease in annual bonus awards as discussed on pages 31 and 32, in 2008 base salary accounted for a larger percentage of total compensation. Other compensation is comprised of amounts listed in the Summary Compensation Table under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “Other Compensation” columns.

Description of Each Element of Compensation

Base Pay

We generally target base pay at the 50th percentile of the competitive market relative to each position’s duties and level of responsibility. At the beginning of each year the compensation committee reviews the base salaries of the senior management group taking into consideration their total compensation. In general, the evaluation of base salaries involves a review of a variety of factors:

•	the nature and responsibility of the position;

•	the impact, contribution, expertise and experience of the individual;

•	competitive market information regarding salaries to the extent available and relevant;

•	the importance of retaining the individual along with the competitiveness of the market for the individual’s talent and services; and

•	recommendations of the Chief Executive Officer and the President (except in the case of their own compensation).

In general the compensation committee considers salary increases for the senior management group on an annual basis early in the year. In consideration of the current economic situation and as part of the Company’s overall increased focus on limiting expenses in 2009, the committee deferred consideration of any proposed salary increases for the senior management group. However, the committee recognizes that the overall target compensation of the senior management group is significantly lower than the market median as discussed on page 36.

Bonus

Annual performance awards under our bonus incentive plans (our IP for NEOs and our annual incentive plan for other employees (collectively, the “Bonus Incentive Plans”)) are designed to focus the named executive officers and other members of senior management on the accomplishment of specific goals. In support of our philosophy, the performance-based bonus awards under the Bonus Incentive Plans only pay out when the pre-determined measures are achieved. In March 2008, the compensation committee approved the participants in the IP for NEOs: Messrs. Davidson, Donohue, Duffy, Durkin and Gill. In March, 2009, the committee designated Messrs. Donohue, Duffy, Durkin, Gill and Redding and Ms. Taylor as participants.

For 2008, the pre-determined goals for our senior management were the achievement of cash earnings combined with the achievement of synergies identified in connection with our merger with CBOT Holdings. We believe compensating our senior management based on the Company’s overall achievement of cash earnings supports our philosophy of pay for performance and the achievement of long-term shareholder value creation. Our board utilizes cash earnings (as well as other metrics) in evaluating the Company’s performance. Corporate cash earnings is also the basis for determining dividends to our shareholders.

Our annual corporate cash earnings target is established by the board of directors as part of our annual planning process and is then approved by the compensation committee as the performance metric for our Bonus Incentive Plans, adjusted for certain non-operating items. We define the degree of difficulty and likelihood of achievement of our cash earnings targets in three tiers as follows:

•	threshold: 20% below the established target;

•	target: significant improvement in the Company’s operating performance requiring significant achievement on the part of our senior management; and

•	maximum: superior improvement in the Company’s operating performance requiring maximum achievement on the part of our senior management, which has been set at 20% above the established target.

In 2008, the financial markets experienced unprecedented dislocations. Against this challenging backdrop, we continued to effectively operate our core businesses, execute on our growth strategy and deliver solid financial performance. In 2008, actual cash earnings under our Bonus Incentive Plans was $851 million, which represented 93% of the target cash earnings. Cash earnings for 2008 under the

Bonus Incentive Plans, including adjustments made in connection with our recent mergers and for other non-operational items, was defined as:

Net Income

+ Depreciation

+ Stock Based Compensation*

+ Amortization on Purchased Intangibles*

- Capital Expenditures

= Cash Earnings Budget as Approved by the Board

+ Guarantee Expense Associated with Exercise Right Privileges*1

+/- Net Interest Income/Expense

+ BM&F Hedge Loss and Transaction Costs*2

+ Write Offs Associated with Credit Market Analysis Ltd. Transaction*2

+/- Tax Adjustments2

+ Valuation Losses on Investments*2

+ NYMEX Merger Related Costs*2

= Bonus Incentive Plans Cash Earnings Approved by Compensation Committee

* Adjusted on an after tax basis.

(1) Expense occurred in connection with the ongoing class action lawsuit filed by members of the CBOT and represents the estimated value of the guarantee extended to owners of the exercise right privileges as reflected in our consolidated statements of income.

(2) Adjustments to the pre-established cash earnings target as approved by the committee pursuant to its discretion discussed below.

The compensation committee has discretion to make adjustments to the annual cash earnings performance target to reflect positive or negative effects of external events outside the control of our senior management, such as unforeseen litigation or changes in accounting or taxation standards. Such adjustments may also reflect positive or negative effects of unusual or significant strategic events that are within the control of our senior management that were not contemplated at the time the metric was established and that were undertaken with an expectation of improving our long-term financial performance, such as acquisitions or strategic relationships. In 2008, the committee approved certain adjustments as set forth in the previously described calculation. In connection with our merger with CBOT in 2007, the compensation committee approved adjustments to the cash earnings target to account for the operational results of CBOT for the remainder of the year and the additional participation of the CBOT employee population in the plan. However, in connection with the NYMEX merger, employees of NYMEX were entitled to receive separate merger-related retention compensation and, therefore, were not eligible for participation in our bonus plan until 2009. As a result, no adjustments to the cash earnings target were necessary with respect to the NYMEX merger in 2008 and the calculation of our bonus plan cash earnings does not take into account any of the operations of NYMEX.

An additional performance goal of capturing the synergies identified in connection with our merger with CBOT Holdings, was applied to all employees with the title of managing director and above, including the named executive officers, for 2007 and 2008. The synergy requirement was based on the achievement of synergies that could reasonably be captured prior to the end of the year. In 2008, we achieved $112 million in synergy savings which was above the target of $104 million as the Company delivered on each of the pre-determined merger-related milestones for the year. Satisfaction of the synergy performance metric did not result in increased bonuses. To the extent that pre-established synergy savings targets had not been met, bonuses would have been decreased, or eliminated completely. Similarly, in 2009, NYMEX synergy achievement will be included as an additional metric for the bonus plans for employees with the title of managing director and above.

Role of Individual Performance

In determining an individual’s bonus, company performance (as measured by cash earnings) and individual performance are weighted differently according to the individual’s position. We adopted this distinction because we believe that employees at higher levels in the organization can directly affect, and should be more accountable for, the Company’s financial performance; thus, we calculate a greater percentage of our officers’ bonuses based on Company performance. Individual performance for the named executive officers is taken into consideration in determining actual bonus awards; provided, however, that the bonus awards for those individuals participating in our IP for NEOs may not be increased above the funding level of the plan driven by the Company’s actual cash earnings.

The performance measures for 2008 and their approximate weighting for the named executive officers are set forth in the table below:

Performance Measure	Approximate Weighting of Performance Measure
Company Performance (Cash Earnings)	70%
Individual Performance	30%

The performance of our Executive Chairman, Chief Executive Officer and President are reviewed on an annual basis at the board level. The Executive Chairman’s performance is reviewed by the entire board of directors during an executive session and the Chief Executive Officer’s and the President’s performance are reviewed by the executive committee and then discussed with the full board during an executive session. During these reviews, the executives present their self-evaluations of their annual performance and then discussion ensues without the presence of the executive. The results of the evaluations are then applied by the compensation committee to determine the compensation for the executives.

Other members of our senior management participate in the Company’s performance management process (“PMP”). Our PMP is designed to evaluate an individual’s performance of their key job responsibilities and established annual initiatives. Beginning with 2008, the Company revised its PMP process from a 10-point scale to a five-tiered rating scale as follows:

•	Far exceeds expectations
•	Exceeds many expectations
•	Fully achieves expectations
•	Achieves many, but not all, expectations
•	Does not achieve expectations

Messrs. Donohue and Gill collectively establish the performance ratings for the other members of the management team, including Messrs. Durkin and Parisi, and then present their performance reviews and the overall performance ratings to the compensation committee along with bonus recommendations. For 2008, the compensation committee approved their bonus recommendations without any changes.

2008 Bonus Awards

The committee found that the named executive officers were instrumental in the achievement of the Company’s performance in 2008 and that their individual efforts contributed strongly to our results for the year. The committee approved the bonuses for the named executive officers for 2008 based on the Company’s achievement of cash earnings and in recognition of the following accomplishments:

•	the completion of our merger with NYMEX Holdings and early stages of integration;

•	the achievement of synergies of $112 million in connection with our CBOT Holdings merger, which was in excess of the pre-established target;

•	the achievement of annual revenues of $2.6 billion during a time of steadily worsening national and global economic conditions; and

•	continued focus on expense discipline which helped to offset the decline in trading volumes.

Our bonus plan cash earnings for 2008 represented 93% of the target while synergy achievement represented 108% of target, which determined the overall funding for the bonus pool. This resulted in Mr. Donohue’s bonus being funded at 75.60% of base earnings, and the remaining named executive officers being funded at 60.36% of base earnings. Bonuses for the participants in our IP for NEOs, which include all named executive officers, other than the chief financial officer, may not exceed the funding level. However, the committee has discretion to decrease bonus awards based upon individual performance.

As an additional check and balance, the compensation committee may review other performance metrics to ensure that the cash earnings achievement accurately reflects the Company’s overall performance. In 2008, the committee reviewed 2008 earnings per share and the achievement of synergies related to our merger with CBOT Holdings. Based on this additional review, the committee confirmed that the Company’s 2008 cash earnings was an accurate indication of the Company’s performance.

The table below shows the payout opportunities and actual bonus payments for 2008 for the named executive officers:

Named Executive Officer	Annual Incentive Plan Target as % of Base Earnings	Annual Incentive Plan Target	Annual Incentive Plan Maximum as % of Base Earnings	Annual Incentive Plan Maximum	2008 Annual Cash Bonus as % of Base Earnings	2008 Annual Cash Bonus	2007 Annual Cash Bonus
Craig S. Donohue	100%	$850,000	150%	$1,275,000	75.60%	$642,600	$1,275,000
James E. Parisi	75%	280,385	150%	560,769	64.00%	239,262	486,058
Terrence A. Duffy	75%	712,500	150%	1,425,000	60.36%	573,420	1,425,000
Phupinder S. Gill	75%	450,000	150%	900,000	60.36%	362,160	900,000
Bryan T. Durkin(1)	75%	375,000	150%	750,000	60.36%	301,800	331,971

(1)	Mr. Durkin’s 2007 annual cash bonus was prorated from the closing of the CBOT merger in July 2007.

In 2008, our actual cash earnings for purposes of the bonus plans represented an increase of approximately 38% over the cash earnings generated in 2007 under the plans. The target for 2008 was set at a level to represent significant improvement in the Company’s operating performance. In light of the economic downturn and its impact on our trading volume, 2008 cash earnings fell below the target level—as opposed to 2007 during which cash earnings exceeded the target level. As a result bonus awards for 2008 represented a decrease from the prior year.

As discussed on page 25, the compensation committee approved increased bonus opportunities for certain named executive officers for 2009.

Equity

Long-term grants of equity are important to reflect an alignment with shareholder value creation and a competitive mix of long- and short-term incentives. Our equity program is designed to reward and encourage the success and contributions of our employees, including our named executive officers, which leads to value creation for the Company and our shareholders. Officer level employees are eligible for annual equity grants. Non-officers are eligible for annual discretionary stock option grants based on individual performance.

Forms of Equity Awards

Annual grants provide the named executive officers and other eligible employees with the opportunity for financial rewards when the value of our stock increases. The types of equity awards used in 2008 included:

•	Stock options granted to 178 officer level employees, including the named executive officers, and 756 employees below officer level who received grants in recognition of superior performance.

•

Restricted stock granted to members of the senior management group as part of their annual equity grant as well as to 222 employees (members of senior management were not eligible) in recognition of their performance in connection with the planning and execution of the integration of the CBOT Holdings and NYMEX Holdings businesses.

•

Participation by 292 employees (members of senior management are not eligible) in our Employee Stock Purchase Plan whereby employees may purchase shares of our Class A common stock at 90% of the fair market value.

Equity Grant Practices

The following is a summary of our equity grant practices and the role of the committee in approving awards:

•

Our standard granting practice is to grant options and restricted stock that vest equally over a five-year period. Options have a 10-year term. Our philosophy does not allow for repricing or for grants made below market value on the date of grant. In 2007 and 2008, the committee approved restricted stock grants to certain employees (excluding senior management) in recognition of their work in connection with the CBOT Holdings and NYMEX Holdings mergers. These grants vest in full two years after the date of grant. Other special awards may have an alternate vesting schedule, as approved by the compensation committee.

•

The grant date for our annual equity grants is June 15 or, in the event June 15th is not a business day, the closest business day thereto. At a meeting prior to June 15th, the committee approves the awards for the senior management based upon the target equity opportunities and recommendations from the Chief Executive Officer and President using a formula comprised of a percentage of base salary and a recent closing price and any applied discretion as described below. Actual awards are calculated using the closing price on June 15th or the closest business day thereto and the previously approved formula. The committee receives a report of the actual awards at a subsequent meeting.

•

Employees who are either promoted to an officer or managing director position or hired at the officer level throughout the year receive prorated grants using their target equity opportunity based on the effective date of the promotion or hiring, as applicable. The grant date for these awards are March 15, September 15 or December 15, or the closest business day thereto, as applicable.

•	We use the closing price on the date of grant as the exercise price for option awards. Prior to March 15, 2007, we used the prior day’s closing price.

•

In 2008 as well as in prior years, the committee has delegated authority to the chief executive officer to approve actual annual equity award amounts to officers other than our executive officers within the equity opportunity guidelines approved by the committee.

•

The committee has delegated to a subcommittee the authority to approve sign-on equity awards to new employees as necessary to recruit necessary talent and retention equity awards to current employees as necessary to retain critical talent.

•	We do not time equity award grants in coordination with the release of material, non-public information.

Equity awards to our employees have historically been granted under our Omnibus Stock Plan. In connection with our merger with CBOT Holdings, we assumed its 2005 Long-Term Equity Incentive Plan (the “CBOT Equity Plan”) and in connection with our merger with NYMEX Holdings, we assumed its 2006 Omnibus Long-Term Incentive Plan (the “NYMEX Equity Plan”). As described in this proxy statement, we are seeking additional shares under the Omnibus Stock Plan and our Director Stock Plan. In event that we receive shareholder approval of these proposals, we have undertaken to discontinue future awards under the CBOT Equity Plan and the NYMEX Equity Plan.

Senior Management Equity Opportunities

The target equity opportunities vary by role and leadership level within the Company and are expressed as a percentage of base salary. Actual grants for our senior management group may be adjusted in a range of 15% above or below target based on individual performance. We believe this aspect of the program allows the committee to recognize performance and further evidences our philosophy that pay should be tied to performance. The committee generally does not consider an individual’s stock holdings or previous equity awards in its approval process.

For our senior management group, we currently employ a mix of restricted stock and stock options. We believe these two equity vehicles together achieve the following:

•	provide senior management an immediate link to the creation of shareholder value and serve as an incentive to remain with the Company with grants of restricted stock; and

•	provide incentive to create additional long-term shareholder value with grants of stock options.

For 2008, the target equity mix for the chief executive officer is 85% stock options and 15% restricted stock and the target equity mix for the other members of the senior management group is 75% stock options and 25% restricted stock.

In 2008, the named executive officers received the following equity awards:

Name	Annual Equity Award Target as % of Base Pay	2008 Annual Equity Award Target	Annual Equity Award Maximum as % of Base Pay	2008 Annual Equity Award Maximum	2008 Annual Equity as % of Target	2008 Annual Equity Award(1)
Craig S. Donohue	300%	$2,550,000	345%	$2,932,500	100%	$2,549,427
James E. Parisi	125%	468,750	144%	539,063	100%	468,438
Terrence A. Duffy	175%	1,662,500	201%	1,911,875	100%	1,661,494
Phupinder S. Gill	175%	1,050,000	201%	1,207,500	100%	1,050,477
Bryan T. Durkin	125%	625,000	144%	718,750	100%	623,944

(1)	Actual value of equity awards in 2008 was calculated using the closing price on the date of the grant on June 16, 2008 of $419.41. Differences in actual values from target values is due to rounding to the nearest five shares for vesting purposes for actual grants.

In June 2007, Messrs. Donohue and Gill voluntarily elected to forgo a portion of their annual equity awards to make additional awards available to other employees. The reduced award that Mr. Donohue received consisted of 5,475 non-qualified stock options at an exercise price of $552.70 and 430 shares of restricted stock, which awards had an aggregate economic value at the time of grant of approximately $1.5 million. Had Mr. Donohue received the full award at the target level, it would have consisted of 9,575 non-qualified stock options and 755 shares of restricted stock, which awards would have had an aggregate economic value at the time of grant of approximately $2.5 million. The reduced award that Mr. Gill received consisted of 1,990 non-qualified stock options at an exercise price of $552.70 and 295 shares of restricted stock, which awards had an aggregate economic value at the time of grant of approximately $600,000. Had Mr. Gill received the full award at the target level, it would have consisted of 3,480 non-qualified stock options and 520 shares of restricted stock, which awards would have had an aggregate economic value at the time of grant of approximately $1.1 million. In 2008, Messrs. Donohue and Gill were provided the full value of their annual equity awards based upon our equity program, which had an aggregate economic value of approximately $2.5 million and approximately $1.1 million, respectively.

The equity target for Messrs. Durkin and Parisi were increased from 125% to 175% of their salaries for the 2010 equity awards.

Benefits

All eligible employees, including the named executive officers, participate in our benefit programs. We provide health and wellness benefits, including medical and dental coverage, disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay. In addition employees are eligible to participate in our qualified retirement plans, which consist of our 401(k) Savings Plan, the CME Cash Balance Pension Plan (the “CME Pension Plan”) and the CBOT Pension Plan. At the end of 2008, we merged the CME and CBOT pension plans. NYMEX did not have a pension plan. However, effective as of January 2009, NYMEX employees are eligible to participate in the CME Pension Plan.

In addition to the qualified retirement plans, employees whose pay exceeds the compensation limits imposed by the Internal Revenue Service participate in a non-qualified deferred compensation plan which provides for “make-whole” contributions to employees whose benefits are limited under the qualified plans by these limits. For more information on our deferred compensation plans, see the section below entitled “Non-Qualified Deferred Compensation Plans.”

Qualified and non-qualified retirement benefits provided to the named executive officers are set forth in the following tables: Pension Benefits and the Non-Qualified Deferred Compensation Plans on pages 47 and 48.

Benchmarking

The Company is a complex organization that seeks to attract talent from a broad group of companies primarily located in the financial services industry as well as from companies within the technology sector. Because no individual company or single group of companies is exactly comparable to CME Group and/or certain positions within the Company in every respect, when reviewing competitive data, we consider a broad set of data from a number of sources. We believe that reviewing a combination of published survey compensation data in addition to publicly available compensation data (e.g. proxy statements) provides a valid reference point for the range of pay among companies with whom we compete for executive talent.

In late 2008 and early 2009, management consulted with Hewitt Associates and Towers Perrin to revise the peer group used for benchmarking executive compensation. In light of this review, in January 2009, management recommended and the committee approved a revised peer group. The new peer group was selected as a result of our significant growth and the transformation in our business model that has occurred over the course of the last several years. We believe this new peer group represents a more appropriate benchmark to compare our compensation programs. Specifically this new peer group is more appropriately aligned with the size of our Company based upon market capitalization and revenues; is similar in industry focus and reputation; and provides a more reasonable comparison of compensation programs of companies with which we compete for talent.

New Peer Group
Automatic Data Processing Inc. eBay Inc. Yahoo Inc. Franklin Resources Inc. Schwab (Charles) Corp. Northern Trust Corp. Western Union Co. Blackrock Inc. NYSE Euronext Inc.*

MasterCard Inc.

Fiserv Inc.*

Invesco Ltd.

TD AMERITRADE Holding Corp.*

Nasdaq OMX Group Inc.*

Moody’s Corp.*

T. Rowe Price Group Inc.

Paychex Inc.

Dun & Bradstreet Corp.

IntercontinentalExchange Inc.*

* Included in former peer group

Prior to early 2009, the committee used comparative compensation data from the peer groups identified on page 39 for benchmarking executive compensation.

Additionally, from the published sources of compensation survey data sponsored by compensation consulting firms, we generally review the following:

From Towers Perrin

•	Financial Services (total sample)
•	General Industry (revenue $3-$6 billion)

From Hewitt Associates

•	Financial Services (total sample)
•	General Industry (revenue $2.5-$4.9 billion)

We may supplement these data sources with others that focus on our specific industry when available.

We broadly target total compensation opportunities at the median (50th percentile) of the market, in total and for each component of pay for target performance levels. Because of the uniqueness of our Company and its businesses, we believe that strict benchmarking does not provide a meaningful basis for establishing compensation. Therefore, we do not use the market statistics rigidly, nor do we apply any specific formula to the data. We also review the full range of values around the median, including the 25th and 75th percentiles.

We use the competitive compensation data for several purposes as it relates to the named executive officers and other employees. We use it to assess the competitiveness of total compensation for individual members of senior management and other employees on an annual basis and we use it to develop and evaluate total compensation programs and guidelines for the senior management and other employees on a more ad hoc basis. When making decisions about senior management pay, we analyze compensation relative to the market median levels, and may make adjustments for market conditions and special considerations as appropriate in the context of our pay for performance philosophy. The compensation committee within its discretion may make alterations based on its evaluation of the benchmarking data to generally align it within the 50th percentile as it deems appropriate and/or to ensure that it is appropriately performance based and competitive in nature.

In 2009, the committee compared the senior management group members’ compensation with those in the new peer group and the published survey data sources representative of our industry and size listed above. This review showed that overall target total compensation of our senior management group was lower than the market median target total compensation by an average of 25%. In connection with this review and in support of the Company’s philosophy to differentiate rewards for employees who have a more direct impact on our growth and strategic initiatives, the committee approved increased bonus opportunities for certain employees, including a subset of the senior management group for 2009 as well as increased equity targets for certain employees, including a subset of our senior management group for 2010. The changes to the incentive structure will bring the average target total compensation for our senior management group within 18% of the median target total compensation of the competitive compensation data. While the committee deferred consideration of any salary increases for the senior management group in early 2009, it acknowledges that it is important to make these changes to the performance-based incentives to maintain competitiveness of the compensation program and to further incent the senior management group to generate value for our shareholders as measured by cash earnings. As a part of this process, changes were recommended and approved for some of our named executive officers, subject to cap on individual awards under the IP for NEOs. The bonus threshold, target and maximum were increased for Messrs. Duffy and Gill from 37.5%, 75% and 150% of base earnings to 50%, 100% and 300% of base earnings, respectively. The equity target for Messrs. Durkin and Parisi were increased from 125% to 175% of their salaries for the 2010 equity awards. Mr. Donohue’s compensation for 2009 is governed by his employment agreement which is scheduled to expire on December 31, 2009. The board of directors plans to evaluate Mr. Donohue’s compensation as part of the negotiations to renew his contract.

Stock Ownership Guidelines

The committee has established the following stock ownership guidelines for the members of our senior management group:

•	The chief executive officer: a multiple of five times base pay;

•	The executive chairman and the president: a multiple of four times their respective base pay; and

•	Other members of the management team: a multiple of three times their respective base pay.

Each individual has five years from the policy implementation date (November 1, 2006) or the date of hire or promotion, whichever is later, to achieve their ownership guideline.

In addition, our non-executive board members are subject to stock ownership guidelines valued at two times the total annual retainer, or $200,000. Each member has five years from May 7, 2008 or election to the board, whichever is later, to achieve this stock ownership guideline.

The compensation committee monitors compliance with our stock ownership guidelines on an annual basis. Generally shares that are deemed “owned” for purposes of Section 16 of the SEC regulations (except for unvested shares granted as restricted stock) are counted towards satisfaction of these guidelines.

In light of the current performance of the overall stock market, including the performance of the Company’s stock, the committee evaluated whether it would be appropriate to modify the Company’s existing ownership guidelines. Because the stock ownership guidelines have been in effect for less than three years and in light of the committee’s belief that the current stock value is not an accurate reflection of historical performance, the committee decided not to make any changes at this time, but will continue to evaluate its stock ownership guidelines in the future.

To ensure alignment of interests between our employees and board members and our shareholders and to further ensure that such individuals share in the risks and rewards of the ownership of our stock, we prohibit our employees and members of the board from engaging in hedging transactions relative to their ownership of our stock. In June 2008, our governance committee recommended and our board of directors approved a limited exemption from this policy. Pursuant to the limited exemption, eight board members who are possible class participants in the CBOE litigation are allowed to hedge their position in CME Group Class A common shares that they hold in excess of 5,000 shares. This limited exemption will expire upon the final resolution of the CBOE litigation. The Company disclosed the exemption on a Current Report on Form 8-K on June 9, 2008. As of the date of this proxy statement, 2008, there were no hedging transactions made under this exemption.

Other Benefits and Perquisites

We provide perquisites and other personal benefits to our senior management and board members that we believe are moderate and consistent with our overall compensation program. We provide monthly parking benefits to a subset of our senior management group, including Messrs. Duffy, Donohue and Gill, and certain members of the board of directors. Additionally, all of our officers are entitled to an annual executive physical. Previously, all officers were entitled to a company-paid membership at the CME Club. As a result of the consolidation of our trading floors at 141 West Jackson, the CME Club was closed in May 2008. The aggregate value of all perquisites received by each named executive officer in 2008 did not exceed $10,000. To the extent that perquisites result in imputed income to the individual, the Company does not provide gross-up payments to cover the personal income tax due on such imputed income.

Compensation Committee and Board Review of Total Compensation

To ensure that the committee members are informed of the potential compensation levels of our senior management group, the committee reviews on an annual basis all components of their compensation package. This review includes annual base pay, annual cash bonus, value of annual equity awards, in-the-money value of all historic equity grants including monetized gains, the value of retirement contributions under our qualified and non-qualified plans, and potential change-in-control payments. The committee conducted its annual review in 2008 and 2009 at its March meeting. No changes to the Company’s program were made as a result of this review. The committee provides a report on the results of this review to the board during an executive session.

Employment Contracts and Retention Agreements

Our philosophy is to enter into employment contracts and retention agreements on a very selective basis in light of the particular facts and circumstances involved in the individual employment relationship such as whether the employment arrangement would be necessary to recruit and/or retain necessary talent with compensation terms that we believe are in accordance with our overall compensation program. Our employment agreements typically are for a period of three to five years, include non-compete and non-solicitation provisions do not provide for cash severance payments in excess of two times annual base salary, do not provide for gross-up payments (except in connection with certain self-insured supplemental life insurance payments that would be paid to Mr. Duffy’s beneficiaries under our agreements) and include a requirement that the executive execute a release agreement before becoming entitled to receive severance payments. All contractual compensation terms within the employment agreements for our senior management group are reviewed and approved by the compensation committee. We believe that our existing employment contracts contain compensation terms in line with our overall compensation program and philosophy. A description of the employment agreements we have with Messrs. Donohue, Durkin and Gill and our agreements with Mr. Duffy is set forth below in the section entitled “Potential Payments Upon Termination or Change-in-Control—Employment Agreements with Named Executive Officers” beginning on page 49. We also have employment contracts with a limited number of employees below the level of the management team.

Payments at Change-in-Control or Other Termination

Change-in-control provisions benefit the Company and its shareholders by assisting with retention during rumored and actual change of control activity when continuity is key to preserving the value of the business. We also provide other severance benefits in connection with terminations other than for misconduct. We believe these benefits allow us to facilitate changes in key employees, as needed, to ensure minimum disruption to the business in exchange for non-competition and non-solicitation benefits for the Company along with a general release.

A description of our severance policies and practices and the estimated amounts that would be payable to our named executive officers under certain circumstances are set forth below under the section entitled “Potential Payments Upon Termination or Change-in-Control” beginning on page 49.

Board of Directors Compensation

Similar to our philosophy on management pay, we generally target the 50th percentile of the competitive market for compensation of the board of directors. We also review the full range of values around the median, including the 25th and 75th percentiles. The primary components of our board member compensation package consist of an annual equity stipend, an annual cash stipend, committee and board meeting fees, and committee chairperson retainers for six of our board-level committees (audit, compensation, finance, governance, market regulation oversight and nominating). Non-executive board members are eligible to participate in our Director Deferred Compensation Plan.

At its May 2008 meeting, the committee reviewed the results of a market study on board of directors’ compensation. Towers Perrin was engaged to present the data for the study. The review consisted of a comparison of our cash and equity compensation and total aggregate compensation versus two identified peer groups. Group A consisted of other exchanges and Group B consisted of a broader group of technology-oriented, financial services companies.

Group A	Group B

E*Trade Financial Corp.

BGC Partners Inc.

IntercontinentalExchange, Inc.

Investment Technology Group Inc.

Knight Capital Group Inc.

MarketAxess Holdings Inc.

Nasdaq OMX Group Inc.

NYMEX Holdings, Inc.

NYSE Euronext Inc.

3Com Corp.

ADC Telecommunications Inc.

AmeriCredit Corp.

Broadcom Corp.

DST Systems Inc.

E*Trade Financial Corp.

BGC Partners Inc.

Fiserv Inc.

Imation Corp.

Investment Technology Group Inc.

Knight Capital Group Inc.

Moody’s Corp.

Nasdaq OMX Group Inc.

NVIDIA Corp.

Piper Jaffrey Companies Inc.

Sybase Inc.

TD AMERITRADE Holding Corp.

Tellabs Inc.

Verisign Inc.

Waddell & Reed Financial Inc.

The review showed that the median of our board of directors’ compensation fell at or below the 50th percentile. The committee also undertook other comparisons of elements of our board pay versus the peer group data. However, no changes to the board’s compensation were recommended as a result of the review. The committee plans to conduct similar reviews on an annual basis. The committee plans to use the new peer group described on page 35 for future reviews.

The compensation of our board members is set forth in the table entitled “Director Summary Compensation Table” on page 55.

Compensation Committee Responsibilities

The compensation committee is comprised of eight independent directors. The primary responsibilities of the compensation committee are to review and approve compensation arrangements for senior management, to review and recommend compensation arrangements for the board of directors, to adopt compensation plans in which senior management is eligible to participate and to oversee matters relating to employee compensation, employee benefit plans and employee incentive programs. A complete description of the committee’s responsibilities may be found in its charter, a copy of which is on our Web site. There were 16 meetings of the committee in 2008. The committee typically meets in executive session without management present for a portion of each committee meeting.

Use of Outside Consultants

From time to time, the committee retains Towers Perrin, an outside compensation and benefits consulting firm, regarding management pay, compensation design and other related matters. The committee may ask that management participate in these engagements. Use of a particular consulting firm by the committee does not preclude management from hiring the same consulting firm. In accordance with its charter, the compensation committee is responsible for making all decisions concerning executive pay and benefits.

In 2008, Towers Perrin was engaged by the committee to conduct a competitive review of compensation for the board of directors. In addition, Towers Perrin was engaged by the committee to attend certain meetings of the committee in order to provide insights on current executive and board compensation trends and practices. During 2008, at the request of management, Towers Perrin advised on the development of the new compensation peer group, provided competitive compensation data for several positions on an ad hoc basis and recommended enhancements to the compensation programs for officer roles that directly impact the Company’s growth and strategic initiatives. We do not believe that Towers Perrin’s role in providing the forgoing services to management compromises their ability to provide the compensation committee with an independent perspective.

The Company utilized Hewitt Associates in the development of the new compensation peer group as well as for competitive benchmarking data and consulting on executive compensation program designs and related technical issues.

At its June and November meetings in 2008, the committee reviewed the services provided by outside compensation consultants and the related fees for the previous year. Following the review, the committee determined that there was no evidence of a conflict of interest based upon the fees and services.

Tax and Accounting Implications

The committee recognizes that tax and regulatory factors may influence the structure of executive compensation programs, including:

Limit on Tax-Deductible Compensation. Section 162(m) of the Internal Revenue Code (the “Code”) imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to any of the named executive officers, but excluding the principal financial officer. However, the Code allows for certain types of performance-based exemptions to this $1 million limit, provided that the compensation plan meets certain requirements. Compensation payable solely on attainment of one or more performance goals is not subject to the deduction limit if: (i) the performance goals are objective, pre-established and determined by a committee comprised solely of two or more outside directors; (ii) the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote; and (iii) the committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

Our IP for NEOs is designed to comply with the requirements of Section 162(m). However, the committee believes that shareholder interests are best served if the committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the committee reserves the right to authorize payments or take other actions that can result in the payment of compensation that is not deductible for income tax purposes.

Non-Qualified Deferred Compensation. The Company claims tax deductions on company contributions made on behalf of plan participants, including named executive officers, under our non-qualified plans at the time of benefit payment.

Deferred Compensation. Section 409A of the Code generally modified the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. In 2008, the committee approved amendments to certain executive officer employment agreements and arrangements and our compensation plans in order to bring them into compliance with the new regulations.

Accounting for Stock-Based Compensation. Since 2002, the Company has accounted for stock-based compensation, including all awards pursuant to our equity program, under the fair value method as provided in Statement of Financial Accounting Standard (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” Effective January 1, 2006, the Company adopted SFAS 123(R), “Share-Based Payment,” which requires us to estimate expected forfeitures of stock grants instead of the previous practice of accounting for forfeitures as they occurred. The tax deduction is taken at the time the stock option is exercised or the restricted stock vests, as applicable.

Adjustment or Recovery of Awards

CME Group has not adopted a formal or informal policy regarding the adjustment or recovery of awards in connection with a restatement or adjustment of financial statements that would otherwise have resulted in a reduction in the size of the award or payment. We have not experienced any situations or occasions that would result in a reduction in the size of an award or payment. If we were to experience such an adjustment in the future, the committee would assess the circumstances relating to the adjustment and take such legally permissible actions as it believes to be appropriate. Applicable law permits the Company to recover incentive compensation from our chief executive officer and chief financial officer (including profits realized from the sale of Company stock) in the event of a financial restatement due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct of such officer. Possible actions by the committee include recovery or cancellation of any bonus or incentive payments made to the officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the committee determines that such recovery or cancellation is appropriate due to the intentional misconduct by the officer that resulted in performance targets being achieved that would not have been achieved absent the misconduct.

Executive Compensation

Summary Compensation Table

The following table provides information regarding the compensation earned during the year ended December 31, 2008 by our named executive officers. In 2008, “salary” accounted for approximately 30% of the total compensation of the named executive officers and “non-equity incentive compensation” accounted for approximately 19% of total compensation.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non- Equity Incentive Plan Compen- sation(2)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings(3)	All Other Compen- sation(4)	Total
Craig S. Donohue	2008	$850,000	$329,182	$1,464,110	$642,600	$19,787	$160,374	$3,466,053
Chief Executive Officer	2007	850,000	315,275	1,312,550	1,275,000	15,044	153,084	3,920,953
	2006	850,000	308,797	1,045,514	1,168,257	11,437	138,141	3,522,146

James E. Parisi	2008	375,000	107,831	284,485	239,262	15,244	50,018	1,071,840
Chief Financial Officer	2007	325,000	87,711	252,388	486,058	11,270	39,764	1,202,191
	2006	275,000	64,808	206,826	386,375	8,574	36,336	977,919

Terrence A. Duffy(5)	2008	950,000	331,633	843,737	573,420	14,347	202,185	2,915,322
Executive Chairman	2007	950,000	221,670	594,083	1,425,000	—	30,480	3,221,233

Phupinder S. Gill	2008	600,000	236,579	610,066	362,160	20,457	107,851	1,937,113
President	2007	600,000	234,771	619,263	900,000	15,748	101,100	2,470,882
	2006	600,000	243,467	624,649	791,160	12,017	103,311	2,374,604

Bryan T. Durkin(6) Chief Operating Officer	2008	500,000	104,314	710,518	301,800	23,127	58,263	1,698,022

(1)	The amounts reflected in the Stock Awards and Option Awards columns reflect the amount recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123(R) and reflect the expense for awards granted in 2001 through 2008. Assumptions used in the calculation of these amounts are included in the Stock-Based Payments notes to the Company’s audited financial statements for the year ended December 31, 2008 (note 22) , December 31, 2007 (note 22) and December 31, 2006 (note 15) included in the Company’s Annual Reports on Form 10-K filed with the SEC. The Company’s outstanding restricted stock, which is subject to time vesting, is eligible to receive dividends in accordance with the terms of the plans. In 2008, the amount of dividends on restricted stock which had not yet vested paid to the named executive officers was as follows: Mr. Donohue, $29,280; Mr. Parisi $7,490; Mr. Duffy, $18,091; Mr. Gill, $22,796 and Mr. Durkin $5,342. In addition to regular quarterly dividends, in 2008 the Company declared a special dividend of $5.00 per share.
(2)	The amounts included in the Non-Equity Incentive Plan Compensation column reflect cash awards to the named executive officers under our Bonus Incentive Plans, which are discussed on page 29 under the heading “Bonus.”
(3)	The amounts reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column reflect only the change in the pension value during the particular year. In calculating the change in the present value of the accumulated pension benefit, the following assumptions were used: assumed retirement age of 65; discount rate of 6.10% as of December 31, 2008, 6.10% as of December 31, 2007 and 5.80% as of December 31, 2006; RP-2000 mortality table; and projected future investment crediting rate assumption of 4.10% as of December 31, 2008, 4.10% as of December 31, 2007 and 4.00% as of December 31, 2006. Under our non-qualified deferred compensation plans, participants may invest in one or more investments that are available from time to time. This is the only return that they receive and, therefore, no above-market earnings are reflected in this table. For more information on our deferred compensation plans, see the section below entitled “Non-Qualified Deferred Compensation Plans.”

(4)	Amounts included in the All Other Compensation column for 2008 are as follows:

	401(k) Contribution	Supplemental Plan(7)	Other(8)	Total
Craig S. Donohue	$6,900	$151,250	$2,224	$160,374
James E. Parisi	6,895	42,110	1,013	50,018
Terrence A. Duffy	6,900	193,200	2,085	202,185
Phupinder S. Gill	6,231	100,000	1,620	107,851
Bryan T. Durkin	6,900	50,238	1,125	58,263

(5)	Mr. Duffy was appointed as our Executive Chairman in October 2006. For his services he receives an annual base salary of $950,000. Mr. Duffy was not a named executive officer in 2006 and, therefore, compensation relating to such year is not included. As discussed under the section entitled “Potential Payments upon Termination or Change-in-Control—Employment Agreements with Named Executive Officers,” we have agreed to self-insure supplemental life and long-term disability coverage for Mr. Duffy and to gross up his beneficiaries for any additional taxes incurred as a result of the supplemental life coverage. Because no actual payments were made or liabilities incurred as a result of this coverage no amounts have been included in Mr. Duffy’s compensation for 2007 or 2008.
(6)	Mr. Durkin joined the Company in July 2007 in connection with our merger with CBOT Holdings with an annual base salary of $500,000. Mr. Durkin was not a named executive officer in 2006 or 2007 and, therefore, compensation relating to such years is not included.
(7)	The items included under the Supplemental Plan column are 401(k) make-whole and pension make-whole contributions. Make-whole contributions are company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in Section 401(a)(17) of the Code and thus must be excluded from consideration in qualified retirement plans.
(8)	The items included in the Other column are life insurance premiums paid by the Company for the benefit of the named executive officer. None of the aggregate annual perquisites received by the named executive officers during the periods presented exceeded $10,000. Therefore, no amounts are included for perquisites in the Other column.

Grants of Plan-Based Awards

The following table shows the equity awards made to our named executive officers in 2008 and the estimated future bonus payments under our Bonus Incentive Plans for the year ended December 31, 2009. For additional information on our equity and bonus programs, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum
Craig S. Donohue	n/a	n/a	$318,750	$850,000	$1,275,000
	6/16/08	6/5/08				995	10,735	$419.41	$2,406,723

James E. Parisi	n/a	n/a	140,625	281,250	562,500
	6/16/08	6/5/08				305	1,740	419.41	450,377

Terrence A. Duffy	n/a	n/a	475,000	950,000	2,500,000
	6/16/08	6/5/08				1,080	6,175	419.41	1,597,314

Phupinder S. Gill	n/a	n/a	300,000	600,000	1,800,000
	6/16/08	6/5/08				685	3,900	419.41	1,010,044

Bryan T. Durkin	n/a	n/a	187,500	375,000	750,000
	6/16/08	6/5/08				405	2,320	419.41	599,803

(1)	The amounts shown in the Threshold column reflect the payment level when cash earnings is achieved under the IP for NEOs which is 50% of annual base earnings for Messrs. Duffy and Gill and 37.5% of annual base earnings for all other named executive officers. The amounts shown in the Target column reflect the payment level when target cash earnings is achieved under the plan which is 100% of annual base earnings for Messrs. Donohue, Duffy and Gill and 75% of annual base earnings for all other named executive officers. The amounts shown in the Maximum column reflect the payment level when maximum cash earnings is achieved under the plan which is 300% of annual base earnings for Messrs. Duffy and Gill and 150% of annual base earnings for all other named executive officers. Amounts payable under the IP for NEOs are subject to the existing cap of $2.5 million. In the event that our actual cash earnings in 2009 falls below the threshold requirement, no bonuses will be awarded to these individuals. Additionally, as discussed in the Compensation Discussion and Analysis section, bonus payments in 2009 made to employees at the level of managing director and above, including the named executive officers, are also subject to an additional requirement whereby the Company must achieve an established amount of expense synergies relating to our merger with NYMEX Holdings. Satisfaction of the synergy performance metric will not result in increased bonuses, but to the extent pre-established synergy targets are not met, bonuses will be decreased, or eliminated completely.
(2)

Under our equity program, officers receive annual equity grants, which are granted on June 15 or, in the event June 15 th is not a business day, the closest business day thereto. On June 5, 2008, our compensation committee met and approved our annual 2008 equity grants based on our pre-established formulas under our equity program. Awards were granted on June 16, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2008.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(2)
Craig S. Donohue	—	10,735	$419.41	6/16/2018	995	$207,069
	1,095	4,380	552.70	6/15/2017	344	71,590
	4,410	6,615	440.65	6/15/2016	522	108,633
	4,920	3,280	251.95	6/15/2015	520	108,217
	13,840	3,460	127.00	6/14/2014	520	108,217
	1,040	260	72.36	1/1/2014	40	8,324
	27,400	—	63.01	6/6/2013	—	—
	19,000	—	22.00	5/7/2011	—	—

James E. Parisi	—	1,740	419.41	6/16/2018	305	63,474
	296	1,184	552.70	6/15/2017	176	36,627
	598	897	440.65	6/15/2016	132	27,471
	1,380	920	251.95	6/15/2015	160	33,298
	720	180	223.99	12/15/2014	20	4,162
	2,400	600	127.00	6/14/2014	—	—
	160	40	95.12	3/15/2014	—	—
	800	—	63.01	6/6/2013	—	—

Terrence A. Duffy	—	6,175	419.41	6/16/2018	1,080	224,759
	1,102	4,408	552.70	6/15/2017	656	136,520
	1,390	2,085	529.50	12/15/2016	276	57,438

Phupinder S. Gill	—	3,900	419.41	6/16/2018	685	142,555
	398	1,592	552.70	6/15/2017	236	49,114
	1,602	2,403	440.65	6/15/2016	357	74,295
	4,200	2,800	251.95	6/15/2015	440	91,568
	11,840	2,960	127.00	6/14/2014	440	91,568
	3,040	760	72.36	1/1/2014	120	24,973
	4,900	—	63.01	6/6/2013	—	—

Bryan T. Durkin	—	2,320	419.41	6/16/2018	405	84,285
	368	1,472	548.60	9/14/2017	228	47,449
	2,250	—	250.03	1/3/2016	—	—
	5,125	—	144.00	10/18/2015	—	—

(1)	Subject to acceleration or termination in certain circumstances, equity awards vest over a five-year period, with 20% vesting one year after the grant date and an additional 20% vesting on each anniversary date thereafter. Option grants made in May 2001 with an exercise price of $22.00 per share vested 40% on the first anniversary of the grant date and an additional 20% on each following anniversary. The grant date is the date that is ten years prior to the expiration date.
(2)	Market value was determined using the closing price on December 31, 2008 of $208.11.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by our named executive officers and the vesting of their restricted stock in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Craig S. Donohue(1)	13,500	$4,427,125	1,900	$776,768
James E. Parisi(2)	1,000	245,540	188	73,771
Terrence A. Duffy	—	—	256	86,755
Phupinder S. Gill	1,000	533,740	1,458	623,806
Bryan T. Durkin	3,375	1,411,133	57	19,965

(1)	On July 10, 2008, Mr. Donohue exercised 11,000 options with an exercise price of $22.00 and held the shares received upon exercise. In connection with the exercise transaction, Mr. Donohue paid approximately $1.5 million, in cash, to satisfy his tax withholding obligations and the associated exercise price.
(2)	On July 15, 2008, Mr. Parisi exercised 1,000 options with an exercise price of $63.01 and held the shares received upon exercise. In connection with the exercise transaction, Mr. Parisi paid approximately $140,000, in cash, to satisfy his tax withholding obligations and the associated exercise price.

Pension Benefits

We maintain the CME Pension Plan, which is a non-contributory defined benefit cash balance pension plan for eligible employees. To be eligible, an employee must have completed a continuous 12-month period of employment with us and have reached the age of 21. Our funding goal is to have the pension plan 100% funded on a projected benefit obligation basis, while also satisfying any minimum required contributions and maximizing tax deductible contribution requirements. Beginning in 2007, participants are fully vested in their accounts after three years of service. Once an employee becomes a participant in the CME Pension Plan, their notional pension account is credited with an amount equal to an age-based percentage of that individual’s earnings plus the greater of 4% interest or the December yield on one-year constant maturity yield for U.S. Treasury notes. During 2008, the CME Pension Plan interest rate was 4%. The pension account is portable, and vested balances may be paid out when participants end their employment with us. Alternatively, upon retirement a participant may elect to receive the balance in the account in the form of one of various monthly annuities.

As part of our merger with CBOT Holdings, we assumed a defined benefit pension plan for former CBOT employees. Substantially all CBOT employees were eligible to participate in the CME Pension Plan upon completion of one year of service. On December 31, 2008, we merged the CME and CBOT pension plans. NYMEX did not have a pension plan. Effective as of January 2009, NYMEX employees are eligible to participate in the CME Pension Plan.

The following is the schedule of employer contributions based on age and percentage of pensionable pay (including base pay, regular annual cash bonuses and merit lump sum payments) under the CME Pension Plan. Pensionable pay is limited by the Internal Revenue Service Code section 401(a)(17) limit, which was $230,000 in 2008:

Age	Employer Contribution Percentage
Under 30	3%
30–34	4
35–39	5
40–44	6
45–49	7
50–54	8
55 or greater	9

The table below sets forth the estimated payments for our named executive officers upon retirement based upon the present value of the benefits expected to be paid in the future.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)
Craig S. Donohue	Pension Plan	18	$152,594
James E. Parisi	Pension Plan	19	110,547
Terrence A. Duffy	Pension Plan	1	14,347
Phupinder S. Gill	Pension Plan	19	160,219
Bryan T. Durkin	Pension Plan	26	199,351

(1)	In calculating the present value of the accumulated benefit, the following assumptions were used: assumed retirement age of 65; discount rate of 6.10% as of December 31, 2008; RP-2000 mortality table; and projected future investment crediting rate assumption of 4.10% as of December 31, 2008. The retirement age is the earliest unreduced retirement age as defined in the CME Pension Plan. Under the terms of the CME Pension Plan, years of service for purposes of the plan are credited beginning on the first day of the calendar quarter on or after attaining one year of service with the Company. Therefore years of credited service under the plan are less than an employee’s actual period of service with the Company.

Non-Qualified Deferred Compensation Plans

All of our officer employees, including our named executive officers, are eligible to defer a portion of their annual base salary and bonus into our Senior Management Supplemental Deferred Savings Plan (the “Deferred Savings Plan”). For 2008, officers were able to defer up to 50% of their annual base salary in addition to any amounts deferred under our 401(k) Plan and 100% of their bonus under this plan. The contributions made by our named executive officers under this plan in 2008 are shown in the table below under “Executive Contributions.” Deferrals may be invested in one or more investments offered by the plan from time to time at the choice of the officer. The return on their investment choice is the only return they will receive on the contributions under the plan. We do not provide any guaranteed rate of return. There is no limitation on their ability to change investments. Beginning with deferrals for the 2007 plan year, participants are able to elect a fixed distribution date for each year’s deferrals. If the officer’s employment ends prior to the fixed date, the distributions will be made six months following the date of the officer’s termination of employment. Distributions that are not payable upon a designated fixed date will occur six months after the end of the officer’s employment. Payments made for elections in effect prior to January 1, 2005, as required under the revised regulations on deferred compensation, are made at the time of termination.

The Deferred Savings Plan also includes 401(k) make-whole and pension make-whole contributions. Make-whole contributions are company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in Section 401(a)(17) of the Code and thus must be excluded from consideration in qualified retirement plans. These amounts are included in the table below under “Registrant Contributions.”

Beginning with the 2006 plan year, we discontinued contributions under our Supplemental Executive Retirement Plan and closed the plan to new participants.

	Executive Contributions In Last Fiscal Year(1)	Registrant Contributions In Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/08
Craig S. Donohue	$—	$151,250	$(503,283)	$—	$985,987
James E. Parisi	171,981	42,110	(293,544)	—	544,248
Terrence A. Duffy	—	193,200	(56,256)	—	158,315
Phupinder S. Gill	90,000	100,000	(1,486,541)	—	2,113,561
Bryan T. Durkin	—	50,238	(9,439)	—	40,799

(1)	All amounts included under Executive Contributions are also included in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.
(2)	The amounts included under the Registrant Contributions column consist of: 401(k) make-whole and pension make-whole contributions and are included in the All Other Compensation column of the Summary Compensation Table.
(3)	Aggregate Earnings in the Last Fiscal Year are based on the investment selection of the officers from one or more investments that the plan offers from time to time and are the only return on contributions made by the named executive officer and the Company. Aggregate Earnings in Last Fiscal Year represent amounts earned on contributions made in 2008 as well as prior contributions. Such earnings are not included in the Summary Compensation Table because they were not above market.

Potential Payments upon Termination or Change-in-Control

We have entered into employment agreements with three of our named executive officers: Messrs. Donohue, Durkin and Gill. These contractual agreements provide for, among other things, minimum annual base salary and payments upon termination of employment. The agreements also include non-competition and non-solicitation provisions during the term of the agreement and for one year thereafter. We also have agreed to provide Mr. Duffy, our Executive Chairman, with a retention benefit and to self-insure him for certain benefits as discussed below. For Mr. Parisi, his employment relationship is governed by our policies and practices that we have in place for other employees from time to time, including members of senior management. Estimated payments to our named executive officers under our employment agreements and general policies are shown in the table below beginning on page 52.

Employment Agreements with Named Executive Officers

Mr. Donohue. Mr. Donohue receives a minimum annual base salary of $850,000. He is also eligible to receive a bonus under our Bonus Incentive Plans with a minimum individual annual target incentive of 100% of his base salary and a maximum of 150%. Under his agreement, Mr. Donohue participates in our equity program with an annual target equity award of at least 300% of his base salary comprised of 15% restricted stock and 85% of non-qualified stock options. In the event of a termination without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Donohue is entitled to a one-time lump sum severance payment equal to two times his current base salary and any outstanding equity awards that would have vested during the remaining term of the agreement will automatically vest. In the event Mr. Donohue voluntarily terminates the agreement for good reason, as defined in the agreement which definition includes a change of control, in addition to his accrued benefits, Mr. Donohue is entitled to a one-time lump sum severance payment equal to two times his current base salary and any outstanding equity awards will automatically vest. In the event of a change of control, Mr. Donohue will receive accelerated vesting of his unvested equity awards. In the event Mr. Donohue is involuntarily terminated without cause or resigns for good reason within 60 days prior to a change of control, all of his unvested equity awards that would have been outstanding had he been employed as of the date of the change of control shall become vested. Upon Mr. Donohue’s termination for any reason, he will be entitled to any unpaid bonus awards for completed years. Mr. Donohue is also entitled to continued benefits coverage following the end of his employment in the event he is terminated without cause or resigns for good reason. In December 2008, Mr. Donohue’s agreement was amended to comply with Section 409A of the Code to modify the timing of the benefits received for his continued coverage for medical, dental and disability benefits. His agreement expires on December 31, 2009, unless sooner terminated by us or Mr. Donohue.

Mr. Duffy. In recognition of the duties and responsibilities undertaken by our Executive Chairman, the compensation committee recommended and the board approved a retention payment to Mr. Duffy in an amount equal to his annual base salary. The amount shall become payable if Mr. Duffy is not nominated for reelection to the board or is not reelected to the position of Chairman by the members of the board notwithstanding his ability and willingness to continue his service. Under such circumstances, Mr. Duffy is required to assist with the transition of responsibilities to the new Chairman. Mr. Duffy shall not be entitled to receive the retention payment if he is removed as Chairman or not reelected because of his breach of fiduciary duty to the shareholders or because of his willful failure to fulfill his duties and obligations as Chairman as determined by a majority of our independent, non-industry directors. Pursuant to our bylaws, Mr. Duffy is required to remain as our Chairman until at least our 2010 annual meeting.

In 2007, the compensation committee authorized management to self-insure the supplemental life and long-term disability coverage amounts necessary to provide Mr. Duffy with the same level of life and long-term disability coverage generally provided to other employees under our group life and long-term disability policies. The committee also authorized the Company to gross up the self-insured supplemental life insurance amount to account for any taxes on such amount owed by Mr. Duffy’s beneficiaries. Pursuant to this agreement, Mr. Duffy would be entitled to disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay.

Mr. Gill. Mr. Gill receives a minimum annual base salary of $600,000. Mr. Gill is eligible to participate in our Bonus Incentive Plans and equity program on terms consistent with those of our other members of senior management. In the event of a termination without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Gill is entitled to a one time lump sum severance payment equal to two times his base salary as of the date of termination for the remaining term of the agreement, if any, not to exceed two years of base salary. In such event, he is also entitled to company-paid health benefits for one year following termination without cause. If Mr. Gill is involuntarily terminated without cause within 60 days prior to a change of control, all of his unvested equity awards that would have been outstanding had he been employed on the date of the change of control will become vested. His agreement expires on December 31, 2010, unless sooner terminated by us or Mr. Gill.

Mr. Durkin. Mr. Durkin receives a minimum annual base salary of $500,000. He is eligible to participate in our Bonus Incentive Plans and our equity program on terms consistent with those of our other members of senior management. Pursuant to the terms of the agreement, all of Mr. Durkin’s options received in 2005 and 2006 from CBOT Holdings vested as of July 12, 2008. In the event of a termination without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Durkin is entitled to a one time lump sum severance payment equal to two times his base salary as of the date of termination for the remaining term of the agreement, if any, not to exceed two years of base salary. In such event, he is also entitled to company-paid health benefits for one year following termination without cause. If Mr. Durkin is involuntarily terminated without cause within 60 days prior to a change of control, all of his unvested equity awards that would have been outstanding had he been employed on the date of the change of control will become vested. His agreement expires on July 11, 2010, unless sooner terminated by us or Mr. Durkin.

Other CME Policies and Practices.

The following is a summary of our other plans in place that provide for benefits upon termination of employment and/or in the event of a change of control.

Annual Performance Bonuses

In accordance with the terms of our Bonus Incentive Plans, in the event an employee dies or becomes disabled, he or she or their beneficiaries will be entitled to receive a pro rata bonus.

Severance Plans

In 2007, the compensation committee adopted a written severance policy. The following is a summary of the key terms:

Reason for Termination
	Job elimination, reduction in force or, in limited circumstances, performance	Involuntary termination as a result of a merger
Severance Pay for Officers	2 weeks per year of service, 6 week minimum, up to 39 weeks	12 weeks plus 2 weeks per year of service, up to 52 weeks

Severance Pay for Other Exempt Employees	2 weeks per year of service, 4 week minimum, up to 26 weeks	10 weeks plus 1 week per year of service, up to 52 weeks

Severance Pay for Non-Exempt Employees	1 week per year of service, 4 week minimum, up to 26 weeks	10 weeks plus 1 week per year of service, up to 52 weeks

Additionally, the plan provides for COBRA coverage and outplacement services as well as acceleration of any outstanding unvested equity awards that would have otherwise vested during the severance pay period. The Company also assumed and adopted severance plans/policies specific to the mergers with CBOT Holdings and NYMEX Holdings that are being phased out over time.

Equity Plans

As a result of our mergers with CBOT Holdings and NYMEX Holdings, we now have three equity plans: the Omnibus Stock Plan, the CBOT Equity Plan and the NYMEX Equity Plan. All grants to the named executive officers were made under the Omnibus Stock Plan; except for grants made to Mr. Durkin prior to July 2007 which were made under the CBOT Equity Plan. The terms of the Omnibus Stock Plan provide that in the event of death, the employee’s beneficiaries would vest in any outstanding equity awards. In the event of termination due to disability, restricted stock awards become vested. Under the terms of the CBOT Equity Plan, the compensation committee has discretion to determine whether the vesting of outstanding awards should be accelerated under other conditions, including death and disability. Awards granted under the Omnibus Stock Plan automatically vest upon a change of control. Under the CBOT Equity Plan, whether an award will vest upon a change of control depends upon the terms of the individual award agreement. Under the NYMEX Equity Plan, any unvested restricted stock at the time of termination of service will be forfeited and any unvested stock options will expire.

All of our equity plans contain provisions relating to the vesting of outstanding awards at the time of a change of control (as defined in the plans). In general, a change of control will be deemed to have occurred if:

•	another entity owns more than 50% of the voting power of our common stock (all equity plans);

•

a transaction occurs in which any person is deemed to be the “beneficial owner” of at least 20% of our voting securities except for certain passive investors or as a result of a reorganization (CBOT Equity Plan);

•	individuals who previously comprised our board or who were nominated by our board’s nominating committee cease to constitute a least a majority of our board (all equity plans);

•	the sale, transfer or disposition of substantially all of our assets (CBOT Equity Plan and NYMEX Equity Plan); or

•	the approval of our complete liquidation or dissolution (Omnibus Plan).

The following table sets forth the estimated benefits and payments upon termination of our named executive officers. These payments assume a termination or change of control effective upon December 31, 2008. Unless otherwise specified, payments and benefits that would be generally available to all employees, including accrued benefits, are not included in the amounts below.

	Termination Due to:
	Voluntary	Voluntary for Good Reason	Involuntary for Cause	Involuntary Not for Cause	Change In Control	Death	Disability
Craig S. Donohue
Total Cash Severance(1)	$—	$1,700,000	$—	$1,700,000	$1,700,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	927,987	—	582,108	927,987	927,987	612,052
Continuation of Health & Welfare Benefits(3)	—	76,017	—	76,017	76,017	—	—
Other Accrued Pay and Benefits(4)	642,600	642,600	642,600	642,600	642,600	642,600	642,600

Total:	$642,600	$3,346,604	$642,600	$3,000,725	$3,346,604	$1,570,587	$1,254,652

James E. Parisi
Total Cash Severance(1)	$—	$—	$—	$281,250	$375,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	100,843	218,217	218,217	165,031
Continuation of Health & Welfare Benefits(3)	—	—	—	12,792	11,513	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	239,262	239,262

Total:	$—	$—	$—	$394,885	$604,730	$457,479	$404,293

Terrence A. Duffy
Total Cash Severance(1)	$—	$—	$—	$950,000	$950,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	—	418,717	418,717	418,717
Continuation of Health & Welfare Benefits(3)	—	—	—	2,558	5,117	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	573,420	573,420

Total:	$—	$—	$—	$952,558	$1,373,834	$992,137	$992,137

Phupinder S. Gill
Total Cash Severance(1)	$—	$—	$—	$1,200,000	$1,200,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	682,475	817,330	817,330	474,075
Continuation of Health & Welfare Benefits(3)	—	—	—	9,468	9,468	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	362,160	362,160

Total:	$—	$—	$—	$1,891,943	$2,026,798	$1,179,490	$836,235

Bryan T. Durkin
Total Cash Severance(1)	$—	$—	$—	$1,000,000	$1,000,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	57,438	131,734	131,734	131,734
Continuation of Health & Welfare Benefits(3)	—	—	—	14,203	14,203	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	301,800	301,800

Total:	$—	$—	$—	$1,071,641	$1,145,937	$433,534	$433,534

(1)	Cash severance amounts represent contractual amounts for Messrs. Donohue, Duffy, Durkin and Gill under the termination situations as described above. Estimated cash severance amounts for Mr. Parisi are based upon our CME Group Severance Policy for Officers. As of December 31, 2008, Mr. Parisi had 20 years of service for purposes of the policy.
(2)	Amounts shown for the Value of Equity Subject to Accelerated Vesting reflect accelerated vesting of outstanding equity awards pursuant to our Omnibus Stock Plan, our severance policy, and our contractual agreements with our named executive officers as described above based upon the closing price of our stock on December 31, 2008 of $208.11.
(3)	Amounts shown for the Continuation of Health and Welfare Benefits reflect our contractual agreements with Messrs. Donohue, Gill and Durkin to provide them with certain continuing benefits as described above and includes the amount of COBRA coverage under our severance policy for Messrs. Duffy and Parisi, which is available to all employees. Mr. Duffy’s continuing benefits do not reflect the additional amounts that the Company may incur in connection with the self-insurance of certain benefits as described above, because such amounts were granted for the purposes of providing Mr. Duffy with the disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay consistent with benefits provided to other executives.
(4)	Amounts shown for the Other Accrued Pay and Benefits in event of death or disability include accrued bonus payments pursuant to our Bonus Incentive Plans based on actual bonus amounts for 2008. Mr. Donohue, under the terms of his agreement, is entitled to receive any outstanding annual bonus awards for completed years in the event of termination for any reason and the amounts included in this table for such payments are based on his actual bonus for 2008.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing management. Developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified directors. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload and opportunity costs. In addition, to satisfy our self-regulatory responsibilities we have established a number of functional committees of which certain of our directors are members. Our compensation program for our non-executive directors is designed to compensate our directors based on their respective levels of board participation and responsibilities, including service on board committees and functional committees.

Fees and Benefit Plans for Non-Executive Directors

The compensation committee is responsible for reviewing and recommending to the board the compensation for our non-executive directors. Only non-executive directors receive compensation for their service as a director. Our non-executive director compensation includes:

Annual Stipends
Annual cash stipend(1)	$25,000
Annual Vice Chairman cash stipend(2)	$750,000
Annual retainer for chairs of audit, compensation, finance, governance, market regulation oversight and nominating committees(3)	$20,000
Annual equity stipend(4)	$75,000

Meeting Fees
Board meeting fee	$1,500
Board committee meeting fee for audit, compensation, executive, finance, governance, market regulation oversight and nominating committees(3)	$1,500
Additional meeting fee for serving as chair of audit, compensation, finance, governance, market regulation oversight and nominating committees(3)	$500
Meeting fee for members of the strategic steering committee, marketing and public relations committee and any functional exchange committee and for meetings of the CBOT directors	$1,000

(1)	Directors have the option to elect to receive some or the entire portion of their annual cash stipend in shares of stock valued at the closing price on the date of grant. If a director who elects to receive additional stock leaves the board prior to the next annual meeting, such director will be responsible for repaying us for the amount of the unearned stipend that otherwise would have been paid in cash.
(2)	Mr. Carey, our Vice Chairman, receives an annual cash stipend of $750,000 plus the annual equity stipend valued at $75,000. He does not receive any additional fees for attendance at meetings.
(3)	In January 2008, the compensation committee recommended and the board approved a $20,000 retainer for the chair of the newly established finance committee and also approved an increase in meeting fees for members of the executive and finance committees from $1,000 to $1,500.
(4)	Shares received are granted under our Director Stock Plan and are not subject to any vesting restrictions.

Non-executive directors may participate in our Director Deferred Compensation Plan in the investments that the plan offers from time to time. The return on the investments selected by the directors is the only return they will receive on their deferred compensation. We do not provide any pension, health benefit or other benefit programs to our non-executive directors.

In 2009, the compensation committee recommended and the board approved, a compensation arrangement for the ten CBOT directors who are required to review certain CBOT rule changes in connection with the merger until our 2012 annual meeting. Under this arrangement, in the event the CBOT directors are required to convene an official meeting, the Vice Chairman has the option of electing to compensate those in attendance in an amount of $1,000 each.

The following table provides information regarding the compensation earned during the year ended December 31, 2008 by each of our directors, except for Messrs. Donohue and Duffy. Mr. Donohue’s and Mr. Duffy’s compensation as Chief Executive Officer and Executive Chairman, respectively, is set forth in the Summary Compensation Table on page 42.

Director Compensation Table

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Timothy S. Bitsberger	$43,667	$45,027	$—	$88,694
Charles P. Carey(3)	741,962	87,767	—	829,729
Mark E. Cermak	89,000	77,306	—	166,306
Dennis H. Chookaszian	123,000	75,014	—	198,014
Jackie M. Clegg	74,500	77,306	—	151,806
Robert F. Corvino	77,000	77,306	—	154,306
James A. Donaldson	62,000	77,306		139,306
Martin J. Gepsman	147,500	77,462	—	224,962
Larry G. Gerdes	123,022	102,685	—	225,707
Daniel R. Glickman	87,238	82,337	—	169,575
J. Dennis Hastert	38,667	45,027	—	83,694
Bruce F. Johnson	59,500	84,805	—	144,305
Gary M. Katler	106,500	75,014	—	181,514
Patrick B. Lynch	64,500	75,014	—	139,514
Leo Melamed(5)	78,500	75,014	300,000	453,514
William P. Miller II	114,500	75,014	—	189,514
James E. Newsome(4)(6)	4,500	27,562	333,333	365,395
Joseph Niciforo	72,000	77,306	—	149,306
CC Odom II	74,000	77,306	—	151,306
James E. Oliff	101,000	75,014	—	176,014
John L. Pietrzak	73,500	77,306	—	150,806
Alex J. Pollock	124,522	99,724	—	224,246
William G. Salatich, Jr.	52,022	99,724	—	151,746
John F. Sandner(7)	80,000	75,014	200,000	355,014
Terry L. Savage	72,500	75,014	—	147,514
William R. Shepard	96,022	99,724	—	195,746
Howard J. Siegel	80,522	99,724	—	180,246
Robert H. Steele(4)	15,005	20,785	—	35,790
Christopher Stewart	73,500	77,306	—	150,806
Dennis A. Suskind(4)	7,500	27,562	—	35,062
David J. Wescott	26,022	94,828	—	120,850

(1)	The amounts reflected in the Fees Earned or Paid in Cash consist of annual cash stipends, board meeting fees, board and functional committee meeting fees and annual retainers for the chairs of the audit, compensation, finance, governance and market regulation oversight committees, including amounts deferred under our Director Deferred Compensation Plan. Mr. Pollock who chairs both the compensation and nominating committees elected to receive only one additional stipend of $20,000 for his services to these committees. Board committee and functional committee meeting fees are subject to an overall cap of $100,000 per year.
(2)	The amounts reflected in the Stock Awards column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 of awards granted pursuant to our 2005 Director Stock Plan for our non-executive directors. Assumptions used in the calculation of these amounts are included in the Stock-Based Payments notes to the Company’s audited financial statements for the year ended December 31, 2008 (note 22) included in the Company’s Annual Report on Form 10-K filed with the SEC. The annual equity stipends granted to our non-executive directors are not subject to any vesting restrictions. See the table entitled “Directors, Director Nominees and Executive Officers” on page 59 for the complete stock ownership of our board members.
(3)	For his service as our Vice Chairman, Mr. Carey receives an annual cash stipend of $750,000 plus an annual equity award valued at $75,000. Mr. Carey does not receive additional fees for attending board meetings or committee meetings.
(4)	Represents pro rata portion based upon appointment to the board on August 22, 2008.
(5)	Consists of annual consulting fees of $300,000. Does not include amounts reimbursed by the Company for Mr. Melamed’s expenses submitted in connection with his consulting arrangement described below.
(6)	Includes consulting fees of $333,333 representing the prorata portion of his consulting arrangement described below.
(7)	Consists of annual consulting fees of $200,000.

2005 Director Stock Plan

Our Director Stock Plan, approved by the board of directors in January 2005 and by our shareholders in April 2005, provides for the issuance of up to 25,000 shares of Class A common stock (subject to adjustment in the event of a merger, reorganization or similar corporate event involving us) through awards of non-qualified stock options, restricted stock and shares of common stock. As of December 31, 2008, approximately 10,000 shares were available for future awards under the plan. The plan is administered by the compensation committee of our board, which has the responsibility for recommending to the board the annual equity stipend for our non-executive directors.

Charitable and Civic Contributions

CME Group believes that it is both a responsibility and a privilege to give back to the communities in which our members and employees live and do business. Through our charitable programs and foundations, CME Group is able to lend a hand to those who need it most and inspire confidence in their futures. In connection with our mergers with CBOT and NYMEX, we acquired their charitable organizations. In 2008, the CME Group Foundation was established which supports academic initiatives and activities, primarily in the Chicago region, that promote research, teaching and learning in financial markets; promote the education of disadvantaged children and youth; and promotes the health and education of young children. The CME Group Foundation is endowed with the net income from the Chicago Mercantile Exchange Trust (the “CME Trust”), which received approval to distribute its net income to public charities in 2005. The CME Trust is an independent, for-profit trust, separate from CME Group Inc. Certain of our board members serve on the board of the CME Group Foundation and our other charitable organizations and as trustees of the CME Trust and may also have affiliations with organizations that have received donations from these entities. In 2008, no aggregate donations to any of these organizations from the CME Trust or the CME Group Foundation exceeded $250,000 and no donations from any of our other charitable organizations exceeded $55,000.

Contractual Relationships with Certain Directors

Mr. Carey. Pursuant to the Company’s bylaws adopted in connection with its merger with CBOT Holdings, Mr. Carey will serve as the Company’s Vice Chairman through the 2010 annual meeting of shareholders. For his services as Vice Chairman, Mr. Carey receives an annual cash stipend of $750,000 and an annual equity grant valued at $75,000.

Mr. Melamed. On January 31, 2005, the compensation committee recommended and the board approved a retirement agreement with Mr. Melamed. Under the terms of the agreement, upon his retirement from the board, Mr. Melamed will provide us with consulting services relating to the financial services industry and related matters within Mr. Melamed’s areas of expertise. The agreement has an initial term of five years with automatic one-year renewals unless and until terminated by either party upon no less than 90 days notice prior to the end of the current term. For his services, Mr. Melamed will receive during the term of the agreement $300,000 per annum plus reimbursement for all reasonable and necessary out-of-pocket travel and other expenses incurred as a result of the agreement. We will also provide office and secretarial support during the term of the agreement. In addition, without our prior written consent, Mr. Melamed may not render services to any competitor or otherwise compete with us during the term of the agreement and for one year thereafter.

On November 14, 2005, we entered into a consulting agreement with Mr. Melamed for the period he serves as director of the Company with terms substantially the same as the previously described retirement agreement. For these services, Mr. Melamed will receive $300,000 per annum plus all reasonable and necessary out-of-pocket travel and other expenses incurred in connection with the consulting services and up to $150,000 annually for non-travel expenses, including office and secretarial expenses. Under the agreement, Mr. Melamed may not, without our prior written consent, render services to any competitor or otherwise compete with us throughout the term of the agreement and for one year thereafter. Mr. Melamed also receives compensation for his service on our board.

Dr. Newsome. Effective as of August 26, 2008, we entered into a consulting agreement with Dr. Newsome. Under the terms, Mr. Newsome will provide us with consulting services with respect to matters relating to the integration of NYMEX’s business. For his services, Dr. Newsome receives an annual fee of $1 million. The agreement is for a period of 12 months. During the term, Dr. Newsome is restricted from rendering services to any competitor or otherwise competing with us. Dr. Newsome also receives compensation for his service on our board.

Mr. Sandner. On October 10, 2005, we entered into a consulting agreement with Mr. Sandner. Under the terms of the consulting agreement, Mr. Sandner will provide us with consulting services relating to the financial services industry and related matters within Mr. Sandner’s areas of expertise during the period Mr. Sandner serves as a director of the Company. For his consulting services, Mr. Sandner will receive $200,000 per annum plus all reasonable and necessary out-of pocket travel and other expenses incurred in connection with the consulting services. Under the agreement, Mr. Sandner may not, without our prior written consent, render services to any competitor or otherwise compete with us throughout the term of the agreement and for one year thereafter. Mr. Sandner also receives compensation for his service on our board.

The Company also has an employment agreement with Mr. Donohue and certain agreements with Mr. Duffy which are described above in the section entitled “Potential Payments upon Termination or Change-in-Control.”

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee served or has served as an employee of the Company. Mr. Shepard, one of the members of the compensation committee, owns a minority interest in one of our clearing firms, which made payments to us of approximately $36 million in 2008 in connection with trading activity conducted on our exchanges.

Equity Compensation Plan Information

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by security holders(1)	1,100,727	$307.55	1,588,818

Equity compensation plans not approved by security holders(1)	31,258	$22.00	—

Total	1,131,985	$299.67	1,588,818

(1)	We currently have the following equity compensation plans: the Omnibus Stock Plan, the Employee Stock Purchase Plan, the Director Stock Plan, the CBOT Equity Plan and the NYMEX Equity Plan. Prior to our holding company reorganization in 2001, CME issued options under the Chicago Mercantile Exchange Omnibus Stock Plan, which was not approved by CME shareholders. In connection with our holding company reorganization, CME, as the sole shareholder of CME Holdings, approved the assumption by CME Holdings of the Omnibus Stock Plan. After the reorganization, the plan was amended and restated as the CME Holdings Amended and Restated Omnibus Stock Plan. Options issued prior to the sole shareholder approval are listed in the table above as being made under an equity compensation plan not approved by security holders, and options issued after such time are listed above as being made under an equity compensation plan approved by security holders. The Employee Stock Purchase Plan and the 2005 Director Stock Plan were approved by shareholders at our 2005 annual meeting of shareholders. In connection with our mergers with CBOT Holdings and NYMEX Holdings, we assumed their existing equity plans. The shares relating to the CBOT Holdings and NYMEX Holdings plans are listed in the table above as being made under an equity compensation plan approved by security holders based upon the fact that shareholders of the Company approved the related merger transactions.

Security Ownership of CME Group Common Stock

The following tables show, as of March 10, 2009, the amount of common stock owned by each of our directors, director nominees and by each executive officer who is not also a director named in the Summary Compensation Table on page 42 of this proxy statement, and by all directors and executive officers as a group and the amount of common stock beneficially owned by individuals owning five percent or more of our Class A common stock. In general, “beneficial ownership” includes those shares over which a person has the power to vote, or the power to transfer, and stock options that are currently exercisable or will become exercisable within 60 days of March 10, 2009. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of our directors, director nominees or executive officers beneficially own more than one percent of any class of common stock. Shares have been rounded to the nearest full amount.

Directors, Director Nominees and Executive Officers

	Class of Common Stock
Name of Beneficial Owner(1)	A	B-1	B-2	B-3	B-4
Terrence A. Duffy(2)(3)	8,822	1	—	—	1
Craig S. Donohue(2)	93,460	—	—	—	—
Jeffrey M. Bernacchi (4)	11,275	1	—	—	—
Timothy S. Bitsberger	166	—	—	—	—
Charles P. Carey(5)	8,477	—	—	—	—
Mark E. Cermak(6)	7,542	—	—	—	—
Dennis H. Chookaszian(7)	566	—	—	—	—
Jackie M. Clegg	506	—	—	—	—
Robert F. Corvino	6,001	—	—	—	—
James A. Donaldson	8,026	—	—	—	—
Martin J. Gepsman(8)	7,880	—	—	1	1
Larry G. Gerdes	868	—	—	—	—
Daniel R. Glickman(9)	1,082	—	—	—	—
J. Dennis Hastert	166	—	—	—	—
Bruce F. Johnson(10)	19,955	1	—	—	1
Gary M. Katler	191	—	—	—	—
Timothy A. Lattner	1,500	—	1	—	—
Patrick B. Lynch	11,128	—	1	—	—
Leo Melamed(11)	1,466	—	1	—	—
James E. Newsome	666
William P. Miller	4,626	—	—	—	—
Joseph Niciforo	8,257	—	—	—	—
C.C. Odom, II	10,426	—	—	—	—
James E. Oliff(12)	4,514	—	1	—	1
John L. Pietrzak(13)	20,953	—	—	—	—
Alex J. Pollock	1,055	—	—	—	—
William G. Salatich(14)	11,093	1	—	—	1
John F. Sandner	30,466	3	2	4	1
Terry L. Savage(15)	1,066	—	—	—	—
William R. Shepard(16)	30,058	3	2	2	1
Howard J. Siegel	28,802	2	—	—	—
Robert H. Steele	436
Christopher Stewart	450	—	—	—	—
Dennis A. Suskind	481
David J. Wescott(17)	12,812	—	1	—	1
James E. Parisi(2)	9,600	—	—	—	—
Phupinder S. Gill(2)	35,285	—	—	—	—
Bryan T. Durkin (2)	8,433	—	—	—	—

(1)	The address for all persons listed in the table is CME Group Inc., 20 South Wacker Drive, Chicago, IL 60606.
(2)	Messrs. Duffy’s, Donohue’s, Parisi’s, Gill’s and Durkin’s Class A shares include an aggregate of 2,492; 71,965; 6,394; 26,740 and 7,743 stock options, respectively, that are currently exercisable or would be exercisable within 60 days of March 10, 2009.
(3)	Includes 99 Class A shares and one Class B-4 share to which Mr. Duffy shares joint ownership and has voting power.
(4)	All 11,275 shares are pledged to a third party.
(5)	Includes an aggregate of 4,750 shares pledged to third parties.
(6)	Includes 19 Class A shares held in the name of Mr. Cermak’s spouse.
(7)	Includes 200 Class A shares held in the name of Mr. Chookaszian’s spouse.
(8)	Includes 99 Class A shares and one Class B-4 share to which Mr. Gepsman shares joint ownership and has voting power.
(9)	Includes 420 Class A shares held in trust.
(10)	Includes 19,789 Class A shares pledged to a third party.
(11)	Includes 1,000 Class A shares pledged to a third party. Mr. Melamed’s Class B-2 share is held indirectly through a trust.
(12)	Includes one Class B-4 share as to which Mr. Oliff shares joint ownership, but over which he does not have voting power. Also excludes 400 Class A shares held by his minor children over which Mr. Oliff does not have voting power.
(13)	Includes 10,252 Class A shares held in trust.
(14)	Includes 99 Class A shares and one Class B-4 share as to which Mr. Salatich shares joint ownership, but over which he does not have voting power. Includes 10,872 Class A shares held indirectly through two trusts.
(15)	All Class A shares held in trust.
(16)	Includes 99 Class A shares and one Class B-4 share as to which Mr. Shepard shares joint ownership and has voting power.
(17)	Includes 99 Class A shares and one Class B-4 share as to which Mr. Wescott shares joint ownership and 11,755 Class A shares pledged to third parties.

Directors and Executive Officers as a Group (45 persons)

Class of Common Stock	Total Shares	Percent of Class(1)
Class A(2)	446,327	*	%
Class B-1	11	1.8
Class B-2	8	1.0
Class B-3	8	*
Class B-4	8	1.9
Total Class A & B	446,362	*

*	Less than 1%.
(1)	Based on 66,345,836 Class A, 625 Class B-1, 813 Class B-2, 1,287 Class B-3 and 413 Class B-4 shares outstanding as of March 10, 2009.
(2)	Total Class A shares includes an aggregate of 147,683 options to purchase shares of Class A common stock that are currently exercisable or become exercisable within 60 days.

Shareholders Owning Five Percent or More

Name	Number of Class A Shares	Percent of Vote as a Single Class(1)
AXA Financial, Inc.(2) 1290 Avenue of the Americas New York, NY 10104	5,586,045	8.4%

(1)	Percentage is based on all shares outstanding in each class of Class A and Class B common stock as of March 10, 2009. Other than with respect to the election of Class B directors and some matters relating to trading rights associated with Class B shares, holders of both classes of common stock will vote together as a single class on all matters to be presented to a vote of shareholders, unless otherwise required by law.
(2)	Information as to AXA Financial, Inc. is based on its Schedule 13G/A filed with the SEC on February 13, 2009 indicating the aggregate ownership of 5,586,045 shares pursuant to a joint filing agreement among AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA.

Proposal 3 – Election of Class B-1 Nominating Committee

Our bylaws provide that holders of our Class B-1, B-2 and B-3 shares have the right to elect the members of their respective Class B nominating committees. The Class B nominating committees are not committees of our board of directors and serve only to nominate the slate of directors for their respective classes. Each Class B nominating committee is comprised of five members who serve for a term of one year. The existing committee members are responsible for selecting 10 candidates to stand for election as members of a particular Class B nominating committee. The five nominees with the greatest number of votes will serve on the applicable committee. At the annual meeting, holders of Class B-1 shares will be asked to vote on the election of five members to their Class B-1 nominating committee. The nominees for the Class B-2 nominating committee will be elected at the 2011 annual meeting with the nominee for the Class B-2 director elected at the 2012 annual meeting. The nominees for the Class B-3 nominating committee were previously elected at the 2007 annual meeting and will remain in place until their successors are appointed. The holders of the Class B-3 shares will elect one director to the board at the 2010 annual meeting.

Nominees for Class B-1 Nominating Committee

May Vote “For” up to Five from the Following 10 Candidates

Name and Age	Member Since	Background
William C. Bauman (WCB), 61	1975	Independent floor trader and holder of a Class B-1 share and a Class B-3 share.
Thomas A. Bentley (TAB), 53	1982	Independent floor trader and holder of a Class B-1 share.
Jeffrey R. Carter (CR), 46	1988	Independent floor trader and holder of a Class B-1 share.
Michael J. Downs (BMR), 52	1981	Independent floor trader and holder of a Class B-1 share.
John W. Fisher (JOF), 55	1978	Independent floor trader and holder of a Class B-1 share and a Class B-4 share.
John C. Garrity (JCG), 63	1974	Independent floor trader and holder of a Class B-1 share, a Class B-3 share and a Class B-4 share.
Michael P. Savoca (OCA), 58	1979	Independent trader and holder of a Class B-1 share.
Marc H. Seruya (SW), 57	1984	Independent trader and holder of a Class B-1 share.
Aryeh (Leon) Shender (JAZZ), 54	1975	Independent trader and holder of a Class B-1 share.
Robert D. Wharton (WRTN), 46	1988	Independent floor trader and holder of a Class B-1 share.

Our board is not providing any recommendations as to how

you should vote with respect to the foregoing nominees.

Proposal 4 – Approval of an Amendment to the Amended and Restated Chicago Mercantile Exchange Holdings Inc. Omnibus Stock Plan

We believe that our long-term success and the continued growth of shareholder value depends on our ability to attract, retain and motivate our employees. As a result, equity based incentive awards are a significant component of our compensation program. We believe that it is important to ensure that our performance goals and compensation incentives continue to be aligned with the interests of our shareholders through the operation of our equity program. We have in place a broad-based equity award program and make grants to our employees under our Omnibus Stock Plan. The Omnibus Stock Plan included an initial authorization of approximately 2.7 million shares. In 2003, we received shareholder approval to increase the aggregate number of authorized shares to approximately 4.0 million shares. Since 2003, we have merged with CBOT Holdings and NYMEX Holdings and our employee population has increased significantly. As of December 31, 2008, there were approximately 640,000 shares available for future grants under the Omnibus Stock Plan and approximately 2,250 eligible employee participants below the level of our senior management group. Additionally, as described in our Compensation Discussion and Analysis, we are reviewing our compensation program to increase incentive pay, including equity awards, for those individuals who have a greater impact on our growth and revenues in an effort to drive shareholder value.

We are proposing to amend the Omnibus Stock Plan to increase the aggregate number of shares of our Class A common stock available under the plan by an additional 4.0 million shares to 8,045,975 shares. We also are seeking shareholder approval of amendments to the plan to incorporate additional shareholder protections and to provide the Company with greater flexibility in the design of its program by adding additional award types as summarized below. The summary does not contain all of the information that may be important to you. A copy of the complete text of the Omnibus Stock Plan as it is proposed to be amended and restated is included in Appendix B to the proxy statement, and the following description is qualified in its entirety by reference to the text of the plan. You are urged to read the Omnibus Stock Plan as it is proposed to be amended and restated in its entirety.

We are also seeking additional shares under our Director Stock Plan and certain amendments to the plan as described in Proposal No. 5.

In connection with seeking these approvals, we are also undertaking, in the event shareholders approve these proposals, to freeze all future awards under our CBOT Equity Plan and NYMEX Equity Plan, representing approximately 900,000 shares in the aggregate which would have otherwise been available for future grants.

Proposed Amendments

The Omnibus Stock Plan authorizes our compensation committee to award stock options, restricted stock, bonus stock and stock appreciation rights (“SAR”) awards to our employees for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. We are proposing to increase the aggregate number of shares of our Class A common stock available under the plan by an additional 4.0 million shares. As of December 31, 2008, there were approximately 640,000 shares available for future share-based awards under the plan. By increasing the number of shares available under the plan, we believe we will have the flexibility to provide appropriate future equity incentives for a number of years based on the nature of our current compensation program and the size of our existing workforce.

We believe that the dilution level resulting from approval of the amendment to add 4.0 million shares to the plan (and the number of shares for the Director Stock Plan combined with our undertaking to freeze future grants under the CBOT Equity Plan and the NYMEX Equity Plan) is moderate and consistent with shareholder interests. Using data as of December 31, 2008 but taking into account shareholder approval of this proposal, Proposal No. 5 and the freezing of available grants under the legacy CBOT Equity Plan and NYMEX Equity Plan, we calculated a dilution level of approximately 8.2% by dividing the number of shares subject to existing awards or available for future grants under our plans by our fully diluted shares outstanding as follows (actual share numbers as of 12/31/08):

Estimated Equity Dilution(1)

Shares subject to option awards	1,131,985
Shares subject to restricted stock awards	54,235
Shares available for grant under Omnibus Stock Plan	641,059
Additional shares requested for Omnibus Stock Plan	4,000,000
Shares available for grant under the Director Stock Plan	9,999
Additional shares requested for the Director Stock Plan	100,000
Sum of Above	5,937,278
Class A common shares outstanding (as of record date)	66,416,798
Fully diluted shares outstanding	72,354,076

(1)	Calculation does not take into consideration available shares under the CBOT Equity Plan or the NYMEX Equity Plan based on our undertaking to freeze future grants representing 911,725 shares. The calculation also does not take into consideration the Company’s Employee Stock Purchase Plan under which 40,000 shares were initially authorized and approximately 29,000 shares remain available for future purchases.

Highlights of Proposed Enhancements to the Plan

•	Repricing of awards: although our plan language prohibited repricing, we are proposing additional clarifying language as follows:

¡

Except as provided in Section 4.3 of the plan, no option or SAR may be amended to reduce its initial exercise or grant price and no option or SAR shall be cancelled in exchange for cash, other awards or replaced with options or SARs having a lower exercise or grant price, without the approval of the shareholders of the Company.

•	Committee discretion: Sections 2.8 and 2.17 provide the committee with discretion to approve terms differing from those set forth in the plan document—we are proposing the removal of such discretion.

•

Material amendments to the plan require shareholder approval: although the plan language limited our ability to make material amendments without shareholder approval, we are proposing additional language clarifying that we may not make any amendment to the plan that without shareholder approval would:

¡	violate the rules or regulations of any securities listing exchange applicable to the Company;

¡	increase the number of shares authorized under the plan;

¡	increase the number of shares that may be provided to an individual during the year;

¡	permit the award of options or SARs at a price less than 100% of the fair market value of a share on the date of grant of such option or SAR;

¡	permit the repricing of options or SARs, as prohibited by the plan; or

¡	expand the classes or categories of persons eligible to receive awards under the plan.

•	Ten-year expiration for all options and SARs: we are proposing amendments to expand the application of a ten-year expiration—currently only incentive stock option awards are subject to the expiration.

•	Dividends: we are proposing amendments which would eliminate the ability of participants to receive dividends on performance based awards until such performance goals have been satisfied.

•	Annual individual award amount: we are proposing a decrease from 500,000 to 250,000 for the annual limitation on equity awards that may be received by an individual during the fiscal year.

Highlights of Existing Provisions of the Plan that will Continue

•	Independent committee administration: the plan is administered by our compensation committee which is comprised of independent board members.

•	Broad-based program: it is the Company’s philosophy that its equity program should be broadly applied across the organization and not be limited solely to top management.

•	Change of control definition: the definition requires that a change of control must actually be consummated before the acceleration of vesting may occur.

Summary of other Proposed Amendments:

•

Additional award types: to provide the Company with the most flexibility in the design of its equity program, we are requesting the addition of restricted stock units and performance stock units as available award types under the plan. A restricted stock unit award is a right to receive a specified number of shares of our Class A common stock (or the fair market value thereof in cash, or any combination thereof), subject to the expiration of a specified restriction period as selected by the compensation committee. A performance stock unit award is a right to receive a specified number of shares of our Class A common stock (or the fair market value thereof in cash, or any combination thereof), subject to the achievement of performance measures as selected by the compensation committee.

•

Expansion of performance metrics: we are proposing the addition of the following performance metrics: cash earnings, operating expenses, expense reductions and operations efficiency. These metrics are consistent with the metrics set forth in our Bonus Incentive Plans and the Company’s use of cash earnings as a performance measure.

Summary of the Plan

Awards to be granted under the plan in 2009 will be made in accordance with our equity program approved by our compensation committee. As described in more detail in the section of this proxy statement entitled “Compensation Discussion and Analysis—Description of Each Element of Compensation—Equity,” awards are typically granted to employees based upon a percentage of base salary and the level of the employee. Grants are valued based upon the price of our Class A common stock at the time of grant. As a result, awards that might be received by our employees in 2009 are not determinable. The following table sets forth for illustrative purposes the estimated awards for each of our named executive officers, our executive officers as a group and our non-executive officer employees as a group. Our non-executive directors are not eligible to receive grants of stock under the Omnibus Stock Plan but are eligible to receive shares under the Director Stock Plan.

Estimated Equity Awards for 2009 under the Omnibus Stock Plan

	Dollar Value(1)	Number of Options(1)	Shares of Restricted Stock(1)
Craig S. Donohue	$2,550,000	25,705	2,005
James E. Parisi	468,750	4,170	615
Terrence A. Duffy	1,662,500	14,785	2,180
Phupinder S. Gill	1,050,000	9,340	1,375
Bryan T. Durkin	625,000	5,560	820
Executive Officers as a Group	10,327,647	95,370	11,990
Non-Executive Officer Employees as a Group	37,478,129	246,020	—

(1)	Under our equity program, as described in more detail in the section of this proxy statement entitled “Compensation Discussion and Analysis—Description of Each Element of Compensation—Equity,” our officer level employees, including our executive officers (our Executive Chairman, members of our management team and our Chief Accounting Officer), are eligible to receive annual equity awards pursuant to guidelines based on percentages of base salary. Additionally, we provide certain non-officer employees with annual grants based on their individual performance. The amounts shown as estimated equity awards for 2009 under the Omnibus Stock Plan were calculated for illustrative purposes using our established equity award guidelines, salaries in effect for 2009 for our planned employee population and the fair value of the stock award. For options, the fair value was estimated using a modified Black-Scholes model, applying a factor to the fair value for expected forfeitures and using an exercise price of $208.11 per share, which is equal to the closing price on December 31, 2008. For restricted stock awards, the fair value was equal to the closing price on December 31, 2008 reduced by a factor for expected forfeitures.

Shares Reserved Under the Plan

The number of shares of common stock that may be issued or awarded under the plan shall not exceed 4,045,975, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding common stock. The shares issuable under the plan may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock. In connection with the proposed amendments to the plan, we are seeking shareholder approval of 4.0 million additional shares.

Administration of the Plan

The plan is administered by the compensation committee of the board of directors. The compensation committee has, among other powers, the exclusive power to administer and interpret the plan and to grant awards under the plan. The compensation committee’s authority includes determining the types of awards to be granted and selecting award recipients as a group from among persons eligible to participate in the plan and determining the extent of their participation. Under certain circumstances, the compensation committee may delegate some aspects of its authority to one or more board members or officers of the Company.

Current Awards Under the Plan

Stock Options. The compensation committee may grant options qualifying as incentive stock options under the Code and/or non-qualified stock options. At the time the option is granted, the compensation committee will determine the number of shares subject to the option, the exercise (or purchase) price per share, the period during which the option may be exercised and the restrictions and conditions on and to that exercise. However, the exercise price of each option will be at least equal to the fair market value of our common stock, and the term of an incentive stock option may not exceed ten years from the date of grant. In connection with this proposal, we have proposed amending the plan to apply the ten-year expiration to all option awards. As of March 27, 2009, the last business day before we filed this proxy statement, the closing price of our Class A common stock was $244.49.

Stock Appreciation Rights. The compensation committee may grant SARs either independently or in conjunction with an award of a stock option which may only be exercised at such times and to the extent the related stock option is exercisable. The term, exercisability and other provisions of an SAR will be fixed by the compensation committee. SARs generally allow the grantee to realize the appreciation in the shares of our Class A common stock subject to the grant over the life of the award. Payment of an SAR may be made in cash, shares or a combination of both at the discretion of the compensation committee.

Stock Awards. The compensation committee may also award shares of our Class A common stock either as a restricted share award or as a bonus award that is not subject to restriction. With respect to restricted shares, the compensation committee shall fix the restrictions and the restriction period applicable to each restricted share award. The recipient of a restricted share award will be unable to dispose of the shares prior to the expiration of the restriction period. Unless otherwise determined by the compensation committee, during this period, the recipient will be entitled to vote the shares and receive any regular cash dividends on such shares. We are seeking to limit the receipt of dividends on shares subject to performance goals so that dividends may not be received by the holder until the satisfaction of such goals. Each stock certificate representing a restricted share award will be required to bear a legend giving notice of the restrictions in the grant. Subject to adjustment as provided in the plan, no individual may receive stock awards with respect to more than 500,000 shares of common stock in any fiscal year. We are seeking to decrease this threshold from 500,000 to 250,000.

Performance Share Awards. The compensation committee may grant performance awards under which payment may be made in shares of our Class A common stock (including restricted shares), a combination of shares and cash or solely in cash. Such awards will be paid if our performance meets certain goals established by the compensation committee during an award period. The compensation committee, in its discretion, will determine the performance goals, the length of an award period and the manner and medium of payment of each performance award. In order to receive payment, a grantee must remain in the employ of CME Group or any of its subsidiaries until the completion of the award period, except that the compensation committee may provide complete or partial exceptions to that requirement as it deems equitable. Subject to adjustment as provided in the plan, no individual may receive performance share awards with respect to more than 500,000 shares of our Class A common stock in any fiscal year. We are seeking to decrease this threshold from 500,000 to 250,000.

Upon a change in control as defined in, and subject to certain limitations under, the plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted.

Eligible Participants

The compensation committee has the authority to determine which employees of the Company, its subsidiaries and any other entity controlled by the Company are eligible to participate in the plan. As of December 31, 2008, we had approximately 2,260 employees who were eligible to receive grants.

Transferability

Unless otherwise determined by the compensation committee, awards under the plan are non-transferable. In 2005, in accordance with the terms of plan, the committee adopted resolutions allowing employees to transfer vested option awards pursuant to a domestic relations order to an ex-spouse. Otherwise, awards will not be transferable by a participant other than by will or the laws of descent and distribution.

Term of the Plan

The plan was effective as of February 7, 2000 and will terminate on June 30, 2012, unless terminated earlier by the board of directors or extended by the board with the approval of the shareholders.

Federal Income Tax Consequences

The following is only a brief summary of the effect of U.S. federal income taxation on the award recipient and on the Company of an equity award under the Omnibus Stock Plan and this summary does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside. This summary is based on the tax laws in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Stock Options. The grant of an incentive stock option or a non-qualified stock option will not result in income for the grantee or in a deduction for the Company. The exercise of a non-qualified stock option will result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. The exercise of an incentive stock option will not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the employee as long-term capital gain, and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee will recognize ordinary income, and we will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

Restricted Share Awards. The grant of restricted shares should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture.” If there are no such restrictions, the grantee will recognize ordinary income upon receipt of the shares. Dividends, if any, paid and received by the grantee while the stock remains subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income, and we will be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

SARs and Performance Awards. The grant of an SAR or a performance award will not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR or the receipt of shares or cash under a performance award, the grantee will recognize ordinary income, and we will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

Section 162(m). The plan is intended to provide performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction by an employer for compensation of certain covered officers. For more information on Section 162(m) see the section of this proxy statement entitled “Compensation Discussion and Analysis—Tax and Accounting Implications—Limit on Tax-Deductible Compensation.”

Other Information

The board may amend the plan as it deems advisable subject to the requirements of applicable law and other regulatory requirements, including those imposed by the applicable listing standards. In connection with the proposal, we are seeking to clarify the restrictions on the ability of the board to amend the plan as described above.

Vote Required to Approve the Plan

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

Our board recommends that you vote “FOR” the approval of the Amended and Restated Omnibus Stock Plan.

Proposal 5 – Approval of an Amendment to the Amended and Restated Chicago Mercantile Exchange Holdings Inc. 2005 Director Stock Plan

Our non-executive board members are compensated with a combination of cash and equity for their services. We believe that providing our board members with equity serves to align their interests with those of our shareholders. Awards made to our non-executive board members are granted under the Director Stock Plan, which was approved by our shareholders in April 2005. Our board is currently comprised of 33 members of whom 31 are eligible to receive grants under the plan. We originally requested authorization to issue 25,000 of our Class A common shares under the plan. In this proposal we are seeking shareholder approval to increase the number of authorized shares by 100,000. We also are seeking shareholder approval of amendments to the plan to incorporate additional shareholder protections. The summary does not contain all of the information that may be important to you. A copy of the complete text of the Director Stock Plan as it is proposed to be amended and restated is included in Appendix C to the proxy statement, and the following description is qualified in its entirety by reference to the text of the plan. You are urged to read the Director Stock Plan as it is proposed to be amended and restated in its entirety.

Proposed Amendments

The Director Stock Plan authorizes our compensation committee to award stock options, restricted stock and shares of stock to our non-executive board members. We are proposing to increase the aggregate number of shares of our Class A common stock available under the plan by an additional 100,000 shares. As of December 31, 2008, there were approximately 10,000 shares available for future awards under the plan. By increasing the number of shares available under the plan, we believe we will have the flexibility to provide appropriate equity incentives for a number of years to our non-executive board members. In May 2008, we granted a total of approximately 5,000 shares with a value of $454.15 per share to 28 non-executive directors and in September 2008 we granted a total of 500 shares with a value of $378.86 per share to three new NYMEX directors under the Director Stock Plan. We believe that if this proposal is not approved we will not have enough shares authorized to satisfy the equity component of our director compensation program. For example, using a stock price of $208.11, which was the closing price on December 31, 2008, we would have to issue approximately 10,800 shares to compensate our eligible board members with an equity grant equal to $75,000 each. A detailed description of our compensation program for our non-executive board members is on page 54.

We believe that the dilution level resulting from approval of the amendment to add 100,000 shares to the plan (and the number of shares for the Omnibus Stock Plan described in the prior proposal combined with our undertaking to freeze future grants under the CBOT Equity Plan and the NYMEX Equity Plan) is moderate and consistent with shareholder interests. The estimated dilution as calculated on page 64 is 8.2%.

Highlights of Proposed Enhancements to the Plan

•	Repricing of awards: we are proposing the following language to prohibit repricing:

¡

Except as provided in Section 8 of the plan, no outstanding award may be amended to reduce its initial exercise or grant price and no outstanding award shall be cancelled in exchange for cash, other awards or replaced with an award having a lower exercise or grant price, without the approval of the shareholders of the Company.

•

Material amendments to the plan require shareholder approval: although the plan language limited our ability to make material amendments without shareholder approval, we are proposing additional language clarifying that we may not make any amendment to the plan that without shareholder approval would:

¡	violate the rules or regulations of any securities listing exchange applicable to the Company;

¡	increase the number of shares authorized under the plan;

¡	increase the number of shares that may be provided to an individual during the year;

¡	permit the award of options at a price less than 100% of the fair market value of a share on the date of grant of such option;

¡	permit the repricing of options, as prohibited by the plan; or

¡	expand the classes or categories of persons eligible to receive awards under the plan.

•	Ten-year expiration for option awards: we are proposing amendments to apply a ten-year expiration to option awards.

•	Minimum period of restriction: we are proposing that the period of restriction be at least one year with the compensation committee having the discretion to increase the period.

Highlights of Existing Provisions of Plan that will Continue

•	Independent committee administration: the plan is administered by our compensation committee which is comprised of independent board members.

•	Change of control definition: the definition requires that a change of control must actually be consummated before the acceleration of vesting of any equity awards may occur.

Summary of the Plan

Awards granted under the Director Stock Plan are made to our non-executive board members, currently 31 individuals, in accordance with our board compensation program recommended by our compensation committee and approved by our board of directors. As described in more detail on page 54, our non-executive board members receive a combination of cash and equity as compensation for their services. Currently they receive an annual cash stipend of $25,000 and an annual equity grant of $75,000 along with additional fees for attending meetings of the board and its committees. Our Vice Chairman receives an annual cash stipend of $750,000; however, he does not receive additional meeting fees. Board members may elect to receive additional shares of stock in lieu of all or a portion of their annual cash stipend up to $25,000. Shares issued under the plan have not been subject to any vesting restrictions. The actual amount of awards for 2009 will be dependent upon the stock price at the time of the grant and whether board members elect to receive additional shares in lieu of their cash stipend. The following table sets forth for illustrative purposes the estimated awards for our non-executive board members as a group.

Estimated Equity Awards for 2009 under the Director Stock Plan

	Dollar Value(1)(2)	Number of Shares(2)
Non-Executive Director Group (30 persons)	$2,478,590	11,910

(1)	The dollar value was calculated based on the closing price of our Class A common stock on December 31, 2008 of $208.11.
(2)	Estimated based upon 30 non-executive director participants in the plan receiving equity awards of at least $75,000 and nine directors electing to receive additional shares based on existing elections. Effective following the annual meeting, we will have 30 non-executive directors.

Shares Reserved under the Plan

A total of 25,000 shares have been reserved for awards under the plan, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding common stock. The shares issuable under the plan may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock. In connection with the proposed amendments to the plan, we are seeking shareholder approval of 100,000 additional shares.

Administration of the Plan

The plan is administered by the compensation committee. The compensation committee has, among other powers, the exclusive power to interpret and administer the plan and to grant awards under the plan. The compensation committee’s authority includes determining the types and terms of the awards to be granted and selecting award recipients from among persons eligible to participate in the Director Stock Plan.

Awards under the Plan

Restricted Stock Awards. The compensation committee may award shares of our Class A common stock that are subject to certain restrictions. The compensation committee shall fix the restrictions on transfer and forfeiture conditions and the restriction period applicable to each restricted share award. The recipient of a restricted share award will be unable to dispose of the shares prior to the expiration of the restricted period. Unless otherwise provided by the compensation committee, the term of restriction for a restricted share award shall be one year. During the period of restriction, the recipient shall be entitled to vote the shares and receive any cash dividends and other distributions on such shares. We are proposing a clarifying amendment that the period of restriction must be at least one year.

Stock Options. The compensation committee may grant rights to purchase a specified number of shares of Class A common stock at a specified exercise price and subject to the terms and conditions set forth in the option grant. At the time the option is granted, the compensation committee will determine the number of shares subject to the option, the exercise (or purchase) price per share, the period during which the option may be exercised and the restrictions and conditions on and to that exercise. However, the exercise price of each option will be at least equal to the market value of our common stock on the date of grant and no option may be exercised more than three years after termination of a director’s service on the board or ten years from the date of grant, whichever is later. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant, other consideration permitted by the compensation committee, withholding shares otherwise issuable with the consent of the compensation committee or by a combination of the foregoing. As of March 27, 2009, the last business day before we filed this proxy statement, the closing price of our Class A common stock was $244.49.

Other Stock-Based Awards. Under the plan, the compensation committee has the right to grant other awards of common stock or awards otherwise based on common stock or in cash in its sole discretion.

Upon a change in control as defined in, and subject to certain limitations under, the plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted.

Eligible Participants

Non-executive board members are eligible to participate. As of December 31, 2008, there were 31 eligible participants.

Transferability

Except as otherwise authorized by the compensation committee, no awards and no shares of common stock that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.

Term of the Plan

The plan was effective as of April 27, 2005, when it was approved by our shareholders, and will terminate on tenth anniversary of its effective date, unless terminated earlier by the board of directors or extended by the board with the approval of the shareholders.

Federal Income Tax Consequences

The following is only a brief summary of the effect of U.S. federal income taxation on the award recipient and on the Company of an equity award under the Director Stock Plan and this summary does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside. This summary is based on the tax laws in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Shares of Common Stock. Generally, the grantee will recognize ordinary income upon the receipt of shares equal to the value of the stock on the date of grant. The Company will be entitled to a corresponding deduction on its income tax return. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. The capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Options. Generally, no federal income tax is payable by a participant upon the grant of a non-qualified stock option with an exercise price at least equal to the market value of the underlying stock and no deduction is taken by the Company at the grant date. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will be taxed as ordinary income on the difference between the market value of the shares received at the time of exercise and the option price. The Company will be entitled to a corresponding deduction on its income tax return. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock was exercised. The capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, a grant of restricted shares will not result in income for the grantee or in a deduction for the Company for federal tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture.” If there are no such restrictions, the grantee will recognize ordinary income upon receipt of the shares. Dividends, if any, paid to the grantee while the stock remains subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income, and the Company will be entitled to a deduction measured by the market value of the shares at the time of lapse. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

Vote Required to Approve the Plan

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

Our board recommends that you vote “FOR” the approval of the Amended and Restated Director Stock Plan.

Proposal 6 – Approval of an Amendment to the CME Group Inc. Incentive Plan for Named Executive Officers

The IP for NEOs was adopted by the board of directors in February 2003, was approved by our shareholders in April 2003 and re-approved by our shareholders in March 2007. The IP for NEOs had an initial term of five years consistent with the requirements of Section 162(m) of the Code, which term was renewed for an additional five years upon the March 2007 re-approval by our shareholders. The purpose of seeking shareholder re-approval of the IP for NEOs at this time is to (1) increase the annual limitation on the maximum award which may be made to a participant under the plan from $2,500,000 to $5,000,000 and (2) extend the term of the plan so that the term of the plan extends until March 2014.

Awards made under the IP for NEOs are intended to qualify for the performance-based exclusion from the deduction limitations imposed pursuant to Section 162(m) of the Code. In general, Section 162(m) of the Code limits the Company’s ability to deduct compensation in excess of $1 million annually to its named executive officers (other than the chief financial officer). This limitation does not apply to performance-based compensation such as annual bonus awards provided pursuant to this plan. For additional information on Section 162(m) of the Code see the section of this proxy statement entitled “Compensation Discussion and Analysis—Tax and Accounting Implications—Limit on Tax-Deductible Compensation.”

The compensation committee and the board of directors believes that the increase in the annual limitation on the maximum award which may be made to a participant under the plan from $2,500,000 to $5,000,000 is necessary to permit the compensation committee (or another appropriate board committee) to have flexibility in negotiating the compensation arrangements of our current and future named executives officers in order to meet our objectives of securing, motivating and retaining qualified individuals to serve as executive officers of the Company. The principal features of the IP for NEOs are described below. This summary does not contain all of the information that may be important to you. A copy of the complete text of the IP for NEOs as it is proposed to be amended and restated is included as Appendix D to the proxy statement, and the following description is qualified in its entirety by reference to the text of the plan. You are urged to read the plan as it is proposed to be amended and restated in its entirety.

Summary of the Plan and Proposed Amendments

Plan Term. Five years from date of shareholder approval.

Eligible Participants. All employees of CME Group and its subsidiaries are eligible participants. On an annual basis the compensation committee appoints certain highly compensated executive officers as participants in the plan. For 2009, the compensation committee designated Messrs. Donohue, Duffy, Durkin, Gill and Redding and Ms. Taylor as participants in the plan.

Purpose. The purpose of the plan is to align the interests of our senior management with those of our shareholders by encouraging senior management to achieve goals intended to increase shareholder value. Additionally the plan is designed to serve as a qualified performance-based compensation program under Section 162(m) of the Code, in order to preserve our tax deduction for compensation paid under the plan.

Administration. The plan is administered by the compensation committee of the board of directors, which consists solely of “outside directors” within the meaning of Section 162(m) of the Code.

Performance Factors. The plan provides that the compensation committee will determine the criteria and objectives (“Performance Factors”) that must be met during the applicable performance period in order for a participant to earn an award under the plan. These Performance Factors may include any or all of the following or any combination thereof: gross margin, operating margin, revenue growth, free cash flow, cash earnings, operating expense, expense reductions, operations efficiency, operating cash flow, earnings per share, economic value added, cash-flow return on investment, net income, total shareholder return, return on investment, return on equity, return on assets or any increase or decrease of one or more of the foregoing over a specified period. The Performance Factors may relate to the performance of CME Group or that of a subsidiary, any portion of the business, product line, or a combination of the foregoing and may be expressed on an aggregate, per share or per unit basis. The Performance Factors may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied relative to a market index, a group of other companies or their subsidiaries, business units or product lines. Performance Factors may include minimum, target and maximum levels of performance.

Maximum Bonuses. No participant may receive an award under the plan, as amended, in excess of $5,000,000 in any calendar year. This limitation does not limit amounts which may be paid to participants outside of the plan, subject to the limitation described in the following paragraph.

Limitation on Compensation Committee’s Discretion. The compensation committee does not have the authority to increase the amount of the award payable upon attainment of a Performance Factor, but the committee may, in its discretion, reduce or eliminate the amount payable to such an individual.

Certification of Performance Goal Attainment. Before any awards for a particular performance period can be paid, the compensation committee must certify the extent to which Performance Factors and any other material terms of the plan were satisfied.

Amendments/Termination of the Plan. The plan may be amended or terminated by the board of directors, provided that no amendment of the plan may be made without the approval of shareholders if shareholder approval is required in order for awards under the plan to continue to qualify for the performance-based compensation exception to Section 162(m) of the Code.

Benefits under the Plan. The compensation committee approves the Performance Factors under the plan. As discussed in the Compensation Discussion and Analysis on pages 29 through 31, the performance metrics for 2009 are the achievement of cash earnings and synergies relating to our merger with NYMEX. These awards have been made under the plan as in effect prior to the proposed amendment described in this Proposal 6 and will remain in effect whether or not this proposal is approved by our shareholders. Bonuses are granted based on a percentage of an employee’s salary and are subject to the attainment of the applicable performance goal and the compensation committee’s discretion to reduce awards otherwise payable under the plan. As a result, bonus awards that might be received by participants in the plan for 2009 are not determinable. The following table sets forth for illustrative purposes the estimated bonus awards for each of the participants selected by the compensation committee.

Estimated Bonus Awards for 2009 Plan Participants

Craig S. Donohue	$850,000
Terrence A. Duffy	950,000
Phupinder S. Gill	600,000
Bryan T. Durkin	375,000
Richard H. Redding	350,000
Kimberly S. Taylor	350,000

(1)	Under our compensation program as described in more detail in the Compensation and Discussion and Analysis section of this proxy statement, bonuses are based upon a multiple of base earnings and the achievement of cash earnings and synergies relating to our NYMEX merger. Messrs. Donohue, Duffy, Gill, Durkin and Redding and Ms. Taylor are participants in the plan for 2009. The calculation assumes the achievement of cash earnings at the target level and the achievement of the NYMEX synergies.

Vote Required to Approve the Plan

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

Our board recommends that you vote “FOR” the approval of the Amended and Restated IP for NEOs.

Audit Committee Disclosures

Principal Accountant Fees and Services

Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

Year Ended December 31,	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2008	$1,941,613	$364,443	$413,315	$0
2007	$1,508,700	$414,787	$483,300	$0

Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our financial statements included in our Quarterly Reports on Form 10-Q, our Joint Proxy Statement/Registration Statements for our mergers (NYMEX Holdings in 2008 and CBOT Holdings in 2007), comfort letters issued in connection with our debt offering in 2008 and for other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under “Audit Fees.” These fees were for services in connection with review of internal controls, employee benefit plan and other ancillary audits and accounting consultations involving the NYMEX merger.

Tax fees consist of services performed by our independent registered public accounting firm’s tax division, except those related to the audit, and include fees for tax compliance, tax planning and tax advice. In 2008, $196,850 of our tax fees was for tax compliance and preparation of tax returns.

There were no fees billed for other services rendered by our independent registered public accounting firm that would be included in “All Other Fees” for the years ended December 31, 2008 and 2007.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence. All of the services described above were pre-approved by the audit committee in accordance with our Audit and Non-Audit Services Policy.

Reporting Concerns to the Audit Committee

We maintain a toll-free telephone number (877-338-4545) and secure Web site (www.ethicspoint.com) monitored by an independent, third party for the purpose of receiving complaints including complaints relating to accounting, internal control over financial reporting or auditing matters. Concerns relating to financial matters are automatically referred to the chairman of the audit committee and will be handled in accordance with the procedures adopted by the audit committee. A copy of these procedures is available on our Web site.

Audit Committee Policy for Approval of Audit and Permitted Non-Audit Services

The audit committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The audit committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the audit committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence. Under the policy, pre-approval is generally provided for up to one year, any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may pre-approve additional services on a case-by-case basis. The audit committee has delegated specific pre-approval to the chairperson of the audit committee provided the estimated fee of the proposed service does not exceed $100,000. The chairperson must report any decisions to the audit committee at its next scheduled meeting. Periodically, but not less than quarterly, our chief financial officer will provide the audit committee with a report of audit and non-audit services provided and expected to be provided by the independent registered public accounting firm. A copy of our Audit and Non-Audit Services policy is available on our Web site.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee currently consists of six independent directors as defined in the listing standards of the NASDAQ. Its duties and responsibilities are set forth in the audit committee charter approved by our board of directors which is available on our Web site. The board of directors has determined that Messrs. Chookaszian, Gerdes and Miller meet the SEC’s definition of audit committee financial expert.

As set forth in more detail in the audit committee charter, the primary responsibilities of the audit committee fall into three broad categories:

•	to serve as an independent and objective party to monitor our financial reporting process and internal control system;

•	to review and evaluate the audit efforts of the independent registered public accounting firm and internal audit department; and

•	to provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the board of directors.

The audit committee, during the course of each fiscal year, devotes the attention that it deems necessary and appropriate to each of the matters assigned to it under the audit committee charter. To carry out its responsibilities, the audit committee met 12 times during fiscal year 2008 and two times during 2009 with regard to fiscal year 2008.

In the course of fulfilling its responsibilities, the audit committee has:

•

reviewed and discussed with management and the independent registered public accounting firm all financial statements prior to their issuance and any significant accounting issues and been advised by management that all financial statements were prepared in accordance with U.S. generally accepted accounting principles;

•

discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s chief executive officer and chief financial officer, which are required for certain of the Company’s filings with the SEC;

•	reviewed and discussed with management the audit committee charter;

•

discussed with representatives of the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, (Codification of Statements on Auditing Standards, AU §380);

•

received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence;

•	discussed with the independent registered public accounting firm its independence from the Company and management;

•	reviewed payments to and pre-approved services of our independent registered public accounting firm in accordance with the Audit and Non-Audit Services Policy; and

•	considered whether the provision by the independent registered public accounting firm of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the audit committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in CME Group’s annual report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The audit committee also selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2009. The board is recommending that shareholders ratify that selection at the annual meeting.

Management is responsible for the preparation, presentation and integrity of the financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of the disclosure controls and procedures and the internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as providing an attestation report on our internal control over financial reporting.

The Audit Committee

Dennis H. Chookaszian, Chairman

Jackie M. Clegg

Larry G. Gerdes

William P. Miller II

Terry L. Savage

Dennis A. Suskind

Proposal 7 – Ratification of our Audit Committee’s Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2009

The audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009. Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2008. Representatives of Ernst & Young LLP will be present at the annual meeting, will be available to respond to appropriate questions and may make a statement if they so desire. In connection with the audit of our 2008 financial statements, we entered into an engagement letter with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP would perform audit services for us. The agreement provides that Ernst & Young LLP will not be liable to the Company for punitive damages, except for certain circumstances in connection with a shareholder derivative suit. We expect to enter into a similar engagement letter with Ernst & Young LLP for 2009.

Although we are not required to seek shareholder approval of this appointment, we believe it to be sound corporate governance to do so. If the appointment of Ernst & Young LLP is not ratified by our shareholders, our audit committee will investigate the reasons for the shareholder rejection and will consider appointing a different independent registered public accounting firm.

Our board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

Other Business

Certain Business Relationships with Related Persons

We may have transactions in the ordinary course of our business with unaffiliated companies of which certain of our board members, executive officers or members of their immediate family members are affiliated. We do not consider the amounts involved in such transactions to be material to our business or material in relation to the businesses of such other companies or the interests of the individuals involved. Additionally, several of our board members are members of one of our exchanges and may also serve as officers of one of our clearing firms. All payments made directly or indirectly to us in connection with trading activity on our exchange are on terms no more favorable than terms given to unaffiliated third parties.

The audit committee has adopted a written policy for the review of transactions with related persons. In accordance with the policy, the audit committee reviews all material facts of interested transactions that require the committee’s approval. If advance approval is not possible, then the transaction will be considered by the committee at its next meeting and the committee will determine whether it is appropriate to ratify such transaction. In determining whether to approve or ratify a transaction, the committee takes into account, among other factors it determines appropriate, whether the interested transaction is on terms no less favorable than terms generally available to any similarly situated, unrelated third parties under the same or similar circumstances and the extent of the person’s interest in the transaction. The audit committee determined that certain types of interested transactions should be considered pre-approved under the policy, including:

•	compensation provided to our executive officers and directors provided such compensation was approved by the compensation committee;

•

transactions that result from trading activities on our exchanges; provided such transactions are made in the ordinary course of our business on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties; and

•	charitable donations by us or one of our charitable foundations less than $100,000 or two percent (2%) of that entity’s total annual charitable receipts and other revenues, whichever is greater.

The following transactions were approved or ratified by the audit committee in accordance with the terms of the policy.

Transactions Relating to Trading Activity

Many of our board members trade on one or more of our exchanges and/or are employed as officers by one of our clearing firms. In 2008, we identified the following transactions relating to trading activity that we believe are considered “related party transactions” under the rules and regulations of the SEC. All transactions were conducted on the same terms and conditions as would have otherwise been provided to unaffiliated third parties.

•

Mr. Carey, our Vice Chairman, and Mr. Niciforo, a member of our board, are partners in the firm Henning & Carey. Henning & Carey made payments indirectly to us in excess of $120,000 through its clearing firm.

•	Mr. Pietrzak is a general partner of a company which made payments to us in excess of $120,000.

•	Mr. Shepard, one of our directors, owns a minority interest in one of our clearing firms, which made payments to us of approximately $36 million in 2008.

•	Mr. Stewart is the chief executive officer of one of our clearing firms, which made payments to us of approximately $14 million.

Leasing Relationships

As a result of the merger, we now own real estate located at 141 West Jackson Boulevard in Chicago. Messrs. Carey, Shepard, Stewart and Wescott lease office space at this location either directly or indirectly through firms in which they have an affiliation. These leases are on terms that are consistent with market terms provided to other unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms we have received during 2008, all of our officers and directors complied with their Section 16(a) filing requirements, except that in April 2008 we failed to timely report a sale of our Class A common stock by one of our board members, Mr. Carey.

By Order of the board of directors,

Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

Dated: March 30, 2009

Appendix A

Categorical Independence Standards

A director who satisfies the independence requirements of the applicable listing standards and meets all of the following categorical standards shall be presumed to be “independent”:

•

The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company’s present or former auditors.

•

Neither the director nor any member of his or her immediate family is a significant shareholder in the Company’s Class A Common Stock or Class B Common Stock. For purposes of this categorical standard, a shareholder shall be considered significant if the ownership of shares of Class A Common Stock is greater than five percent (5%) of the outstanding Class A Common Stock or if the ownership of shares of any series of Class B Common Stock is greater than five percent (5%) of the outstanding Class B Common Stock in such series.

•

Neither the director nor any member of his or her immediate family serves as an executive officer, director, trustee or is employed as a fundraiser of a civic or charitable organization that receives significant financial contributions from CME, CBOT, NYMEX or the CME Foundation, the CBOT Foundation or the NYMEX Foundation (excluding payments pursuant to a matching gift program). For purposes of this categorical standard, the Board of Directors shall determine whether a financial contribution is considered significant on a case-by-case basis; provided, however, that any contribution less than $100,000 or two percent (2%) of that entity’s total annual charitable receipts and other revenues, whichever is greater, shall be presumed to be insignificant.

In addition, the Board of Directors has determined that a director who acts as a floor broker, floor trader, employee or officer of a futures commission merchant, clearing member firm or other similarly situated person that intermediates transactions in or otherwise uses CME Group products and services shall be presumed to be “independent,” if he or she otherwise satisfies all of the above categorical standards and the independence requirements of the applicable listing standards and such transactions are made in the ordinary course of business of the Company on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties.

A-1

Appendix B

CME GROUP INC.

AMENDED AND RESTATED OMNIBUS STOCK PLAN

(Effective May 13, 2009)

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

1.1 Effective Date. The Plan was originally adopted as the Chicago Mercantile Exchange Omnibus Stock Plan effective as of February 7, 2000, and was amended and restated from time to time thereafter and is hereby further amended and restated as of May 13, 2009.

1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of Employees of the Company and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute “qualified performance-based compensation” under section 162(m) of the Code.

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Stock Awards, Performance Shares, Restricted Stock Units or Performance Stock Units.

2.4 Award Agreement” means the written agreement or notice setting forth the terms and conditions applicable to an Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Bonus Stock” means Shares under a Stock Award which are not subject to a Period of Restriction.

2.7 “Cause” means, except as otherwise specified in a particular Award Agreement or in an employment or similar agreement in effect between the Company or an Affiliate and an Employee (which definition shall govern if in effect), (a) the willful and continued failure (other than a failure resulting from the Participant’s Disability) to substantially perform the duties assigned by the Company, (b) the willful engaging in conduct which is demonstrably injurious to the Company, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company’s executives or employees, (c) any act of dishonesty, commission of a felony, or (d) a significant violation of any statutory or common law duty of loyalty to the Company; provided, however, that following a Change of Control, “Cause” means, except as otherwise specified in a particular Award Agreement or in an employment or similar agreement in effect between the Company or an Affiliate and an Employee (which definition shall govern if in effect), (a) the willful and continued failure (other than a failure resulting from the Participant’s Disability) to substantially perform the duties assigned by the Company, (b) the willful engaging in conduct which is demonstrably injurious to the Company, monetarily or otherwise, including conduct that does not conform to the standard of the Company’s executives or employees, (c) any act of dishonesty, commission of a felony, or (d) a significant violation of any statutory or common law duty of loyalty to the Company.

2.8 “Change of Control” means, the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule13d-3 promulgated under the 1934 Act) of 50% or more of either (1) the then outstanding Class A Shares (the “Outstanding Class A Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any increase in such percentage ownership of a Person to 50% or more resulting solely from any acquisition of shares directly from the Company or any acquisition of shares by the Company; provided, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 1% or more (measured as of the date of each such subsequent acquisition) to such Person’s beneficial ownership of Outstanding Class A Common Stock or Outstanding Company Voting Securities shall be deemed to constitute a Change of Control, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c) below or (iv) any acquisition by an underwriter holding securities for an offering of such securities; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Class A Common Stock and Outstanding Company Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Class A Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) individuals who were on the Incumbent Board continue to constitute at least a majority of the members of the board of directors of the corporation resulting from the Business Combination; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code (and to the extent necessary to comply with Section 409A of the Code) a Change of Control shall not be deemed to occur unless it qualifies as a change in ownership or effective control of the Company for purposes of Section 409A of the Code.

2.9 “Class A Shares” means shares of the Company’s Class A common stock, $.01 par value.

2.10 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.11 “Committee” means the Compensation Committee of the Board of Directors appointed (pursuant to Section 3.1) to administer the Plan.

2.12 “Company” means CME Group Inc. (formerly Chicago Mercantile Exchange Holdings Inc.), a Delaware corporation, or any successor thereto.

2.13 “Director” means any individual who is a member of the Board.

2.14 “Disability” means disability as determined pursuant to the long-term disability plan or policy of the Company or its Subsidiaries in effect at the time of such disability and applicable to a Participant.

2.15 “Employee” means an employee of the Company, its subsidiaries, or an Affiliate designated by the Board or the Committee (collectively “an Employer”). “Employee” does not include an individual who is not contemporaneously classified as an Employee for purposes of an Employer’s payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, any government agency or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Employee for purposes of this Plan. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of an Employer on an Employer’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder.

2.16 “Exercise Price” means the price at which a Share subject to an Option may be purchased pursuant to the exercise of the Option or the base price at which an SAR may be exercised with respect to a Share, as applicable.

2.17 “Fair Market Value” means, (i) the closing sales price per Share on such date, as reported by the Composite Transactions reporting system or if not so reported, as reported by the NASDAQ Global Select Market or (ii) in the event the Shares are not traded on such date, the closing price per Share, as so reported on the immediately preceding date on which trading occurred, or if not so reported, as reported by any national securities exchange on which the Shares are listed.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Grant Date” means, with respect to an Award, the date that the Award is granted.

2.20 “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of section 422 of the Code.

2.21 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22 “Option” means an option to purchase Shares which is granted by the Committee pursuant to Article 5.

2.23 “Participant” means an individual with respect to whom an Award has been granted and remains outstanding.

2.24 “Performance Goals” means such criteria and objectives as may be established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an Option or SAR, (ii) as a condition to the grant of an Award, or (iii) during the applicable Performance Period or Period of Restriction, as a condition to the Participant’s receipt of the Shares subject to a Restricted Stock Award, the receipt of Shares, cash or any combination thereof subject to a Performance Stock Unit Award or, in the case of a Performance Share Award, of the Shares subject to such Award and/or the payment with respect to such Award. In the case of an Award that is intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code, such Performance Goals may include any or all of the following or any combination thereof: gross margin, operating margin, revenue growth, free cash flow, cash earnings, operating expenses, expense reductions, operations efficiency, operating cash flow, earnings per share, economic value added, cash-flow return on investment, net income, total shareholder return, return on investment, return on equity, return on assets, the attainment by a Share of a specified Fair Market Value for a specified period of time, an increase in the Fair Market Value of a Share, or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Goals may relate to the performance of the Company, an Affiliate, any portion of the business, product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Committee. If the Committee desires that compensation payable pursuant to any Award subject to Performance Goals be “qualified performance-based compensation” within the meaning of section 162(m) of the Code, the Performance Goals (i) shall be established by the Committee no later than the end of the first 90 days of the Performance Period or Period of Restriction, as applicable (or such other time prescribed by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed by Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Goals be stated in terms of an objective formula or standard.

2.25 “Performance Period” means the period designated by the Committee during which the Performance Goals applicable to an Award shall be measured.

2.26 “Performance Share” means a right, contingent upon the attainment of specified Performance Goals within a specified Performance Period, to receive one Share, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Share in cash.

2.27 “Performance Stock Unit” means the right to receive cash or shares in the future subject to the satisfaction of performance targets, which may include Performance Goals.

2.28 “Period of Restriction” means the period during which Restricted Stock is subject to forfeiture and/or restrictions on transferability.

2.29 “Plan” means this CME Group Inc. Amended and Restated Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.30 “Restricted Stock Unit” means the right to receive cash or shares in the future subject to the satisfaction of conditions related to continued employment or service.

2.31 “Restricted Stock” means Shares under a Stock Award which are subject to a Period of Restriction.

2.32 “Retirement” means a Participant’s Termination of Service (other than for Cause) on or after attaining his or her “normal retirement date” as defined in the Pension Plan for Employees of Chicago Mercantile Exchange Inc. (whether or not such Participant participates in such plan).

2.33 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

2.34 “Share” means a share of any class, and of any series within a class, of the Company’s common stock.

2.35 “Stock Appreciation Right” or “SAR” means an Award, granted alone, in reference to or in tandem with a related Option, which pursuant to Article 6 is designated by the Committee as an SAR.

2.36 “Stock Award” means an Award of Restricted Stock or Bonus Stock.

2.37 “Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company (or of any parent or subsidiary as defined in section 424 of the Code).

2.38 “Termination of Service” means a “separation from service” within the meaning of Section 409A of the Code. For this purpose, a Termination of Service includes, but not by way of limitation, a termination by resignation, discharge with or without Cause, death, Disability, or Retirement, but excludes any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

ARTICLE 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” under section 162(m) of the Code and (c) an “independent director” under the listing standards applicable to the Company. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to

(a) determine which Employees shall be eligible to receive Awards and to grant Awards,

(b) prescribe the form, amount, timing and other terms and conditions of each Award,

(c) interpret the Plan and the Award Agreements,

(d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees,

(e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, and

(f) interpret, amend or revoke any such procedures or rules.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may, consistent with law, delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (a) any officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to “qualified performance-based compensation” under section 162(m) of the Code.

3.4 Decisions Binding. All determinations, decisions and interpretations by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, 8,045,975 Shares shall be available for grants of Awards under the Plan. The maximum number of Shares with respect to which Awards may be granted during any Fiscal Year to any person shall be 250,000, subject to adjustment as provided in Section 4.3. The maximum number of shares which may be granted under the Plan pursuant to Incentive Stock Options is 200,000. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof.

4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award or by reason of the delivery or withholding of Shares to pay all or a portion of the exercise price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under this Plan.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, Share combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number, class and series of securities available under the Plan, the number, class, series and purchase price of securities subject to outstanding Awards, and the numerical limits of Section 4.1 in such manner as the Committee in its sole discretion shall determine to be appropriate to prevent the dilution or diminution of such Awards. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an outstanding Award under this Plan, the Company shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the Exercise Price, if any, of such Award, provided that such payment may be accomplished in compliance with the provisions of Section 409A of the Code.

ARTICLE 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, that no Awards of Options shall be granted more than ten years after the date this amendment and restatement of the Plan is approved by the Company’s stockholders.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number, class and, if applicable, series of Shares to which the Option pertains (provided that Incentive Stock Options may be granted only with respect to Class A Shares), any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in section 424 of the Code) exceeds the amount established by the Code, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion.

5.3.1. Non-Qualified Stock Options. In the case of a Non-Qualified Stock Option, the Exercise Price may be equal to or greater than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as shall be determined by the Committee in its sole discretion.

5.3.2. Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that the Exercise Price with respect to a Ten Percent Shareholder shall not be less than one hundred-ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4 Expiration of Options.

5.4.1. Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.4.2. Termination of Service. Unless otherwise specified in the Award Agreement pertaining to an Option or provided by the Committee, each Option granted to a Participant shall terminate no later than the first to occur of the following events:

(a) The expiration of ninety (90) days from the date of the Participant’s Termination of Service for any reason other than the Participant’s death, Disability, Retirement or Termination of Service for Cause;

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of the Participant’s Disability or Retirement (provided, that the portion of any Incentive Stock Option exercised more than three months after such Termination of Service shall be deemed a Non-Qualified Option);

(c) The date of the Participant’s Termination of Service for Cause; or

(d) The expiration date specified in the Award Agreement pertaining to such Option.

5.4.3. Death of Employee. Unless otherwise specified in the Award Agreement pertaining to an Option, if a Participant to whom an Option has been granted dies while an Employee but prior to the expiration, cancellation, forfeiture or other termination of such Option, such Option shall become exercisable in full upon the Participant’s death and shall be exercisable thereafter until the earlier of (a) the expiration of one (1) year after the date of death, or (b) the expiration date specified in the Award Agreement pertaining to such Option.

5.5 Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share. The Exercise Price shall be payable to the Company in full in cash or its equivalent (including, but not limited to, by means of, a broker-assisted cashless exercise). The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Shares (which may be in book entry or certificate form) for such Shares with respect to which the Option is exercised.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Employees at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, that any tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

6.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that SARs may be granted only with respect to Class A Shares. Without limiting the foregoing, the Exercise Price with respect to Shares subject to an SAR may be equal to or greater than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as shall be determined by the Committee in its sole discretion; provided, that the Exercise Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.4 Expiration of SARs

6.4.1. Expiration Dates. Each SAR shall terminate not later than as of the expiration date specified in the Award Agreement pertaining to such SAR; provided, however, that the expiration date with respect to a tandem SAR shall not be later than expiration date of the related Option.

6.4.2. Termination of Service. Unless otherwise specified in the Award Agreement pertaining to an SAR, each SAR granted to a Participant shall terminate no later than the first to occur of the following events:

(a) The expiration of ninety (90) days from the date of the Participant’s Termination of Service for any reason other than the Participant’s death, Disability, Retirement or Termination of Service for Cause;

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of the Participant’s Disability or Retirement;

(c) The date of the Participant’s Termination of Service for Cause; or

(d) The expiration date specified in the Award Agreement pertaining to such SAR.

6.4.3. Death of Employee. Unless otherwise specified in the Award Agreement pertaining to an SAR, if a Participant to whom an SAR has been granted dies while an Employee but prior to the expiration, cancellation, forfeiture or other termination of such SAR, such SAR shall become exercisable in full upon the Participant’s death and shall be exercisable thereafter until the earlier of (a) the expiration of one (1) year after the date of death, or (b) the expiration date specified in the Award Agreement pertaining to such SAR.

6.5 Payment of SAR Amount. An SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee) setting forth the number of whole

SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The amount by which the Fair Market Value of a Share on the date of exercise exceeds the Exercise Price specified in the Award Agreement pertaining to such SAR; times

(ii) The number of Shares with respect to which the SAR is exercised.

6.6 Payment Upon Exercise of SAR. Unless otherwise specified in the Award Agreement pertaining to an SAR, payment to a Participant upon the exercise of the SAR may be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof.

ARTICLE 7

STOCK AWARDS

7.1 Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that Stock Awards may be granted only with respect to Class A Shares. The Award Agreement pertaining to a Stock Award shall specify whether it is a Restricted Stock Award or a Bonus Stock Award.

7.2 Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, any price to be paid for the Shares, the Performance Goals (if any) and Period of Restriction applicable to a Restricted Stock Award and such other terms and conditions as the Committee, in its sole discretion, shall determine. Bonus Stock Awards are not required to be subject to any Period of Restriction.

7.3 Transferability/Delivery of Shares. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend as described in Section 7.4.3. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or in part. Upon the grant of a Bonus Stock Award, subject to the Company’s right to require payment of any taxes, the Company shall deliver to Participant the requisite number of Shares (which may be in book entry or certificate form).

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1. General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2. Section 162(m) Performance Restrictions. In the case of Awards of Restricted Stock which are intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the Code, the Committee shall set restrictions based upon the achievement of Performance Goals.

7.4.3. Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the CME Group Inc. Amended and Restated Omnibus Stock Plan (the “Plan”) and in an Award Agreement (as defined by the Plan). A copy of the Plan and such Award Agreement may be obtained from the Secretary of CME Group Inc.”

7.5 Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction (and the satisfaction or attainment of any applicable Performance Goals) and, subject to the Company’s right to require payment of any taxes, the Company shall deliver to Participant the requisite number of Shares (which may be in book entry or certificate form).

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all ordinary dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, however, that Participants holding Shares of Restricted Stock subject to the achievement of Performance Goals may not receive dividends or other distributions until the Committee determines that Performance Goals have been satisfied. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. The Committee shall have the discretion to determine the treatment of any extraordinary dividends; provided, however, that Participants holding Shares of Restricted Stock subject to the achievement of Performance Goals may not receive any extraordinary dividends until the Committee determines that such Performance Goals have been satisfied. Any delayed dividend or distribution shall be paid in a manner which complies with the requirements of Section 409A of the Code.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for Awards under the Plan.

7.9 Termination of Service.

7.9.1. Disability, Retirement and Death. Unless otherwise specified in the Award Agreement pertaining to a Restricted Stock Award granted to a Participant, upon the Participant’s Termination of Service by reason of Disability, Retirement or death, the Period of Restriction shall terminate as of such date, and all Performance Goals shall be deemed to have been satisfied at the target level.

7.9.2. Other Termination of Service. Unless otherwise specified in the Award Agreement pertaining to a Restricted Stock Award granted to a Participant, upon the Participant’s Termination of Service for any reason other than Disability, Retirement or death, the portion of such Award which is subject to a Period of Restriction on such date shall be forfeited by the Participant and canceled by the Company.

ARTICLE 8

PERFORMANCE SHARE AWARDS

8.1 Performance Share Awards. Subject to the provisions of the Plan, Performance Share Awards may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that Performance Share Awards may be granted only with respect to Class A Shares.

8.2 Terms of Performance Share Award Agreement.

8.2.1. Number of Performance Shares and Performance Goals. The Award Agreement pertaining to a Performance Share Award shall specify the number of Performance Shares subject to the Award and the Performance Goals and the Performance Period.

8.2.2. Vesting and Forfeiture. The Award Agreement pertaining to a Performance Share Award shall specify, in the Committee’s discretion and subject to the terms of the Plan, for the vesting of such Award if specified Performance Goals are satisfied or met during the Performance Period, and for the forfeiture of all or a portion of such Award if specified Performance Goals are not satisfied or met during the Performance Period.

8.2.3. Settlement of Vested Performance Share Awards. The Award Agreement pertaining to a Performance Share Award (i) shall specify whether such Award may be settled in Shares (including Shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of Shares subject to such Award. If a Performance Share Award is settled in Shares of Restricted Stock, a certificate or certificates or book entry record representing such Restricted Stock shall be issued, and the Participant shall have such rights of a stockholder of the Company as determined pursuant to Section 7.6 and 7.7. Prior to the settlement of a Performance Share Award in Shares, including Restricted Stock, the Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to such Award. Settlement of a Performance Share Award shall occur within 30 days after the date the Performance Goals underlying such Award have been attained or are deemed to have been attained pursuant to Section 8.3.1. Notwithstanding any provision herein to the contrary, to the extent necessary to avoid adverse tax consequences to a Participant who is a “specified employee” under Section 409A of the Code, settlement of a Performance Share Award shall not be made until after the expiration of the six-month period commencing on the Participant’s Termination of Service.

8.3 Termination of Service.

8.3.1. Disability, Retirement and Death. Unless otherwise specified in the Award Agreement pertaining to a Performance Share Award granted to a Participant, upon the Participant’s Termination of Service by reason of Disability, Retirement or death, all Performance Goals shall be deemed to have been satisfied at the target level with respect to such Performance Share Award. In the case of an Award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the preceding sentence shall apply solely with respect to a Termination of Service by reason of Disability or death.

8.3.2. Other Termination of Service. Unless otherwise specified in the Award Agreement pertaining to a Performance Share Award granted to a Participant, upon the Participant’s Termination of Service for any reason other than Disability, Retirement or death, the portion of such Award which is subject to outstanding Performance Goals on such date shall be forfeited by the Participant and canceled by the Company.

ARTICLE 9

RESTRICTED STOCK UNIT AND PERFORMANCE STOCK UNIT AWARDS

9.1 Grant of Restricted Stock Unit and Performance Stock Unit Awards. Subject to the provisions of the Plan, Restricted Stock Unit and Performance Stock Unit Awards may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that Performance Stock Unit Awards may be granted only with respect to Class A Shares.

9.2 Terms of Restricted Stock Unit and Performance Stock Unit Award Agreement.

9.2.1. Number of Shares and Performance Goals. The Award Agreement pertaining to a Restricted Stock Unit or Performance Stock Unit Award shall specify the number of Shares subject to the Award and, in the case of Performance Stock Units, the performance metrics (which may include Performance Goals) and the Performance Period.

9.2.2. Vesting and Forfeiture. The Award Agreement pertaining to a Restricted Stock Unit or Performance Stock Unit Award shall specify, in the Committee’s discretion and subject to the terms of the Plan, for the vesting of such Award if the Participant’s employment or service continues for a specified period (in the case of a Restricted Stock Unit) or if specified Performance Goals are satisfied or met during the Performance Period (with respect to a Performance Stock Unit), and for the forfeiture of all or a portion of such Award if specified vesting criteria are not satisfied or met.

9.2.3. Settlement of Vested Restricted Stock Unit or Performance Stock Unit Award. The Award Agreement pertaining to a Restricted Stock Unit or Performance Stock Unit Award (i) shall specify whether such Award may be settled in Shares or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of Shares subject to such Award. Prior to the settlement of a Restricted Stock Unit or Performance Stock Unit Award in Shares, the Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to such Award. Settlement of a Performance Stock Unit Award shall occur within 30 days after the date the Performance Goals underlying such Award have been attained. Notwithstanding any provision herein to the contrary, to the extent necessary to avoid adverse tax consequences to a Participant who is a “specified employee” under Section 409A of the Code, settlement of a Restricted Stock Unit or Performance Stock Unit Award shall not be made until after the expiration of the six-month period commencing on the Participant’s Termination of Service.

9.3 Termination of Service. The treatment of Restricted Stock Unit or Performance Stock Unit Awards upon the Participant’s Termination of Service shall be set forth in the applicable Award Agreement. If such treatment is not set forth in the applicable Award Agreement, upon the Participant’s Termination of Service for any reason, the portion of such Award which is unvested on such date shall be forfeited by the Participant and canceled by the Company.

ARTICLE 10

MISCELLANEOUS

10.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and Affiliates is on an at-will basis only.

10.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5 Beneficiary Designations. A Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.6 Nontransferability of Awards. Unless otherwise determined by the Committee with respect to an Award other than an Incentive Stock Option, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

10.7 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary). Any delivery of Shares hereunder may be in book entry or certificate form, as determined by the Committee or its delegate, in its discretion.

10.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct (including, but not limited to, deduction through a broker-assisted cashless exercise) or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including, but not limited to, the Participant’s FICA and SDI obligations) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the minimum tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld.

10.10 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and shall be done in a manner so as not to result in taxation under Section 409A of the Code.

10.11 Change of Control. (a)(1) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change of Control pursuant to paragraphs (c) or (d) of Section 2.8 in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the 1934 Act, (i) all outstanding Options and SARs shall immediately become exercisable in full, (ii) the Period of Restriction applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Goals applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change of Control. In the event of any such substitution, the purchase price per share in the case of an Option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price.

(2) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change of Control pursuant to paragraph (a) or (b) of Section 2.8, or in the event of a Change of Control pursuant to paragraph (c) or (d) of Section 2.8 in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the 1934 Act, each outstanding Award shall be surrendered to the Company by the holder thereof, and each such Award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change of Control (or such later date as may be required for compliance with Section 409A of the Code), a cash payment from the Company in an amount equal to (i) in the case of an Option, the number of Shares then subject to such Option, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of occurrence of the Change of Control, over the purchase price per Share subject to the Option, (ii) in the case of an SAR other than a tandem SAR, the number of Shares then subject to such SAR, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of occurrence of the Change of Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of Shares or the number of Performance Shares, as the case may be, then subject to such Award, multiplied by the greater of (A) the highest per Share price offered to stockholders of the Company in any transaction whereby the Change of Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change of Control. Notwithstanding the foregoing, in the event of a Change in Control that does not constitute a “change in control event” as defined for purposes of Section 409A of the Code, the payment with respect to Performance Shares described in clause (iii) of the preceding sentence shall not be paid until the time prescribed in Section 8.2.3 or 9.2.3, as applicable.

In the event of a Change of Control, each tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related Option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

10.12 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares delivered pursuant to any Award made hereunder bear a legend in indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

ARTICLE 11

AMENDMENT, TERMINATION AND DURATION

11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including section 162(m) and section 422 of the Code; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without stockholder approval, no such amendment, alternation, suspension, discontinuation or termination shall be made that, absent such stockholder approval:

•	violates the rules or regulations of any securities listing exchange applicable to the Company;

•	increases the number of shares authorized under the Plan as specified in Section 4.1 of the Plan (other than pursuant to adjustments made under Article 4);

•	increases the number of shares subject to the limitations contained in Section 4.1 (other than pursuant to adjustments made under Article 4);

•	permits the Award of Options or SARs at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or SAR;

•	permits the repricing of Options or SARs, as prohibited by Article 12 of the Plan; or

•	expands the classes or categories of persons eligible to receive Awards under the Plan.

The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall, subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), terminate on June 30, 2012, unless earlier terminated by the Board. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 12

PROHIBITION ON REPRICING

12.1 Prohibition on Repricing. Except as provided in Section 4.3 of the Plan, no Option or SAR may be amended to reduce its initial exercise or grant price and no Option or SAR shall be cancelled in exchange for cash, other Awards or replaced with Options or SARs having a lower exercise or grant price, without the approval of the stockholders of the Company.

ARTICLE 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Section 409A. The Plan is intended to comply with Section 409A of the Code and the interpretative guidance thereunder and shall at all times be interpreted and administered in accordance with such intent. To the extent that any provision of the Plan violates Section 409A, such provision shall be automatically reformed, if possible, to comply with Section 409A or stricken from the Plan. If an operational failure occurs with respect to Section 409A requirements, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other individual to the Company.

13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Appendix C

CME GROUP INC.

2005 DIRECTOR STOCK PLAN

Amended and Restated Effective May 13, 2009

1. Purpose. The purpose of the CME Group Inc. 2005 Director Stock Plan (the “Plan”) is to provide CME Group Inc. (the “Company”) with an effective means of attracting, retaining, and motivating non-employee directors of the Company and to further align their interests with those of the Company’s shareholders by providing for or increasing their stock ownership interests in the Company.

2. Eligibility. Any director of the Company who is not an employee of the Company (“Eligible Director”) is eligible to participate in the Plan.

3. Administration. The Plan shall be administered by a Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) comprised solely of independent directors. Initially, the Committee responsible for the administration of the Plan shall be the Compensation Committee. Except as otherwise expressly provided in the Plan, the Committee shall have full power and authority to interpret and administer the Plan, to determine the Eligible Directors to receive awards and the amounts, types and terms of the awards, to adopt, amend, and rescind rules and regulations, and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration and implementation of the Plan, provided, however, that the Committee may not (subject to Section 8 hereof), after the date of any award, make any changes that would adversely affect the rights of a recipient under such award without the consent of the recipient. The determination of the Committee on all matters shall be final and conclusive and binding on the Company and all Eligible Directors and other interested parties.

4. Awards. Awards may be made by the Committee in such amounts as it shall determine in cash, in unrestricted shares of Class A common stock of the Company (“Common Stock”), in options to purchase shares of Common Stock of the Company (“Options”) or in shares of Common Stock subject to certain restrictions (“Restricted Stock”) or any combination thereof. There shall be 125,000 shares of Common Stock available for issuance in connection with awards under the Plan, subject to adjustment as provided in Section 8. To the extent shares subject to an outstanding award are not issued or delivered by reason of the expiration, termination, or cancellation or forfeiture or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then the corresponding number of shares which were reserved for issuance in connection therewith shall again be available for the purposes of the Plan. Shares available under the Plan may be authorized and unissued shares or may be treasury shares or a combination thereof.

5. Restricted Stock Grants. Awards of Restricted Stock may be granted by the Committee to Eligible Directors subject to such restrictions on transfer and forfeiture conditions as the Committee may deem appropriate. Shares subject to a grant of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the applicable period of restriction. Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement that shall specify the number of shares granted, the period of restriction applicable to the grant of Restricted Stock and such other terms and conditions as the Committee, in its sole discretion, shall determine. The period of restriction applicable to each grant of Restricted Stock which vests based upon continued service shall be at least one (1) year (subject to the change of control provisions set forth in Section 8). Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable period of restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Committee, which would permit transfer to the Company of all or a portion of the Restricted Stock in the event such Restricted Stock is forfeited in whole or in part. The Committee may, in its discretion, legend the certificates representing Restricted Stock during the applicable period of restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the CME Group Inc. 2005 Director Stock Plan (the “Plan”), and in a restricted stock agreement. A copy of the Plan and such restricted stock agreement may be obtained from the Secretary of CME Group Inc.”

During any applicable period of restriction, Eligible Directors holding Restricted Stock may exercise full voting rights with respect to such Restricted Stock and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock, unless otherwise provided in the applicable Restricted Stock agreement. Any delayed dividend or distribution shall be paid in a manner which complies with the requirements of Section 409A of the Internal Revenue Code.

6. Stock Option Awards.

a. Type of Options. Any Options granted under the Plan shall be in the form of Options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

b. Purchase Price. The purchase price of the Common Stock under each Option shall be determined by the Committee, but shall not be less than 100 percent of the fair market value of the Common Stock on the date of the award of the Option. “Fair market value” for purposes of the Plan means the closing transaction price of the Common Stock on the NASDAQ Global Select Market or other applicable exchange upon which the Common Stock is traded on the date as of which such value is being determined.

c. Terms and Conditions. The Committee shall establish (i) the term of each Option, (ii) the terms and conditions upon which, and the times when, each Option shall be exercised, and (iii) the terms and conditions under which Options may be exercised after termination as an Eligible Director for any reason for periods not to exceed three (3) years after such termination.

d. Expiration Dates. Each Option shall terminate not later than the date determined by the Committee; provided, however, that the expiration date shall not be later than the tenth anniversary of the grant date.

e. Purchase by Cash or Stock. The purchase price of shares purchased upon the exercise of any Option shall be paid (i) in full in cash, (ii) in whole or in part (in combination with cash) in full shares of Common Stock owned by the Eligible Director and valued at its fair market value on the date of exercise, or (iii) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the purchase price of the shares, all pursuant to procedures approved by the Committee consistent with the purposes of the Plan.

f. Transferability. Options shall not be transferable other than by will or pursuant to the laws of descent and distribution. During the lifetime of the person to whom an Option has been awarded, it may be exercisable only by such person or one acting in his or her stead or in a representative capacity. Upon or after the death of the person to whom an Option is awarded, an Option may be exercised by the Eligible Director’s legatee or legatees under his last will, or by the Option holder’s personal representative or distributee’s executive, administrator, or personal representative or designee in accordance with the terms of the Option.

7. Termination of Service. Unless otherwise provided by the Committee at the time of grant, if a director’s service ends for any reason other than by death, permanent disability (as determined by the Board) or expiration of his or her term of service as a director, any unvested portion of an award granted hereunder shall immediately terminate and be forfeited to the Company without consideration. Upon a termination of service due to death, permanent disability or expiration of term of service as a director, all unvested awards granted hereunder shall immediately become fully vested.

8. Adjustments and Reorganizations. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other similar change in the corporate structure of the Company affecting the Common Stock, the Committee shall adjust the number, class, type and series of securities available under the Plan, the number, class, type and series of securities or other property subject to outstanding awards under the Plan and the limitations set forth in Section 4 in such manner as the Committee in its sole discretion shall determine to be appropriate to prevent the dilution or diminution of outstanding awards under the Plan. Notwithstanding anything in this Plan to the contrary, all awards outstanding hereunder shall become fully vested upon the occurrence of a change of control. “Change of control” shall have the meaning set forth in the Company’s Amended and Restated Omnibus Stock Plan, as in effect on the date the amendment and restatement of this Plan is approved by shareholders of the Company.

9. Tax Withholding. The Company shall have the right to (i) make deductions from any settlement of an award under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any award, in each case in an amount sufficient to satisfy withholding of any federal, state, or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock to be used to satisfy required tax withholding based on the fair market value of any such shares of Common Stock, as of the appropriate time of each award.

10. Expenses. The expenses of administering the Plan shall be borne by the Company.

11. Amendments. The Board shall have complete power and authority to amend the Plan, provided that the Board shall not amend the Plan in any manner that requires shareholder approval under applicable law without such approval; provided, further, that notwithstanding any other provision of the Plan or any Award Agreement, without stockholder approval, no such amendment, alternation, suspension, discontinuation or termination shall be made that, absent such stockholder approval:

•	violates the rules or regulations of any securities listing exchange applicable to the Company;

•	increases the number of shares authorized under the Plan as specified in Section 4 of the Plan (other than pursuant to adjustments governed by Section 8);

•	increases the number of shares subject to the limitations contained in Section 4 of the Plan (other than pursuant to adjustments governed by Section 8);

•	permits the award of options with an exercise price less than 100% of the fair market value of a share on the date of grant of such option

•	permits the repricing of options, as prohibited by Section 12 of the Plan; or

•	expands the classes or categories of persons eligible to receive awards under the Plan.

No amendment to the Plan may, without the consent of the individual to whom the award shall theretofore have been awarded, adversely affect the rights of an individual under the award.

12. Prohibition on Repricing. Except for adjustment governed by Section 8 of the Plan, no outstanding option may be amended to reduce its initial exercise or grant price and no outstanding option shall be cancelled in exchange for cash, other awards or replaced with an option having a lower exercise or grant price, without the approval of the shareholders of the Company.

13. Governing Law; Requirements of Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of Common Stock thereunder, such award shall not be exercised or settled and such Common Stock shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

14. Effective Date of the Plan. The Plan shall become effective upon the date upon which it is approved by the Company’s shareholders.

15. Termination. The Board may terminate the Plan or any part thereof at any time, provided that no termination may, without the consent of the individual to whom any award shall theretofore have been made, adversely affect the rights of an individual under the award. The Plan shall terminate no later than April 27, 2015, unless earlier terminated by the Board.

16. Other Actions. Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company (a) to award options for proper corporate purposes otherwise than under the Plan to an employee or other person, firm, corporation, or association, or (b) to award options to, or assume the option of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation, or association. The grant of an award pursuant to the Plan is no guarantee that an Eligible Director will be renominated, reelected or reappointed as a director, and nothing in the Plan shall be construed as conferring upon an Eligible Director the right to continue to be associated with the Company as a director or otherwise.

17. Section 409A. The Plan and each award made under the Plan are intended to comply with or be exempt from Section 409A of the Internal Revenue Code and the interpretative guidance thereunder and shall at all times be interpreted and administered in accordance with such intent. To the extent that any provision of the Plan violates Section 409A, such provision shall be automatically reformed, if possible, to comply with Section 409A or stricken from the Plan. If an operational failure occurs with respect to Section 409A requirements, any affected Eligible Director shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from an Eligible Director or any other individual to the Company.

* * *

Appendix D

AMENDED AND RESTATED

CME GROUP INC. INCENTIVE PLAN FOR NAMED EXECUTIVE OFFICERS

(Amended and Restated as of May 13, 2009)

1. Purpose. The purpose of the CME Group Inc. Incentive Plan for Named Executive Officers is to align the interests of Company management with those of the shareholders of the Company by encouraging management to achieve goals intended to increase shareholder value.

2. Definitions. The following terms, as used herein, shall have the following meanings:

(a) “Award” shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

(e) “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

(f) “Company” shall mean CME Group Inc., a Delaware corporation, or any successor corporation.

(g) “Disability” shall mean permanent disability as determined pursuant to the long-term disability plan or policy of the Company or its Subsidiaries in effect at the time of such disability and applicable to a Participant.

(h) “Effective Date” shall mean January 1, 2003.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Participant” shall mean an employee of the Company or any Subsidiary of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

(k) “Performance Factors” shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Factors may include any or all of the following or any combination thereof: gross margin, operating margin, revenue growth, free cash flow, cash earnings, operating expense, expense reductions, operations efficiency, operating cash flow, earnings per share, economic value added, cash-flow return on investment, net income, total shareholder return, return on investment, return on equity, return on assets or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Factors may relate to the performance of the Company, a Subsidiary, any portion of the business, product line, or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted) or per unit basis. Where applicable, the Performance Factors may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a Subsidiary, a business unit, a product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the

Committee. Performance Factors may include a threshold level of performance below which no payment shall be made, levels of performance below the target level but above the threshold level at which specified percentages of the Award shall be paid, a target level of performance at which the full Award shall be paid, levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid, and a maximum level of performance above which no additional payment shall be made. Performance Factors may also specify that payments for levels of performances between specified levels will be interpolated.

(l) “Performance Period” shall mean the twelve-month periods commencing on January 1, 2003 and each January 1 thereafter, or such other longer or shorter periods as the Committee shall determine, consistent with the requirements of Section 162(m), if applicable.

(m) “Plan” shall mean this CME Group Inc. Incentive Plan for Named Executive Officers (formerly known as the Annual Incentive Plan for Highly Compensated Executives).

(n) “Subsidiary” shall mean any company, partnership, limited liability company, business or entity (other than the Company) of which at least 50% of the combined voting power of its voting securities is, or the operations and management are, directly or indirectly controlled by the Company.

3. Administration. The Plan shall be administered by a Committee of the Board. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and Performance Factors relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or the financial statements of the Company or its Subsidiaries, or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards (including provisions relating to a change in control of the Company); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved; provided, however, that the Committee shall have the authority to make appropriate adjustments in Performance Factors under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its Subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its Subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, and (8) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

The Committee shall consist of two or more persons each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

Subject to Section 162(m) of the Code or as otherwise required for compliance with other applicable law, the Committee may delegate all or any part of its authority under the Plan.

4. Eligibility. Awards may be granted to Participants in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Terms of Awards. Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

(a) In General. On or prior to the date on which 25% of a Performance Period has elapsed (but not later than the 90th day of such period), the Committee shall specify in writing, by resolution of the Committee or other appropriate action, the Participants for such Performance Period and the Performance Factors applicable to each Award for each Participant with respect to such Performance Period. Payment in respect of Awards shall be made only if and to the extent the minimum Performance Factors with respect to such Performance Period are attained.

(b) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, in no event shall payment in respect of Awards granted hereunder exceed $5,000,000 to any one Participant in any one year. The Committee may at its discretion decrease the amount of an Award payable upon attainment of the specified Performance Factors, but in no event may the Committee increase at its discretion the amount of an Award payable upon attainment of the specified Performance Factors.

(c) Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made in cash within two and one-half (2  1/2) months after the end of the Performance Period, but in no event shall such payments be made later than December 31 of the year after the end of the Performance Period.

6. Term. Subject to the approval of the Amended and Restated Plan by the holders of a majority of the Common Stock represented and voting on the proposal at the annual meeting of Company stockholders to be held in 2009 (or any adjournment thereof), the Plan shall be effective as of May 13, 2009 and shall continue in effect until the fifth anniversary of the date of such stockholder approval, unless earlier terminated as provided below.

7. General Provisions.

(a) Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b) Nontransferability. Awards shall not be transferable by a Participant.

(c) No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way whatever rights otherwise exist of the Company or its Subsidiaries to terminate such Participant’s employment or change such Participant’s remuneration.

(d) Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto.

(e) Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.

(f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(g) Termination of Employment.

(i) Unless otherwise provided by the Committee, and except as set forth in subparagraph (ii) of this Section 7(g), a Participant must be actively employed by the Company or its Subsidiaries at the time Awards are generally paid with respect to a Performance Period in order to be eligible to receive payment in respect of such Award.

(ii) Unless otherwise provided by the Committee, if a Participant’s employment is terminated as result of death, Disability or voluntary retirement with the consent of the Company prior to the end of the Performance Period, such Participant shall receive a pro rata portion of the Award that he or she would have received with respect to the applicable Performance Period provided that the minimum Performance Factors with respect to such Performance Period are attained. Such pro rata Award shall be payable at the time payment is made to other Participants in respect of such Performance Period.

(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j) Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

(k) Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

CME Group

A CME / Chicago Board of Trade/NYMEX Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CMEXZ1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CME GROUP INC.

1. Election of Equity Directors

The Board of Directors recommends a vote “FOR” the listed nominees.

Eight will be elected to a three-year term to the Board of Directors

01) Dennis H. Chookaszian 05) James E. Oliff

02) Robert F. Corvino 06) John L. Pietrzak

03) Larry G. Gerdes 07) Alex J. Pollock

04) Daniel R. Glickman 08) William R. Shepard

For Withhold For All

All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Issues

The Board of Directors recommends a vote “FOR” the following proposals.

2. To approve the CME Group Inc. Amended and Restated Omnibus Stock Plan.

3. To approve the CME Group Inc. Amended and Restated 2005 Director Stock Plan.

4. To approve the CME Group Inc. Amended and Restated Incentive Plan for Highly Compensated Executive Officers.

5. To ratify Ernst & Young LLP as our independent registered public accounting firm.

For Against Abstain

Yes No

Please indicate if you plan to attend this meeting.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class A common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CMEXZ2

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 13, 2009.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 4:00 p.m., Central Time, on Wednesday, May 13, 2009, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 16, 2009, upon the proposals as designated on the reverse side.

This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.

CME Group A CME / Chicago Board of Trade/NYMEX Company 20 S. WACKER DRIVE CHICAGO, IL 60606 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you call and then follow the instructions.

Please Note: When voting by phone on proposal 3, you must vote FOR FIVE shareholders and ABSTAIN from FIVE shareholders for your vote to be vaild. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CMEXZ3 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CME GROUP INC. For Withhold For All All All Except 1. Election of Equity Directors The Board of Directors recommends a vote “FOR” the listed nominees. Eight will be elected to a three-year term to the Board of Directors

01) Dennis H. Chookaszian 05) James E. Oliff 02) Robert F. Corvino 06) John L. Pietrzak 03) Larry G. Gerdes 07) Alex J. Pollock

04) Daniel R. Glickman 08) William R. Shepard To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. Election of Class B-1 Directors May select up to ONE of the following nominee(s) to be elected to a three-year term to the Board of Directors. VOTE will be INVALID if your selection EXCEEDS ONE (1) FOR Vote. For Abstain

B-1 Directors

2a. Jeffrey M. Bernacchi (JMB) 0 0

2b. William G. Salatich (SAL) 0 0

3. Election of 2010 Class B-1 Nominating Committee

May select up to FIVE of the following nominees to be elected to a one-year term to the Class B-1 Nominating Committee. VOTE

will be INVALID if your selection EXCEEDS FIVE (5) FOR votes.

For Abstain For Abstain

3a. William C. Bauman 0 0 3f. John C. Garrity 0 0

3b. Thomas A. Bentley 0 0 3g. Michael P. Savoca 0 0

3c. Jeffrey R. Carter 0 0 3h. Marc H. Seruya 0 0

3d. Michael J. Downs 0 0 3i. Aryeh (Leon) Shender 0 0

3e. John W. Fischer 0 0 3j. Robert D. Wharton 0 0

Issues

The Board of Directors recommends a vote

“FOR” the following proposal. For Against Abstain

4. To approve the CME Group Inc. Amended and 0 0 0

Restated Omnibus Stock Plan.

5. To approve the CME Group Inc. Amended and 0 0 0

Restated 2005 Director Stock Plan.

6. To approve the CME Group Inc. Amended and 0 0 0

Restated Incentive Plan for Highly Compensated

Executive Officers.

7. To ratify Ernst & Young LLP as our independent 0 0 0

registered public accounting firm.

Please indicate if you plan to attend this meeting. 0 0

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-1 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CMEXZ4

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 13, 2009.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 4:00 p.m., Central Time, on Wednesday, May 13, 2009, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-1 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 16, 2009, upon the proposals as designated on the reverse side.

This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 4, 5, 6 AND 7 ABSTAIN FROM PROPOSALS

2 AND 3 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER

MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

CME Group A CME / Chicago Board of Trade/NYMEX Company 20 S. WACKER DRIVE CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CMEXZ5 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CME GROUP INC. For Withhold For All

All All Except

1. Election of Equity Directors

The Board of Directors recommends a vote “FOR” the 0 0 0

listed nominees.

Eight will be elected to a three-year term to the

Board of Directors

01) Dennis H. Chookaszian 05) James E. Oliff

02) Robert F. Corvino 06) John L. Pietrzak

03) Larry G. Gerdes 07) Alex J. Pollock

04) Daniel R. Glickman 08) William R. Shepard

2. Election of Class B-2 Directors

May select up to ONE of the following nominee(s) to be elected to a three-year term to the Board of Directors. VOTE will be

INVALID if your selection EXCEEDS ONE (1) FOR Vote.

For Abstain

B-2 Directors

2a. Timothy A. Lattner (LTT) 0 0

2b. David J. Wescott (COT) 0 0

To withhold authority to vote for any individual

nominee(s), mark “For All Except” and write the

number(s) of the nominee(s) on the line below.

Issues

The Board of Directors recommends a vote

“FOR” the following proposals. For Against Abstain

3. To approve the CME Group Inc. Amended and 0 0 0

Restated Omnibus Stock Plan.

4. To approve the CME Group Inc. Amended and 0 0 0

Restated 2005 Director Stock Plan.

5. To approve the CME Group Inc. Amended and 0 0 0

Restated Incentive Plan for Highly Compensated

Executive Officers. 0 0 0

6. To ratify Ernst & Young LLP as our independent 0 0 0

registered public accounting firm.

Please indicate if you plan to attend this meeting. 0 0

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-2 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 13, 2009.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 4:00 p.m., Central Time, on Wednesday, May 13, 2009, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-2 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 16, 2009, upon the proposals as designated on the reverse side.

This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 3, 4, 5 AND 6 AND ABSTAIN FROM PROPOSAL 2 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

CME Group

A CME / Chicago Board of Trade/NYMEX Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CMEXZ7 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC.

1. Election of Equity Directors

The Board of Directors recommends a vote “FOR” the listed nominees.

Eight will be elected to a three-year term to the Board of Directors

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For Withhold For All

All All Except

01) Dennis H. Chookaszian 05) James E. Oliff

02) Robert F. Corvino 06) John L. Pietrzak

03) Larry G. Gerdes 07) Alex J. Pollock

04) Daniel R. Glickman 08) William R. Shepard

Issues

The Board of Directors recommends a vote “FOR” the following proposals. For Against Abstain

2. To approve the CME Group Inc. Amended and Restated Omnibus Stock Plan. 0 0 0

3. To approve the CME Group Inc. Amended and Restated 2005 Director Stock Plan. 0 0 0

4. To approve the CME Group Inc. Amended and Restated Incentive Plan for Highly Compensated Executive Officers. 0 0 0

5. To ratify Ernst & Young LLP as our independent registered public accounting firm. 0 0 0

Yes No

Please indicate if you plan to attend this meeting. 0 0

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-3 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CMEXZ8

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 13, 2009.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 4:00 p.m., Central Time, on Wednesday, May 13, 2009, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-3 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 16, 2009, upon the proposals as designated on the reverse side.

This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

CME Group

A CME / Chicago Board of Trade/NYMEX Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 12, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CMEXZ9 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC. For Withhold For All

All All Except

1. Election of Equity Directors

The Board of Directors recommends a vote “FOR” the 0 0 0

listed nominees.

Eight will be elected to a three-year term to the

Board of Directors

01) Dennis H. Chookaszian 05) James E. Oliff

02) Robert F. Corvino 06) John L. Pietrzak

03) Larry G. Gerdes 07) Alex J. Pollock

04) Daniel R. Glickman 08) William R. Shepard

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Issues

The Board of Directors recommends a vote “FOR” the following proposals. For Against Abstain

2. To approve the CME Group Inc. Amended and Restated Omnibus Stock Plan. 0 0 0

3. To approve the CME Group Inc. Amended and Restated 2005 Director Stock Plan. 0 0 0

4. To approve the CME Group Inc. Amended and Restated Incentive Plan for Highly Compensated Executive Officers. 0 0 0

5. To ratify Ernst & Young LLP as our independent registered public accounting firm. 0 0 0

Yes No

Please indicate if you plan to attend this meeting. 0 0

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-4 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CMEX10

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 13, 2009.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 4:00 p.m., Central Time, on Wednesday, May 13, 2009, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-4 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 16, 2009, upon the proposals as designated on the reverse side.

This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.